Exhibit 10.1

[***] indicates the omission of confidential portions for which confidential treatment has been requested. Such confidential information has been filed separately with the Securities and Exchange Commission.

PROCESSING SERVICES AGREEMENT

BETWEEN

CAPITAL ONE SERVICES, INC.

AND

TOTAL SYSTEM SERVICES, INC.

Dated

August 4, 2005

TABLE OF CONTENTS

1	BACKGROUND AND OBJECTIVES	1

1.1	BACKGROUND	1
1.2	GOALS AND OBJECTIVES	1
1.3	COLLATERAL AGREEMENTS	2

2	DEFINITIONS	3

2.1	CERTAIN DEFINITIONS	3
2.2	OTHER TERMS	13
2.3	INCLUSION OF AFFILIATES IN DEFINITION OF CAPITAL ONE AND TSYS; MEANING OF “PARTY”	14
2.4	RULES OF INTERPRETATION	14

3	SERVICES	15

3.1	PROVISION OF SERVICES	15
3.2	SERVICES PERFORMED BY CAPITAL ONE OR THIRD PARTIES	16
3.3	PERMITTED USERS AND CAPITAL ONE ACCOUNTS	16
3.4	RESPONSIBILITY FOR RESOURCES	18
3.5	FACILITIES	18
3.6	TRANSITION OF FUNCTIONS/CAPABILITIES TO [***] TS2	18
3.7	SPECIAL TERMS AND CONDITIONS FOR [***] AND [***]	18
3.8	OSFI ACCESS TO DATA AND INFORMATION	19

4	TERM	20

4.1	INITIAL TERM	20
4.2	RENEWAL	20

5	TSYS PERSONNEL	20

5.1	KEY TSYS POSITIONS	20
5.2	TSYS SERVICES MANAGER	21
5.3	RESOURCE POOL	22
5.4	QUALIFICATIONS AND RETENTION OF TSYS PERSONNEL	23
5.5	REMOVAL OF TSYS PERSONNEL	23
5.6	COMPLIANCE WITH EACH PARTY’S REGULATIONS AND POLICIES	23
5.7	USE OF SUBCONTRACTORS AND OTHER SUPPORT	25
5.8	OVERSIGHT CONTROLS	26

6	COMPLIANCE WITH LAWS	26

6.1	COMPLIANCE WITH LAWS	26
6.2	GRAMM-LEACH-BLILEY ACT, AND SIMILAR LAWS	27
6.3	BANK BRIBERY ACT AND FOREIGN CORRUPT PRACTICES ACT	27
6.4	CONSUMER CREDIT PROTECTION LAWS	28
6.5	OFFICE OF FOREIGN ASSETS CONTROL REGULATIONS	28
6.6	USA PATRIOT ACT AND PROCEEDS OF CRIME (MONEY LAUNDERING) AND TERRORIST FINANCING ACT IN CANADA	28

7	SERVICE LEVELS	28

8	PROPRIETARY RIGHTS	28

8.1	CAPITAL ONE MATERIALS	29
8.2	DEVELOPED MATERIALS	29
8.3	PROCESS FOR [***] THE LISTS	31
8.4	TSYS MATERIALS	32
8.5	THIRD PARTY MATERIALS	32
8.6	WHOLLY NEW DEVELOPED MATERIALS	33

- i -

8.7	WORKS MADE FOR HIRE	34
8.8	PATENT RIGHTS	34
8.9	[***] OF TSYS PATENTS	35
8.10	BANKRUPTCY CODE SECTION 365(N)	35
8.11	RESIDUAL KNOWLEDGE AND FURTHER RIGHTS	35
8.12	EXPORT	36
8.13	TS2 LICENSE OPTION	36

9	PROJECT AND CONTRACT MANAGEMENT	37

9.1	STEERING COMMITTEE	37
9.2	REPORTS AND MEETINGS	37
9.3	PROCEDURES MANUAL	38
9.4	CHANGE CONTROL	39
9.5	TECHNOLOGY PLANNING	40
9.6	TS2 DEVELOPMENT PRIORITIES	40
9.7	QUALITY ASSURANCE AND IMPROVEMENT PROGRAMS	40
9.8	COORDINATION OF ADDITIONAL MARKETING TO CAPITAL ONE	40
9.9	NO AMENDMENT AND ORDER OF PRECEDENCE	41

10	CAPITAL ONE RESPONSIBILITIES	41

10.1	RESPONSIBILITIES	41
10.2	SAVINGS CLAUSE	42

11	CHARGES AND PAYMENT TERMS	42

12	AUDITS	43

12.1	GENERALLY	43
12.2	SAS 70 AUDITS	43
12.3	REGULATORY AUDITS	44
12.4	CAPITAL ONE AUDITS	44
12.5	AUDIT FOLLOW-UP AND NOTIFICATION	47
12.6	RECORDS RETENTION	47
12.7	OVERCHARGES	48

13	SAFEGUARDING OF DATA; CONFIDENTIALITY	48

13.1	SAFEGUARDING CAPITAL ONE DATA	48
13.2	GLB COMPLIANCE	49
13.3	CONFIDENTIALITY	50
13.4	DISCLOSURES REQUIRED BY LAW	54
13.5	NO IMPLIED RIGHTS	54
13.6	RETURN OF CONFIDENTIAL INFORMATION	54
13.7	CORPORATE RISK CONTROLS AND INFORMATION SECURITY REVIEW	55

14	REPRESENTATIONS AND WARRANTIES	56

14.1	SYSTEM QUALITY AND COMPLIANCE	56
14.2	[***] PERFORMANCE	56
14.3	WORK STANDARDS	56
14.4	EFFICIENCY AND COST EFFECTIVENESS	57
14.5	TECHNOLOGY	57
14.6	OPEN SOURCE SOFTWARE	57
14.7	NON-INFRINGEMENT	57
14.8	OWNERSHIP OR AUTHORIZATION TO USE	57
14.9	AUTHORIZATION AND OTHER CONTRACTS	58
14.10	INDUCEMENTS	58
14.11	USER DOCUMENTATION	58
14.12	VIRUSES	58

- ii -

14.13	DISABLING CODE	58
14.14	DELIVERABLES	59
14.15	DISCLAIMER	59

15	INSURANCE	59

15.1	INSURANCE COVERAGE	59
15.2	INSURANCE PROVISIONS	60
15.3	RISK OF LOSS	61

16	INDEMNITIES	61

16.1	INDEMNITY BY TSYS	61
16.2	INDEMNITY BY CAPITAL ONE	62
16.3	ADDITIONAL INDEMNITIES	63
16.4	INFRINGEMENT	63
16.5	INDEMNIFICATION PROCEDURES	65
16.6	SUBROGATION	66

17	LIABILITY AND FORCE MAJEURE	66

17.1	GENERAL INTENT	66
17.2	LIABILITY RESTRICTIONS	67
17.3	FORCE MAJEURE	68
17.4	LIMITATION OF ACTIONS	69

18	DISPUTE RESOLUTION	69

18.1	INFORMAL DISPUTE RESOLUTION	69
18.2	ARBITRATION	70
18.3	CONTINUED PERFORMANCE	71
18.4	INJUNCTIVE RELIEF; SPECIFIC PERFORMANCE	71
18.5	GOVERNING LAW	71
18.6	EXPEDITED DISPUTE RESOLUTION	72
18.7	BINARY ARBITRATION	72

19	TERMINATION	73

19.1	TERMINATION FOR CAUSE	73
19.2	TERMINATION FOR CONVENIENCE	74
19.3	TERMINATION DUE TO ELECTION OF LICENSE OPTION	74
19.4	TERMINATION DUE TO FORCE MAJEURE EVENT	74
19.5	TERMINATION DUE TO [***] CONSTRAINTS	75
19.6	TERMINATION DUE TO TSYS’ FINANCIAL INABILITY TO PERFORM	75
19.7	EXTENSION OF TERMINATION/EXPIRATION EFFECTIVE DATE	75
19.8	TERMINATION/EXPIRATION ASSISTANCE	76

20	GENERAL	77

20.1	BINDING NATURE AND ASSIGNMENT	77
20.2	NO COLLATERAL DOCUMENTS	77
20.3	MUTUALLY NEGOTIATED	78
20.4	NOTICES	78
20.5	COUNTERPARTS	79
20.6	RELATIONSHIP OF PARTIES	80
20.7	SEVERABILITY	80
20.8	CONSENTS AND APPROVAL	80
20.9	WAIVER OF DEFAULT; CUMULATIVE REMEDIES	80
20.10	SURVIVAL	81
20.11	PUBLIC DISCLOSURES	81
20.12	SERVICE MARKS	81

- iii -

20.13	THIRD PARTY BENEFICIARIES	81
20.14	NONSOLICITATION OF EMPLOYEES	81
20.15	COVENANT OF GOOD FAITH AND FAIR DEALING	82
20.16	ENTIRE AGREEMENT; AMENDMENT	82

- iv -

SCHEDULES

Schedule A:	Services
Schedule B:	Service Levels
Schedule C:	Charges
Schedule D:	Key TSYS Positions
Schedule E:	[***] List
Schedule F:	Capital One Competitors
Schedule G:	Permitted Subcontractors
Schedule H:	Form of TS2 License Agreement
Schedule I:	Form of Non-Disclosure/[***] Agreements
Schedule J:	Initial List of TSYS Personnel with Access to [***] Capital One
[***]
Schedule K:	Third Party Materials
Schedule L:	Initial Specifications for the TSYS System
Schedule M:	Form of Commencement Date Acknowledgement
Schedule N:	Capital One Initial Conversion Requirements
Schedule O:	Disclosure Schedule
Schedule P:	Form of [***]
Schedule Q:	Form of [***] Escrow Agreement
Schedule R:	Reports and Meetings
Schedule S:	Form of COF Guarantee
Schedule T:	Form of [***] Addendum
Schedule U:	Travel and Expense Guidelines
Schedule V:	Screening Requirements
Schedule W:	TSYS Facilities
Schedule X:	List of [***] Capital One
Schedule Y:	Procedures Manual Table of Contents

- v -

PROCESSING SERVICES AGREEMENT

PROCESSING SERVICES AGREEMENT made and effective as of August 4, 2005 (the “Effective Date”), by and between CAPITAL ONE SERVICES, INC. (“Capital One”), a Delaware corporation having offices at 1680 Capital One Drive, McLean, Virginia 22102-3491, and TOTAL SYSTEM SERVICES, INC. (“TSYS”), a Georgia corporation having offices at 1600 First Avenue, Columbus, Georgia 31901-1804.

1	BACKGROUND AND OBJECTIVES

1.1	Background

This	Agreement is being made and entered into with reference to the following:

(a) Capital One is (directly or indirectly) a subsidiary of Capital One Financial Corporation (“COF”), which through its banking subsidiaries is one of North America’s largest consumer finance businesses, with large portfolios of credit cards and other consumer and small business finance accounts. Capital One currently performs the necessary data processing of such accounts through its own proprietary computer systems;

(b) TSYS is one of North America’s largest providers of account processing services for consumer finance companies, and provides such services through a number of computer systems, including its newest system known as TS2;

(c) Capital One desires that certain transaction and account processing, software development, and related activities be provided and managed by an experienced and capable vendor skilled in the performance of these functions;

(d) Capital One has also licensed TSYS’ [***] system pursuant to a [***] agreement; and

(e) TSYS wishes to perform the services provided for herein for Capital One.

1.2	Goals and Objectives

The goals and objectives set forth in this Section 1.2 are intended to be a general introduction to this Agreement and are not intended to expand the scope of the parties’ obligations under this Agreement or to alter the plain meaning of the terms and conditions of this Agreement. Moreover, the parties acknowledge that such goals and objectives are not necessarily obligations of either party, and neither party shall be liable for failing to achieve any such goals or objectives except to the extent otherwise provided in other provisions of this Agreement, including to the extent a goal or objective is made an obligation of a party under other provisions of this Agreement. For purposes of the informal dispute resolution process under Section 18.1, the parties shall use the following goals and objectives as a guide. However, for purposes of any formal dispute resolution process under any other provision of Section 18, such goals and objectives shall be considered only to the extent the terms and conditions of this Agreement are unclear or ambiguous, and in such case such terms and conditions are to be interpreted and construed in light of the following goals and objectives.

Subject to the foregoing, Capital One and TSYS have agreed upon the following specific goals and objectives for the relationship resulting in this Agreement:

(a) providing Capital One access to and use of a market competitive card transaction and account processing platform on a basis that does not enable Capital One to become a competitor to TSYS in the third party account processing business;

(b) establishing and maintaining a joint development pool (of TSYS and Capital One resources) to implement changes to [***] TS2, including (if requested by Capital One) new functionality developed by TSYS for its then-existing TS2 Processing Platform, custom enhancements and changes required to meet regulatory and Association requirements, so that Capital One resources develop and retain an understanding of [***] TS2;

(c) providing Capital One a reliable processing platform and environment in which the Services are performed primarily on [***] to Capital One;

(d) establishing a relationship in which TSYS has responsibility for providing, maintaining, and supporting the Services, and recognizes the [***] impact of Service disruptions on Capital One;

(e) providing a pricing structure that is designed to: (i) provide Capital One competitive pricing in comparison to other appropriately comparable TSYS customers; (ii) motivate TSYS to disclose and provide to Capital One the benefit of any lower pricing provided to such TSYS customers without action on the part of Capital One; and (iii) provide a reasonable overall profit to TSYS;

(f) forming a relationship that is designed to enable Capital One to achieve faster time to market and more flexibility than it could achieve on its own;

(g) achieving a contractual arrangement that is responsive to the changing demands of Capital One’s businesses and Capital One’s requests to implement new TSYS products and enhancements within [***] TS2, while also accommodating material changes in volumes;

(h) ensuring that Capital One is [***] additional functionality and products provided or made available by TSYS to its other [***] TS2, [***], and [***] customers;

(i) creating incentive arrangements to encourage superior performance while providing Capital One the flexibility to change service vendors or resume internal operations;

(j) providing Capital One the right to license the software used by TSYS to provide the Services; and

(k) protecting the parties’ respective intellectual property.

1.3	Collateral Agreements

Simultaneously with the execution and delivery of this Agreement, the parties or their respective Affiliates have executed and delivered the TS2 License Agreement, the [***] Agreement, the COF Guarantee, and the [***] Addendum. In addition, the parties shall use Commercially Reasonable Efforts to cause the third party escrow agent to execute the [***] Escrow Agreement within [***] days of the Effective Date. The parties have agreed to the terms of the [***] Escrow Agreement included in Schedule Q and shall be reasonable in accommodating changes thereto that are required by the third party escrow agent.

2	DEFINITIONS

2.1	Certain Definitions

As used in this Agreement:

(a) “AAA” shall mean the American Arbitration Association and its successors.

(b) “Account” shall mean a unique representation of the data and current financial status of a customer account relationship for a credit, debit, private label, small business, line of credit, stored value or closed end account issued to a person who either currently has or at the time of origination had a United States or Canadian mailing address, and such other accounts as the parties may agree to from time to time.

(c) “Actual Migration Completion Date” shall have the meaning given in Section 13.4(b) of Schedule A.

(d) “Affiliate” shall mean, with respect to any entity, any other entity Controlling, Controlled by, or under common Control with, such entity at the time in question.

(e) “Agreement” shall mean this Processing Services Agreement, including the Main Body of the Agreement and all schedules, exhibits, and attachments hereto (other than the TS2 License Agreement, the [***] Agreement, and the [***] Escrow Agreement), as may be amended by the parties in accordance with Section 20.16.

(f) “Applicable Laws” shall mean:

(i) any law, statute, regulation, ordinance, or subordinate legislation in force from time to time to which a party or its Affiliates is subject;

(ii) the common law as applicable to the parties from time to time;

(iii) any court order, judgement, or decree that is binding on a party or its Affiliates; and

(iv) any directive, policy, rule, or order that is binding on a party or its Affiliates and that is made or given by any Association, Regulator, or other government or government agency, of, in the case of items (i) through (iv) above, any (x) country, or other national, federal, commonwealth, state, provincial, or local jurisdiction, (y) Association, or (z) exchange or association whose regulations are binding on either party pursuant to a self-regulating mechanism approved by a governmental entity.

(g) “Applications Software” or “Application” shall mean Software (including the supporting documentation, media, on-line help facilities, and tutorials) that performs specific user related data processing and telecommunications tasks in connection with the Services. The Software portions of TS2, [***], and [***] are each Applications Software.

(h) “Association(s)” shall mean Visa and MasterCard and any other card associations with which any of the Capital One Accounts receiving the Services may be associated from time to time, including American Express and Discover Card.

(i) “Bankruptcy Code” shall have the meaning given in Section 8.10.

(j) “BIN/ISO” shall mean a bank identification number or prefix used to identify Association member transactions and groups of Accounts.

(k) “Business Day” shall mean every day Monday through Friday other than those holidays when Capital One’s corporate headquarters is not scheduled to be open for business. References in this Agreement to “days” that do not specifically refer to Business Days are references to calendar days.

(l) “Canadian Privacy Legislation” shall mean the Personal Information and Electronics Documents Act, S.C. 2001, c-5, the Act Respecting the Protection of Personal Information in the Private Sector, R.S.Q. c. P-39.1, the Personal Information Protection Act, S.B.C. 2003, c-63, the Personal information Protection Act, R.S.A., c. P-65, and any similar legislation applicable in Canada.

(m) “Capital One Account” shall have the meaning given in Section 3.3(b).

(n) “Capital One Audit” shall have the meaning given in Section 12.4.

(o) “Capital One Auditors” shall have the meaning given in Section 12.1.

(p) “Capital One Competitor” shall mean each of the entities listed in Schedule F and their respective Affiliates, as such Schedule may be updated from time to time by Capital One in its sole discretion, provided the list may not contain [***] entities any [***].

(q) “Capital One Confidential Information” shall have the meaning given in Section 13.3(a).

(r) “Capital One Contract Manager” shall have the meaning given in Section 10.1(a).

(s) “Capital One Data” shall mean information of Capital One entered into the TSYS System (and/or, to the extent [***] stores data separately from the TSYS System and TSYS is providing hosting services, [***]) by or on behalf of Capital One and information derived from such information, including as stored in or processed through the TSYS System (or [***], as the case may be).

(t) “Capital One Designee” shall have the meaning given in Section 19.8.

(u) “Capital One Developed Materials” shall mean the following:

(i) Developed Materials that (A) are modifications to, or derivative works, upgrades, or enhancements of, Capital One Materials and (B) do not incorporate any TSYS Materials and are not modifications to, or derivative works, upgrades or enhancements of, TSYS Materials; and

(ii) Non-Software Developed Materials that are predominantly comprised of pre-existing Capital One Materials. For example, pre-existing Capital One training materials, documentation, business plans, and similar non-Software materials that are modified within the scope of this Agreement using TSYS Materials would be Capital One Developed Materials.

(v) “Capital One Directions” shall have the meaning given in Section 6.1(b).

(w) “Capital One Initial Conversion Requirements” shall mean the functionality, scalability, and business requirements attached as Schedule N.

(x) “Capital One [***]” shall have the meaning given in Section 13.3(e).

(y) “Capital One Materials” shall mean the following:

(i) all Software and non-Software materials, such as business plans, credit risk models, optimization models, authorization models, marketing and product strategies, Capital One process and procedure descriptions, manuals, and training materials, owned or developed by Capital One or a Capital One Affiliate;

(ii) Third Party Materials licensed to Capital One or any Capital One Affiliate and used by, or made available to, TSYS in connection with this Agreement; and

(iii) Capital One Developed Materials.

(z) “Capital One Legal Requirements” shall have the meaning given in Section 6.1.

(aa) “Capital One Operating Environment” shall mean the information technology software, equipment, systems, processes, and procedures used by any of Capital One and Capital One Affiliates, and their respective suppliers, to interface with the TSYS System, [***], and [***] and to access and utilize the Services. The Capital One Operating Environment shall not include any portion of the TSYS System or, so long as TSYS is providing hosting services in connection therewith, the portions of [***] for which TSYS is providing hosting services.

(bb) “[***] TS2” shall mean the [***]version of TS2 that TSYS uses (along with [***]) to provide Services to Capital One under this Agreement. At the Commencement Date, [***] TS2 shall be a [***] of TS2 that has been [***] for in the Initial Conversion Plan. Thereafter, [***] TS2 shall be [***] for [***] during the Term as provided in this Agreement.

(cc) “[***] Failure” shall mean a failure of [***] of the TSYS System and, as a result of [***], the [***], to be available for use for Capital One Accounts for a [***].

(dd) “Change Control Procedure” shall have the meaning given in Section 9.4.

(ee) “Charges” shall have the meaning given in Section 1.1 of Schedule C.

(ff) “COF” shall have the meaning given in Section 1.1(a).

(gg) “COF Guarantee” shall mean the agreement between TSYS and COF in the form of Schedule S.

(hh) “Commencement Date” shall mean the date on which the final Conversion event identified in the Initial Conversion Plan is completed. Within [***] days after such date, the parties shall execute an acknowledgement thereof in the form of Schedule M.

(ii) “Commercially Reasonable Efforts” shall mean taking such steps and performing in such a manner as a well managed business would when such business is acting in a determined, prudent, and reasonable manner to achieve a particular desired result for its own benefit.

(jj) “Compliance Enhancement” shall have the meaning given in Section 6.1(e).

(kk) “Confidential Information” shall have the meaning given in Section 13.3(a).

(ll) “Control” and its derivatives mean with regard to any entity the legal, beneficial or equitable ownership, directly or indirectly, of more than [***] percent ([***]%) of the capital stock (or other ownership interest if not a stock corporation) of such entity ordinarily having voting rights.

(mm) “Conversion” and its derivatives (such as “Converted”) shall mean:

(i) the transfer of data relating to Capital One Accounts from the processing system(s) in which that data currently resides and is processed to the TSYS System (and, as applicable, [***]);

(ii) the migration from the current processing system(s) to the TSYS System (and, as applicable, [***]) for the performance of the various processing functions;

(iii) implementation of all functionality contained in the applicable Specifications and completion of the activities in the applicable Conversion Plan; and

(iv) all activities necessary to complete the activities described in items (i), (ii), and (iii) above.

(nn) “Conversion Plan” shall have the meaning given in Section 3.1 of Schedule A.

(oo) “Customer Information” shall have the meaning given in Section 13.2.

(pp) “Default Rate” shall have the meaning given in Section 8.5(c) of Schedule C.

(qq) “Deliverables” shall mean each of the Software, documentation, and other deliverables TSYS is required to deliver under this Agreement (including the Conversion Plans) and any other deliverables agreed upon by the parties in writing.

(rr) “Developed Materials” shall mean all [***] that are developed by TSYS and/or the Development Pool within the scope of this Agreement, which includes all of the development described in the Initial Conversion Plan. Developed Materials will [***] (i) any materials developed by or on behalf of either party outside of the scope of this Agreement; (ii) any Wholly New Developed Materials; [***] (iii) any modifications to the [***].

(ss) “Development Pool” shall have the meaning given in Section 4.1 of Schedule C.

(tt) “Development Methodology” shall mean the TSYS development methodology set forth in the Procedures Manual applicable to TS2.

(uu) “Dispute Date” shall have the meaning given in Section 18.1(a).

(vv) “[***] Account” shall have the meaning given in Section 3.3(e).

(ww) “Documentation” shall mean TSYS documentation that:

(i) instructs or assists users, operators, and system personnel in the operation and use of the TSYS System, [***] (as applicable), and the Services; and/or

(ii) describes the features, functions, and operation of the TSYS System, [***], and the Services, as such documentation exists on the Effective Date and is updated from time to time, including the Procedures Manual.

(xx) “Effective Date” shall have the meaning given in the preamble of this Agreement.

(yy) “Equipment” shall mean the computer and telecommunications equipment (without regard to the entity owning or leasing such equipment) used by TSYS to provide the Services. Equipment includes any of the following that are used by TSYS to provide the Services: (i) computer equipment, including associated attachments, features, accessories, peripheral devices, and other computer equipment; (ii) telecommunications equipment, including private branch exchanges, multiplexors, modems, CSUs/DSUs, hubs, bridges, routers, switches, and other telecommunications equipment; and (iii) related services (e.g., maintenance and support services, upgrades, subscription services) provided by third parties (e.g., manufacturer and lessor) in the same contract covering the provision of such Equipment.

(zz) “[***]” shall mean the third party software used to [***] that Capital One licenses pursuant to a separate agreement with [***].

(aaa) “Force Majeure Event” shall have the meaning given in Section 17.3.

(bbb) “GLB Act” shall mean the Gramm-Leach-Bliley Act, 15 USC §6801 et seq., and the implementing regulations and regulatory interpretations thereto, as amended from time to time.

(ccc) “GLB Regulations” shall have the meaning given in Section 13.2.

(ddd) “Intellectual Property Rights” shall mean, collectively, Patent Rights and Non-Patent Intellectual Property Rights.

(eee) “[***] List” shall mean the list of functionalities set forth in the attached Schedule E as of the Effective Date and any other functionalities [***] such list pursuant to Section 8.3.

(fff) “[***] List Materials” shall mean TSYS Developed Materials that are developed to provide functionalities on the [***] List.

(ggg) “Initial Conversion” shall have the meaning given in Section 3.4 of Schedule A.

(hhh) “Initial Conversion Plan” shall have the meaning given in Section 3.4 of Schedule A.

(iii) “Initial Term” shall have the meaning given in Section 4.1.

(jjj) “[***]” shall mean the [***] held by [***] (and their successors and assigns) listed in Schedule X and any additional [***] which Capital One [***] from either or both of them after the Effective Date.

(kkk) “Key TSYS Positions” shall have the meaning given in Section 5.1.

(lll) “Licensed Materials” shall have the meaning given in the TS2 License Agreement.

(mmm) “List” shall mean the [***] List or the [***] List.

(nnn) “Losses” shall mean all losses, liabilities, damages, and claims, and all related costs and expenses (including reasonable legal fees and disbursements and costs of investigation, litigation, settlement, judgment, interest, and penalties).

(ooo) “Main Body of the Agreement” shall mean, collectively, the preamble and Sections 1 through 20 of this Agreement.

(ppp) “MasterCard” shall mean, individually or collectively, as appropriate, MasterCard® International Incorporated and its Affiliates and their respective successors and assigns.

(qqq) “Migration” shall have the meaning given in Section 13.1 of Schedule A.

(rrr) “Migration Plan” shall have the meaning given in Section 13.1 of Schedule A.

(sss) “[***]” shall have the meaning given in Section 3.6(a) of Schedule C.

(ttt) “Monthly Performance Report” shall have the meaning given in Section 9.2(a).

(uuu) “New Additional Services” shall have the meaning given in Section 5.2 of Schedule C.

(vvv) “Non-Patent Intellectual Property Rights” shall mean, on a worldwide basis, any and all:

(i) rights associated with works of authorship and literary property, including copyrights, moral rights of an author of a copyrightable work (including any right to be identified as the author of the work or to object to derogatory treatment of the work), and mask-work rights;

(ii) trade marks, service marks, logos, trade dress, trade names, whether or not registered, and the goodwill associated therewith;

(iii) rights relating to know-how or trade secrets, including ideas, concepts, methods, techniques, inventions (whether or not developed or reduced to practice);

(iv) rights in domain names, universal resource locator addresses, telephone numbers (including toll free numbers), and similar identifiers;

(v) other intellectual and industrial property rights (other than Patent Rights) of every kind and nature, however designated, whether arising by operation of law, contract, license or otherwise; and

(vi) registrations, initial applications (including intent to use applications), renewals, extensions, continuations, divisions, or reissues thereof now or hereafter in force (including any rights in any of the foregoing).

(www) “Notice of Election” shall have the meaning given in Section 16.5.

(xxx) “Object Code” shall mean computer programming code (including microcode, as applicable) in binary form. Object Code is directly executable by a computer after processing, but without compilation or assembly.

(yyy) “[***] List” shall mean a [***] number of [***] designated by Capital One that Capital One desires to [***] after the Commencement Date, that are [***] to give Capital One a [***], that at the time of [***] Capital One [***] the Development Pool [***], and that at the time of [***] TSYS’ Development Pipeline or [***] in the [***]. Additionally, if any [***] on the [***] List is not [***] by the Commencement Date it shall be automatically [***] on the [***] List.

(zzz) “Out-of-Pocket Expenses” shall mean reasonable, demonstrable, and actual out-of-pocket expenses that are incurred by TSYS in connection with providing the Services, but not including TSYS’ overhead costs (or allocations thereof), administrative expenses, or other mark-ups. Out-of-Pocket Expenses shall be calculated at TSYS’ actual incremental expense and shall be net of all rebates and allowances received by TSYS or its Affiliates. Where TSYS incurs an Out-of-Pocket Expense from an Affiliate of TSYS, the amount charged to Capital One shall be no greater than would have been paid to such Affiliate in an arm’s length transaction between unaffiliated companies at fair market value. Pass Through Expenses are not Out-of-Pocket Expenses.

(aaaa) “Pass-Through Expenses” shall have the meaning given in Section 8.1 of Schedule C.

(bbbb) “Patent Rights” shall mean rights in patents and patentable subject matter, and patent registrations, initial applications, renewals, extensions, continuations, divisions, or reissues thereof now or hereafter in force (including any rights in any of the foregoing).

(cccc) “Permitted Subcontractors” shall mean those subcontractors of TSYS:

(i) identified in Schedule G;

(ii) whose approval by Capital One is not required pursuant to Section 5.7; and

(iii) any other subcontractor(s) approved by Capital One pursuant to Section 5.7,

unless and until (in each case of (i), (ii), and (iii)) approval of such subcontractor is rescinded by Capital One in accordance with Section 5.7.

(dddd) “Permitted Users” shall have the meaning given in Section 3.3(a).

(eeee) “Personally Identifiable Information” shall mean any information that (i) is defined as “personal information” under the GLB Act or Canadian Privacy Legislation or (ii),

alone or in combination with other information, relates to a specific, identifiable individual person. Personally Identifiable Information includes individual names, social security numbers, telephone numbers, home address, driver’s license number, account number, email address, and vehicle registration number. Any information that can be associated with Personally Identifiable Information shall also be Personally Identifiable Information. For example, an individual’s age alone is not Personally Identifiable Information, but if such age were capable of being associated with one or more specific, identifiable, individuals then such age would be deemed Personally Identifiable Information.

(ffff) “[***]” shall mean the strategy management system that TSYS sublicenses to Capital One pursuant to the [***] Addendum.

(gggg) “[***] Addendum” shall mean the addendum to this Agreement attached as Schedule T, which has been executed by the parties simultaneously with the execution and delivery of this Agreement.

(hhhh) “Portfolio” shall mean an aggregation of Accounts, as designated by Capital One.

(iiii) “Procedures Manual” shall have the meaning given in Section 9.3.

(jjjj) “Processing Year” shall mean each consecutive twelve (12) month period measured from (i) the Commencement Date if the Commencement Date is on the first day of a month or the first day of the month following the Commencement Date if the Commencement Date is not on the first day of a month, or (ii) an anniversary of the first day of the first Processing Year. For example, if the first Processing Year (Processing Year 1) began on June 1, 2007, it would end on May 31, 2008 and Processing Year 2 would begin on June 1, 2008 and end on May 31, 2009. If the final Processing Year is less than twelve (12) months, non-specific references to amounts for such Processing Year shall be appropriately and equitably pro-rated.

(kkkk) “[***]” shall mean the web-based process management system licensed [***]pursuant to the [***] Agreement.

(llll) “[***] Agreement” shall mean the agreement entered into between Capital One and TSYS in the form of Schedule P.

(mmmm) “Regulator” shall mean a governmental authority, or a non-governmental entity such as the National Association of Securities Dealers (NASD) or New York Stock Exchange (NYSE), that is charged with monitoring or overseeing the business practices of the respective parties or their Affiliates, including (as applicable) the Federal Financial Institutions Examination Council (FFIEC), the Board of Governors of the Federal Reserve System (FRB), the Federal Deposit Insurance Corporation (FDIC), the National Credit Union Administration (NCUA), the US Office of the Comptroller of the Currency (OCC), the US Office of Thrift Supervision (OTS), the Canadian Office of the Superintendent of Financial Institutions (OSFI), and the Financial Consumer Agency of Canada (FCAC) or any successor bodies that regulate consumer finance companies and/or financial service providers.

(nnnn) “Renewal Term” shall have the meaning given in Section 4.2.

(oooo) “Resource Pool” shall have the meaning given in Section 5.3.

(pppp) “SAS 70” shall have the meaning given in Section 12.2.

(qqqq) “SAS 70 Auditor” shall have the meaning given in Section 12.2.

(rrrr) “[***] TS2” shall mean the [***] platform used by TSYS to perform Services not performed using [***] TS2, [***], or [***];

(ssss) “Services” shall have the meaning given in Section 3.1.

(tttt) “Service Levels” shall have the meaning given in Section 7.

(uuuu) “Software” shall mean (unless a more specific reference is provided) software programs and programming (including the supporting documentation, media, on-line help facilities, and tutorials) as those terms are generally understood in the information technology industry.

(vvvv) “Source Code” shall mean computer programming code (including microcode, as applicable) other than Object Code, including:

(i) code that may be displayed in a form readable and understandable by a programmer of ordinary skill, as well as any enhancements, corrections, and documentation related thereto; and

(ii) all related Source Code level system documentation, comments, procedural code (such as job control language), and explanatory materials.

(wwww) “[***] Escrow Agreement” shall mean the agreement among TSYS, Capital One, and the third party escrow agent designated therein, in the form of Schedule Q. The parties acknowledge that the [***] to [***] is owned by an unaffiliated third party and will not be deposited under the [***] Escrow Agreement.

(xxxx) “Specifications” shall mean the written materials (including the relevant Documentation) that describe the functions and features of the TSYS System, [***], or other Deliverables, and any of their component parts. The Specifications for the Initial Conversion consist of:

(i) the TS2, [***], and [***] Documentation;

(ii) the mutually agreed list of [***] TSYS shall [***] during the Initial Conversion to [***] TS2, [***], and [***] to meet the Capital One Initial Conversion Requirements (the “[***] List”);

(iii) the mutually agreed list of [***] necessary for Permitted Users to Access and Use the Services (“[***] List”);

(iv) the list of [***] TSYS has committed to [***] for TS2 prior to the Commencement Date (“[***] List”); and

(v) the Initial Capital One [***] Requirements designated as “[***] Requirements”.

The [***] List, [***] List, [***] List, and the [***] Requirements as they exist on the Effective Date are attached as Schedule L.

(yyyy) “Steering Committee” shall have the meaning given in Section 9.1.

(zzzz) “Systems Software” shall mean those programs and programming (including the supporting documentation, media, on-line help facilities and tutorials) that perform (i) tasks basic to the functioning of the Equipment and which are required to operate the Applications Software; or (ii) tasks, other than as performed by Applications Software, otherwise supporting the provision of the Services by TSYS. Software supporting the Services that are not Applications Software shall be deemed to be Systems Software. Systems Software includes mainframe and mid-range operating systems, server operating systems, network operating systems, systems utilities (including measuring and monitoring tools), data security software, middleware, database management systems, development tools (other than development tools specific to a particular item of Applications Software which is provided by the licensor of such Applications Software) and telecommunications monitors.

(aaaaa) “Technology Subcommittee” shall have the meaning given in Section 9.5(a).

(bbbbb) “Term” shall mean the Initial Term and any Renewal Terms.

(ccccc) “Termination/Expiration Assistance” shall have the meaning given in Section 19.8.

(ddddd) “Third Party Materials” shall mean all Software and non-Software materials, such as business plans, process and procedure descriptions, manuals, and training materials owned by a third party and licensed to either Capital One or TSYS for use in connection with this Agreement.

(eeeee) “[***]” shall mean the systems for processing and managing incentive rewards point calculations operated by TSYS through [***].

(fffff) “TS2 License Agreement” shall mean the agreement entered into between TSYS and Capital One in the form of Schedule H.

(ggggg) “TS2 Processing Platform” or “TS2” shall mean the TOTAL SYSTEM II processing system, including all subsystems thereto and all related development and testing facilities, processes, procedures, and software, as the same may be enhanced, modified, and updated from time to time during the Term.

(hhhhh) “TSYS Confidential Information” shall have the meaning given in Section 13.3(a).

(iiiii) “TSYS Developed Materials” shall mean all Developed Materials that are not Capital One Developed Materials.

(jjjjj) “TSYS’ Development Pipeline” shall mean the written list of product development projects and ideas that TSYS is [***]within the following [***] year period as reflected in the [***] by TSYS in the ordinary course of business, as the same is updated from time to time.

(kkkkk) “TSYS Facilities” shall have the meaning given in Section 3.5(a).

(lllll) “TSYS Materials” shall mean:

(i) all Software and non-Software materials, such as business plans, process and procedure descriptions, manuals, and training materials, that are not Developed Materials or Wholly New Developed Materials and that are owned or developed by TSYS or any of its Affiliates;

(ii) Third Party Materials licensed to TSYS or any Affiliate of TSYS; and

(iii) TSYS Developed Materials.

(mmmmm) “TSYS Personnel” shall mean employees and individual independent contractors of TSYS and its Permitted Subcontractors assigned to perform the Services.

(nnnnn) “TSYS Services Manager” shall have the meaning given in Section 5.2.

(ooooo) “TSYS System” shall mean all Equipment, Software, systems, interfaces, processes, and procedures used or necessary for use by TSYS to perform the Services. The TSYS System includes:

(i) [***] TS2;

(ii) [***] TS2;

(iii) [***];

(iv) [***];

(v) so long as Capital One is acquiring hosting services with respect to [***], or other system used to perform the Services, then all Equipment, Software, systems, interfaces, processes, and procedures used or necessary for use to perform such hosting; and

(vi) all Documentation relating to the TSYS System as a whole or the individual components making up the TSYS System.

(ppppp) “[***] Materials” shall have the meaning given in Section [***].

(qqqqq) “Use” shall mean, in the context of Intellectual Property Rights, to use, copy, maintain, modify, enhance, or create derivative works.

(rrrrr) “Virus” shall mean:

(i) program code or programming instruction or set of instructions intentionally designed to disrupt, disable, harm, interfere with or otherwise adversely affect computer programs, data files or operations; or

(ii) other code typically described as a virus or by similar terms, including Trojan horse, worm or backdoor.

(sssss) “VISA” shall mean, individually or collectively, as appropriate, VISA® U.S.A., Inc. or VISA® International and their respective Affiliates, and their respective successors and assigns.

(ttttt) “Wholly New Developed Materials” shall mean all Software and non-Software materials that are developed by TSYS and/or the Development Pool and that are not [***] of, Capital One Materials or TSYS Materials.

2.2	Other Terms

Other capitalized terms used in this Agreement are defined where they are used and have the meanings there indicated. Those terms, acronyms, and phrases that are not defined in this

Agreement but that are utilized in the information technology services or credit card processing industry or other pertinent business context shall be interpreted in accordance with their generally understood meaning in such industry or business context.

2.3	Inclusion of Affiliates in Definition of Capital One and TSYS; Meaning of “party”

(a) As used in this Agreement, references to “Capital One” include Affiliates of Capital One in accordance with the following:

(i) a reference includes Affiliates of Capital One where expressly so provided;

(ii) references to Capital One in the following definitions include Affiliates of Capital One (unless expressly provided to the contrary): Capital One Data, Capital One Confidential Information, Capital One [***], Customer Information, and Capital One Materials;

(iii) references to sale, assignment, grant or the like by Capital One means Capital One will perform the act for itself or cause Affiliates of Capital One to perform the act themselves;

(iv) references to assets being in the name of Capital One include Affiliates of Capital One; and

(v) references to the business, operations, policies, procedures and the like of Capital One include Affiliates of Capital One to the extent such Affiliates are receiving the Services.

(b) As used in this Agreement, references to “TSYS” include Affiliates of TSYS where expressly so provided. References to TSYS in the definitions of TSYS Confidential Information and TSYS Materials include Affiliates of TSYS (unless expressly provided to the contrary).

(c) References to a “party” means Capital One, on the one hand, and TSYS, on the other hand. References to “the parties” means Capital One and TSYS. References to third parties means individuals or entities other than Capital One, TSYS, Permitted Subcontractors, and any of their Affiliates. References to an entity include any branches of such entity in jurisdictions other than the jurisdiction of its incorporation.

2.4	Rules of Interpretation

(a) Unless the context otherwise requires, words importing the singular include the plural and vice-versa, and words importing gender include both genders. Unless the context otherwise requires, references to “persons” includes individual natural persons and juridical legal entities.

(b) References to articles, sections, and paragraphs shall be references to articles, sections, and paragraphs of the document in which they are contained (i.e., the Main Body of this Agreement, a Schedule, or an Exhibit), unless otherwise specifically stated.

(c) The section headings in this Agreement are intended to be for reference purposes only and shall not be construed to modify or restrict any of the terms or provisions of this Agreement.

(d) Where there is similar, but not identical, construction of phrases, sentences, or clauses of this Agreement no implication is made that a difference is intended or not intended, and each shall be construed separately, in accordance with its plain meaning.

(e) The words “include”, “includes”, “including”, and “e.g.” when following a general statement or term, are not to be construed as limiting the general statement or term to any specific item or matter set forth or to similar items or matters, but rather as permitting the general statement or term to refer also to all other items or matters that could reasonably fall within its broadest scope.

(f) The word “may” (unless followed by “not”) shall be construed as meaning “shall have the right, but not the obligation, to”.

(g) Any reference to a foreign, federal, state, local, or other statute or law shall be deemed to also refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

(h) To the extent the same capitalized terms are defined differently in this Agreement, the [***] Agreement, and the TS2 License Agreement, those differences are intentional.

3	SERVICES

3.1	Provision of Services

(a) General. TSYS shall provide the services, functions, and responsibilities described in this Agreement (including Schedule A), as such services, functions, and responsibilities may be supplemented, enhanced, modified, or replaced pursuant to this Agreement (collectively, the “Services”). The Services shall be limited to Capital One Accounts. No “Other Offered Service” listed in Schedule C shall be considered a Service until Capital One has elected to receive the service and a charge therefor has been established pursuant to Section 5.2 of Schedule C.

(b) Implied Services. Except for Capital One’s express obligations under this Agreement, if any services, functions, or responsibilities are required for the performance and provision of the Services by TSYS in accordance with this Agreement, regardless of whether they are specifically described herein, they shall be deemed to be implied by and included within the scope of the Services to be provided by TSYS to the same extent and in the same manner as if specifically described in this Agreement.

(c) Technology Currency. TSYS will [***] the TSYS System so that Capital One will receive the benefits of [***] during the Term. Subject to Section [***], TSYS shall make the [***] to the Equipment and Systems Software elements of [***] TS2 as it [***] TS2.

(d) Services Variable In Scope. The process for implementing variations in scope of the Services and the pricing impact of such variations are provided for in Schedules A and C. TSYS shall be responsible for adjusting the resources used to provide the Services to accommodate such variations in such a manner as to comply with all provisions of this Agreement. TSYS shall not be entitled to receive an adjustment to the Charges resulting from such variations except as set forth in Schedule C.

3.2	Services Performed by Capital One or Third Parties

(a) No Exclusivity. This Agreement is non-exclusive and shall not be deemed to be a requirements contract. Subject to Section 3.6 of Schedule C, Capital One shall be free without obligation to TSYS to perform itself (or through an Affiliate) or acquire from third parties services similar or identical to the Services provided under this Agreement. Capital One may undertake or award other contracts for additional work to be performed in connection with, or that is operationally related to, the Services. In each case, TSYS shall cooperate with Capital One, such Affiliates, and its or their third party contractors as is reasonably necessary for Capital One, such Affiliates, and such third party contractors to interface such alternate services and additional work with the Services provided by TSYS. The Charges, if any, for such cooperation shall be determined in accordance with Section 5.2 of Schedule C. This cooperation will include:

(i) providing information regarding the Services, TSYS [***], and other operating parameters (subject to Section 13);

(ii) coordinating the Services with such other activities and work to resolve differences that may arise, so that all work may be promptly and properly performed; and

(iii) working in good faith to integrate into [***] TS2 components and systems developed independently by Capital One, its Affiliates, or third parties. The parties shall also work in good faith to address any compatibility, security, and Service Level issues arising from such integration. TSYS may withhold its approval of the integration of such components and systems only if such compatibility and security issues have not been adequately resolved. Moreover, if such Service Level issues have not been adequately resolved, TSYS shall be excused for its failure to comply with the Service Level as and to the extent such failure is caused by such integrated components or systems. Without limiting the prior sentences in this Section 3.2(a)(iii), Capital One may elect to obtain the equivalent functionality of [***], and [***] from third parties and TSYS shall allow these third party applications to run on [***] TS2 and provide the assistance described in this Section 3.2(a).

(b) Third Party Compliance. Third parties retained by Capital One and interfacing with TSYS under Section 3.2(a) above shall comply with TSYS’ reasonable security and confidentiality requirements and with TSYS’ reasonable work standards, methodologies, and procedures provided by TSYS. TSYS shall promptly notify Capital One if TSYS anticipates that an act or omission of such a third party is likely to cause a problem or delay in providing the Services and shall work with Capital One to prevent or circumvent such problem or delay.

3.3	Permitted Users and Capital One Accounts

(a) Permitted Users. The Services may be used with respect to Capital One Accounts by (i) Capital One, (ii) (as directed by Capital One) Capital One Affiliates, and (iii) any third party (such as a customer or service provider) permitted by Capital One who must have access to all or the portion of the Services designated by Capital One in order for the full functionality of such portions of the Services to be available with respect to the Capital One Accounts (collectively, those permitted by (i), (ii), and (iii), “Permitted Users”). Services provided to Permitted Users shall be deemed to be Services provided to Capital One. Capital One shall be responsible to TSYS for any breach of this Agreement caused by a Permitted User authorized by Capital One to use the Services under this Agreement.

(b) Definition of Capital One Accounts. “Capital One Accounts” are those Accounts which are:

(i) identified by the BIN/ISOs provided in Exhibit A-1 to Schedule A; and/or

(ii) designated by Capital One that fall within one or more of the following categories:

(A) any Account [***] of Capital One or a Capital One Affiliate;

(B) any Account that [***] by Capital One or a Capital One Affiliate;

(C) any Account [***] Capital One or a Capital One Affiliate;

(D) any Account for which Capital One or a Capital One Affiliate [***] related to at least [***] of the following three activities: (1) account origination; (2) portfolio management (e.g., retention programs, fee planning and administration, interest rate, and line of credit adjustments); and (3) collections;

(E) subject to Section 3.3(d), any Account acquired by Capital One or a Capital One Affiliate during the Term; and/or

(F) any other Account designated by Capital One for which TSYS agrees to provide the Services.

(c) Confirmation Procedure. Prior to requesting that TSYS provide Services with respect to Accounts of any of the kinds described in Section 3.3(b)(ii)(D), Capital One shall provide to TSYS such information as is reasonably necessary to demonstrate that such Accounts qualify as Capital One Accounts. If TSYS believes an Account for which Capital One requests Services does not qualify as a Capital One Account pursuant to Section 3.3(b), (i) TSYS shall notify Capital One of its objection within [***] Business Days of Capital One’s written request for such Services and (ii) upon receipt of such notice, Capital One may seek Expedited Dispute Resolution pursuant to Section 18.6. Time is of the essence with respect to such [***] Business Day period. Therefore, if TSYS does not object to Capital One’s request for Services for a particular Account within [***] Business Days after receiving the request, the Account shall be deemed a Capital One Account for the Term of this Agreement.

(d) [***]. If Capital One or a Capital One Affiliate [***] or a [***], and in connection therewith Capital One or such Capital One Affiliate has [***] to (or [***] by), [***] the obligations under, or [***] with [***] (an “[***] Agreement”), then the [***] Agreement shall remain in effect until [***] (and any [***] provided for therein [***]), and at [***]:

(i) TSYS shall continue to provide services for such Accounts under the terms (including pricing) of the [***] Agreement; and/or

(ii) provided such Accounts otherwise qualify as Capital One Accounts under Section 3.3(b) above, Capital One [***] of this Agreement. In such case [***] and shall pay any [***] or [***] provided for in the [***] Agreement until the [***] Agreement is terminated in accordance with its terms; provided that [***] this [***] with respect to any such accounts that [***] of this Agreement shall be [***] any [***] under the [***] Agreement.

(e) [***]. If Capital One or a Capital One Affiliate [***] of Capital One Accounts ([***]) (each, a “[***] Account”), then:

(i) if the [***] Account is [***], and [***], or is [***], to [***] the [***] Account from the TSYS System used to provide Services to Capital One [***], the parties shall [***] of such [***] Accounts to TSYS’ processing system for such other TSYS customer; and

(ii) if the [***] Account is [***] that is [***] or by a [***], and is [***], to [***] Account from the TSYS System used to provide Services to Capital One, TSYS shall [***] Account under this Agreement [***] TSYS to perform such Services under this Agreement, [***] such entity [***] or [***] Account from the TSYS System used to provide Services to Capital One (in which case the provisions of Section [***] shall apply).

3.4	Responsibility for Resources

Except for Capital One’s express obligations under this Agreement, TSYS shall be responsible for providing all resources (including Equipment and Software) necessary for TSYS to provide the Services and will only recover the costs related thereto through the Charges provided in Schedule C and in the other express payment provisions of this Agreement.

3.5	Facilities

(a) Schedule W lists the TSYS facilities (the “TSYS Facilities”) from which TSYS shall perform the Services.

(b) TSYS shall obtain Capital One’s written approval prior to performing the Services from any locations other than the TSYS Facilities. If the proposed location is outside of the United States, Capital One may withhold approval in its sole discretion, and if the proposed location is within the United States Capital One may not unreasonably withhold approval. It shall not be unreasonable for Capital One to withhold its approval if the relocation will result in an increase in Capital One’s on-going costs. Notwithstanding the foregoing, in connection with the [***] relocation of TSYS’ disaster recovery facility as contemplated by Section 7.5(h)(v) of Schedule A, [***] shall be responsible for [***] one-time out-of-pocket costs (such as expenses for [***], but only with respect to [***]), but [***] shall be responsible for any one-time costs associated with [***] of [***] and all increased [***] costs (such as increased [***] expense). In addition, any use of or reliance on any resources other than facilities (e.g., personnel) outside of the United States by TSYS shall require Capital One’s specific prior written approval, which approval [***] in Capital One’s [***], and which approval Capital One hereby grants in the case of (i) programming personnel located in Canada and (ii) during the Initial Conversion and with respect to the [***] Software only, personnel located in [***] performing [***], that have satisfied the Screening Requirements provided in Section 5.6(c).

3.6	Transition of Functions/Capabilities to [***] TS2

At Capital One’s expense (both one time and on-going) and request at any time during the Term, TSYS shall on a mutually agreed schedule transfer functions/capabilities then provided from the [***] TS2, such as [***], to [***] TS2.

3.7	Special Terms and Conditions for [***] and [***]

(a) If it is established through the dispute resolution process in Section 18.6 that (1) TSYS materially misrepresented the [***] of [***], [***], or [***] or materially misrepresented the [***] required in [***], or [***] to meet the Capital One Initial Conversion Requirements or (2) TSYS cannot prior to [***] either (x) complete the development required in order for [***], and [***] to meet the Specifications for the Initial Conversion and to function in an integrated manner within the TSYS System or (y) with respect to [***], meet the Acceptance Criteria provided in Section 3.5(b)(ii) of Schedule A (which determination in any of the above cases the parties acknowledge may be made before [***]), then TSYS shall either ([***] subject to Section 3.7(c) below):

(i) (A) allow Capital One to terminate the [***] Agreement, the [***] Addendum and Service, or the [***] Service under this Agreement, as applicable, without payment of a termination charge or other liability; (B) negotiate [***] Target Conversion Date for the Initial Conversion reasonably acceptable to both parties that allows Capital One time to obtain and implement a solution to replace the [***], or [***], as applicable; and (C) [***] for (1) all one-time [***] by [***] in obtaining the [***] that [***], or[***] (but not any additional [***]) and (2) any [***] by Capital One during the Term of this Agreement to [***] (but not any additional [***]) and that are above the [***] by Capital One under the [***] Agreement and Schedule C of this Agreement for the original [***]; or

(ii) allow Capital One to terminate this Agreement, the [***] Addendum and Service, the [***] Service, and/or the [***] Agreement, each in whole, without payment of a termination charge or other liability.

(b) If TSYS elects to offer the remedy in Section 3.7(a)(i) above to Capital One, Capital One shall use Commercially Reasonable Efforts to pursue an arrangement on competitive market terms with a third party for [***] to replace [***], or [***], as applicable.

(c) If TSYS elects to offer the remedy in Section 3.7(a)(i) above and (i) following a good faith negotiation the parties are unable to agree upon a new Target Conversion Date for the Initial Conversion and (ii) the last date proposed by TSYS during such negotiation is later than the date proposed by Capital One, then Capital One may elect to pursue the remedy in either 3.7(a)(i) (and agree to the last date proposed by TSYS) or 3.7(a)(ii) above.

(d) If Capital One elects to pursue the remedy in either 3.7(a)(i) or 3.7(a)(ii) above, such remedy shall be Capital One’s sole and exclusive remedy with respect to the events giving rise to such remedy under Section 3.7(a). As an alternative to pursuing such remedies, Capital One may elect to continue with the Initial Conversion, and if the conditions provided in Section 2.2 of Schedule C are met, to [***] specified in such Section.

3.8	OSFI Access to Data and Information

With respect to Capital One Accounts for Canadians, except if Capital One has given Capital One Directions to the contrary, in order to enable Capital One and Capital One Affiliates to comply with the Section 597(1)(c) of the Canadian Bank Act, S.C. 1991, c. 46, (i) each day TSYS shall transmit to Capital One sufficient records for Capital One to maintain in Canada records showing for each such Capital One Account particulars of the transactions with that account holder and the balance owing to or by Capital One’s branch (or the Capital One Affiliate in Canada, as the case may be) in respect of such account holder and (ii) TSYS shall maintain the capability to isolate the information of Capital One’s Canadian branch (or the Capital One Affiliate in Canada, as the case may be) without undue difficulty.

4	TERM

4.1	Initial Term

The term of this Agreement shall begin on the Effective Date and shall continue for five (5) years from the Commencement Date, unless terminated earlier or extended in accordance with the provisions of this Agreement (the “Initial Term”).

4.2	Renewal

Upon expiration of the Initial Term, this Agreement shall automatically renew for [***] number of successive [***] year periods (each, a “Renewal Term”) unless Capital One notifies TSYS in writing at least [***] days prior to the expiration of the Initial Term or the then-current Renewal Term of Capital One’s desire to terminate this Agreement. This Section 4.2 does not provide TSYS with the right to terminate (or object to the renewal of) this Agreement at the end of the Initial Term or any Renewal Term. TSYS’ only rights to terminate are as provided in Section 19.1(b).

5	TSYS PERSONNEL

5.1	Key TSYS Positions

(a) General. Schedule D lists certain TSYS positions (the “Key TSYS Positions”) and (to the extent determined as of the Effective Date) the individuals filling such positions as of the Effective Date. TSYS shall cause each individual filling a Key TSYS Position to devote substantially full time and effort to the provision of the Services for at least twelve (12) months from the date she or he is assigned to the Key TSYS Position unless such individual:

(i) leaves TSYS’ employment;

(ii) undertakes a long term leave of absence; or

(iii) without encouragement from TSYS notifies TSYS that he or she is unwilling to continue in TSYS’ employment unless removed from the Capital One Account.

(b) Changes In Designation. After consultation with TSYS, Capital One may from time to time change the positions that are designated as Key TSYS Positions. Without TSYS’ consent, the number of Key TSYS Positions may not exceed the number of positions initially specified in Schedule D as of the Effective Date.

(c) Review. Before assigning an individual to a Key TSYS Position, whether as an initial assignment or a subsequent assignment, TSYS shall:

(i) notify Capital One of the proposed assignment;

(ii) introduce the individual to appropriate Capital One representatives;

(iii) provide such representatives upon request with the opportunity to interview the individual; and

(iv) provide Capital One with a resume and other information about the individual reasonably requested by Capital One.

If Capital One objects in good faith, and for reasons which do not impermissibly relate to any individual’s status as a member of a “protected class” under applicable employment law, to the proposed assignment, the parties shall attempt to resolve Capital One’s concerns on a mutually agreeable basis. If the parties have not been able to resolve Capital One’s concerns within [***] Business Days, TSYS shall not assign the individual to that position and shall propose to Capital One the assignment of a different individual of suitable ability and qualifications. Except with Capital One’s prior written consent (which may be arbitrarily withheld) (or the condition in Section 5.1(a)(iii) applies) individuals filling Key TSYS Positions may not be transferred or re-assigned by TSYS to other positions with TSYS or its Affiliates until (A) suitable replacements have been approved by Capital One and (B) the replacements have been trained to perform substantially all of their respective responsibilities in such Key TSYS Positions, and no such transfer shall occur at a time or in a manner that would have an adverse impact on delivery of the Services (other than an insubstantial impact).

5.2	TSYS Services Manager

(a) General. One of the Key TSYS Positions shall be for an individual whose responsibility is to serve as the TSYS services manager for the Capital One account (“TSYS Services Manager”). Unless agreed by Capital One, the TSYS Services Manager will never be more than [***] organizational reporting levels removed from TSYS’ [***] with overall responsibility for performance of the Services.

(b) Responsibilities. The TSYS Services Manager (in conjunction with the applicable TSYS Conversion personnel during a Conversion) shall:

(i) on a regular basis (and at least weekly prior to and during each Conversion) report to the Capital One Contract Manager as to whether the work is proceeding in accordance with the requirements of this Agreement and the applicable Conversion Plan, and if not, what steps are being taken (or should be taken) by either TSYS or Capital One to restore the Conversion or other work to such status as soon as possible;

(ii) serve as the TSYS principal point of contact regarding the Services for Capital One and otherwise be responsible for all Services-related communications on behalf of TSYS;

(iii) oversee the management of performance of TSYS’ obligations under this Agreement;

(iv) meet with the Capital One Contract Manager regularly, and at the Capital One Contract Manager’s reasonable request on an ad hoc basis, over the course of the Term to discuss the status and quality of the Services;

(v) oversee the day-to-day activities of any Services staff dedicated to Capital One;

(vi) serve as the point of escalation for any issues or questions related to the Services;

(vii) ensure Capital One is briefed in accordance with Section 9.2(a)(ii)(A) about each anticipated material change to the technology or functionality contained in TS2, [***], or other components of the TSYS System;

(viii) monitor status of all development projects; and

(ix) monitor status of all issues and monitor the other support provided to Capital One under this Agreement.

(c) [***]. The TSYS [***] shall include the opportunity to [***] that are [***] based [***] on [***] the [***] under this Agreement and the [***] Agreement.

(d) Location.

(i) The TSYS Services Manager shall be located in the Columbus, Georgia area but he or she shall travel to Capital One’s offices in the Richmond, Virginia area on Capital One’s reasonable request for meetings and the like.

(ii) If the parties agree to [***] any of the TSYS Personnel in the Development Pool [***], and such personnel are [***], TSYS shall [***] Capital One for incremental [***] TSYS may [***] as a result of [***] up to [***] ([***]) such TSYS Personnel [***].

5.3	Resource Pool

(a) Subject to the adjustment provided in Section 5.3(b), TSYS shall provide a pool of at least [***] TSYS Personnel dedicated to provide Services to Capital One for the Non-Development Pool and [***] TSYS Personnel dedicated to Capital One for the Development Pool (the Non-Development Pool and the Development Pool are collectively the “Resource Pool”). Except as permitted by Section 5.3(b) below, Section 3.6(c) of Schedule C, and Section 4.5 of Schedule A, TSYS may not [***] of TSYS Personnel in the Resource Pool without Capital One’s prior written consent, which Capital One may withhold in its sole discretion. Except for [***] under Section [***] and Section [***] of Schedule C, if Capital One agrees to have the Resource Pool [***] the parties shall agree upon an equitable [***] the Charges to reflect the [***] will derive from the [***] personnel.

(b) The Non-Development Pool shall be increased or decreased every calendar quarter beginning in the calendar quarter [***] after the Commencement Date based upon the [***] number of Active Accounts in the prior calendar quarter in accordance with the following table (and no adjustment to the Development Pool shall be required if an adjustment in the Non-Development Pool pursuant to this Section 5.3(b) causes the total number of TSYS Personnel in the Resource Pool to be less than [***]):

Monthly Active Accounts	Dedicated Support Staff (FTE)

Less than [***]	[***]

[***] or greater	[***]

[***] or greater	[***]

[***] or greater	[***]

[***] or greater	[***]

[***] or greater	[***]

[***] or greater	[***]

[***] or greater	[***]

[***] or greater	[***]

[***] or greater	[***]

[***] or greater	[***]

5.4	Qualifications and Retention of TSYS Personnel

(a) TSYS shall assign an adequate number of TSYS Personnel to perform the Services. TSYS Personnel shall be properly educated, trained, and qualified for the Services they are to perform. Unless otherwise approved, at least [***] of the TSYS members of the Resource Pool shall have either:

(i) except as provided otherwise in Exhibit A-7 for Development Pool Personnel, a [***] year college degree or equivalent bankcard business experience; or

(ii) at least [***] or more years of appropriate experience as a TSYS employee.

(b) TSYS shall provide TSYS Personnel continuing education and training throughout the Term at least comparable to the continuing education and training provided to TSYS employees performing similar duties for TSYS. TSYS [***] TSYS Personnel to become familiar with Capital One’s account, business, or requirements.

(c) The parties agree that it is in their best interests to keep the turnover rate of TSYS Personnel assigned to Capital One’s account (or otherwise providing the Services) to a reasonably low level. Accordingly, if Capital One believes that TSYS’ turnover rate has been excessive and so notifies TSYS, TSYS shall provide data concerning its turnover rate and meet with Capital One to discuss the reasons for, and impact of, the turnover rate. TSYS shall use Commercially Reasonable Efforts to keep the turnover rate to a reasonably low level. Notwithstanding transfer or turnover of TSYS Personnel, TSYS remains obligated to perform the Services in accordance with this Agreement.

5.5	Removal of TSYS Personnel

If Capital One determines in good faith, and for reasons which do not impermissibly relate to any individual’s status as a member of a “protected class” under applicable employment law, that the continued assignment to Capital One’s account of one or more of the TSYS Personnel is not in the best interests of Capital One, then Capital One may give TSYS notice to that effect. After receipt of such notice, TSYS shall have a reasonable period of time in which to discuss Capital One’s concerns with Capital One. If following such period Capital One continues to request replacement of any such person, TSYS shall replace that person with another person of suitable ability and qualifications. However, where Capital One initially notifies TSYS that Capital One has determined that the nature of the concern is such that such TSYS Personnel should be removed immediately (albeit temporarily) from Capital One’s account, TSYS shall immediately remove such individual(s) from Capital One’s account. Any request by Capital One to remove an individual from Capital One’s account shall not be deemed to constitute a termination of such individual’s employment by TSYS and in no event shall Capital One be deemed an employer of any such person. This provision shall not operate or be construed to limit TSYS’ responsibility for the acts or omissions of TSYS Personnel.

5.6	Compliance with Each Party’s Regulations and Policies

(a) General Compliance. While on the premises of the other party, each party’s personnel shall comply with the other party’s directions, policies, rules, and regulations that have been provided to the other party in writing regarding:

(i) personal and professional conduct (including the wearing of an identification badge and adhering to regulations and general safety, dress, behavior, and security practices or procedures) generally applicable to such premises;

(ii) protection of Confidential Information;

(iii) security and network access; and

(iv) all other rules and regulations generally applicable to the other party’s employees, contractors, and invitees on such premises.

(b) Communication of Obligations. Each party shall regularly brief all its applicable personnel on the scope of restrictions on it and its personnel concerning the safeguarding of Confidential Information. In addition, TSYS shall make TSYS Personnel aware of Applicable Laws against improper disclosure or use of Customer Information.

(c) Personnel Screening.

(i) TSYS shall apply [***] and [***] screening requirements (“Screening Requirements”) to all TSYS Personnel to whom TSYS grants access to (A) Customer Information, (B) systems that they could use to modify, change, or manipulate Customer Information, or (C) Capital One’s premises. The Screening Requirements existing as of the Effective Date are set forth in Schedule V of this Agreement. The parties may revise the Screening Requirements from time to time during the Term as provided in Section 5.6(c)(iii).

(ii) Capital One shall have the right to validate TSYS’ compliance with the Screening Requirements on an [***] by requiring TSYS to make available to Capital One at TSYS’ premises the following information for all TSYS Personnel whom TSYS is required to screen using the Screening Criteria: (A) employee identification numbers, (B) the results of any background checks required by the Screening Requirements, (C) a list of criteria used by TSYS to assess background checks that are found to contain [***], which is set forth in Schedule V of this Agreement, and (D) any other information reasonably necessary for Capital One to validate that all TSYS Personnel whom TSYS is required to screen using the Screening Criteria were screened in compliance with the Screening Requirements. In addition, Capital One may conduct follow-up validations at TSYS’ premises as is reasonably necessary to ensure any issues or problems identified during the [***] validation are corrected.

(iii) If, during the Term, Capital One revises its [***] and [***] screening requirements for Capital One employees or third party service providers in order to be in compliance with any changes in Applicable Laws effected after the Effective Date or to remain current with common practice in the card processing industry, then Capital One shall provide written notice to TSYS of such changes, which notice shall be accompanied by documentation evidencing the changes in Applicable Law or in the card processing industry that have necessitated Capital One’s changes to its internal personnel background and security screening requirements. Provided TSYS is able to validate that Capital One was [***], to implement such changes, or that such changes are [***] the card processing industry, TSYS shall revise the Screening Requirements accordingly and shall thereafter comply (to the extent it may legally and practically do so) with the Screening Requirements as revised at [***] Capital One. If Capital One [***] and [***] screening requirements for reasons not governed by the foregoing, TSYS shall consider in good faith [***] the Screening Requirements to [***], and any Out-of-Pocket Expenses associated with TSYS’ [***] shall be [***].

(iv) Capital One may, at its own expense, [***] and conduct [***] screening of TSYS Personnel, to the extent permitted by Applicable Law and required under policies and procedures generally applicable to Capital One employees or third party service providers. Such screening is in addition to, and not a substitute for, the screening TSYS is required to perform under this Section 5.6(c). Capital One may not obtain [***] of TSYS Personnel unless the Federal Bureau of Investigation or other third party has agreed to perform background checks for Capital One using [***].

5.7	Use of Subcontractors and Other Support

(a) TSYS shall remain responsible for obligations, services, and functions performed by its subcontractors to the same extent as if such obligations, services, and functions were to be performed by TSYS and for purposes of this Agreement such work shall be deemed work performed by TSYS’ own employees. TSYS shall be Capital One’s sole point of contact regarding the Services, including with respect to payment. TSYS shall not disclose Capital One Confidential Information to a subcontractor unless and until such subcontractor has agreed in writing to protect the confidentiality of such Confidential Information in a manner substantially equivalent to that required of TSYS under this Agreement.

(b) Subject to Section 5.7(c), except as and to the extent Capital One may agree otherwise in writing, TSYS may subcontract performance of the Services only in accordance with the following:

(i) The TSYS Affiliates and other subcontractors listed on Schedule G are hereby approved for the scope of the efforts described.

(ii) Prior to entering into any subcontract with a potential subcontractor (including a TSYS Affiliate) not listed on Schedule G or for additional scope beyond that described in Schedule G, TSYS shall give Capital One reasonable prior notice specifying (A) the components of the Services affected, (B) the [***] of the proposed subcontract, (C) Capital One’s audit rights with respect to such subcontractor, (D) the amount and type of insurance carried by the subcontractor, and (E) the [***] and [***] of the proposed subcontractor. At Capital One’s request, TSYS shall forward to Capital One a description of the [***] and material terms (other than [***], except if it directly affects the [***]) of the subcontract or proposed subcontract. [***].

(iii) Capital One may revoke its approval of a subcontractor and direct TSYS to replace such subcontractor if (A) the subcontractor’s performance is materially deficient; (B) good faith doubts exist concerning the subcontractor’s ability to render future performance because of changes in the subcontractor’s ownership, management, financial condition, or otherwise; (C) the subcontractor violates any of the terms and conditions of this Agreement; (D) [***] that [***] of the [***] or [***] the [***] to [***]; or (E) there have been material misrepresentations by or concerning the subcontractor. Approval of a subcontractor that at the time of approval is an Affiliate of TSYS shall be automatically revoked if such subcontractor ceases to be such an Affiliate. However, if Capital One removes the subcontractor providing a New Additional Service for any of the reasons provided in the first sentence above and such subcontractor was designated by Capital One, then such New Additional Service shall not be included for purposes of [***] under Schedule C, Capital One shall bear the cost of replacing the subcontractor, TSYS shall not be obligated to provide the New Additional Service until the subcontractor is replaced, and TSYS shall not be liable for any [***] from the disruption caused by the replacement.

(c) TSYS may in the ordinary course of business subcontract for third party services or products that are not dedicated to Capital One, that are not material to a particular function constituting a part of the Services, and that do not result in a material change in the way TSYS conducts its business, provided such subcontract does not adversely affect Capital One, whether in performance of or Charges for the Services or otherwise. If Capital One expresses concerns to TSYS about a subcontract covered by this Section 5.7(c), TSYS shall discuss such concerns with Capital One and work in good faith to resolve Capital One’s concerns on a mutually acceptable basis.

5.8	Oversight Controls

TSYS shall implement oversight and monitoring procedures reasonably designed to detect, prevent, investigate, and report to Capital One any misuse or misappropriation of Capital One assets, systems, funds, or information by TSYS Personnel. TSYS shall promptly report to Capital One any such misuse or misappropriation identified or reasonably suspected.

6	COMPLIANCE WITH LAWS

6.1	Compliance with Laws

(a) Mutual Responsibilities. Each party will comply with all Applicable Laws that apply to such party (including, in the case of TSYS, those applicable to it as a third party provider of processing service and other services similar to the Services), including identifying and procuring required permits, certificates, approvals and inspections. If a party receives formal notice from the government or written notice from any other entity of a charge of non-compliance of that party with any Applicable Law in any way related to its performance of this Agreement, that party will promptly notify the other party of such charge in writing.

(b) Capital One Legal Requirements and Directions.

(i) Subject to the provisions of this Section 6, and without limiting TSYS’ obligations under Section 13, Capital One shall be responsible for compliance with all Applicable Laws applicable to the Accounts authorized by Capital One to receive the Services (the “Capital One Legal Requirements”).

(ii) Capital One shall be responsible for selecting the parameter settings and programming features and options within the TSYS System that will apply to the Accounts receiving the Services and, subject to TSYS’ compliance with its obligations under this Section 6.1, for determining that such selections are consistent with the Capital One Legal Requirements and with the terms and conditions of the various agreements between Capital One and its customers/cardholders. In making such determinations, Capital One may rely on the accuracy and completeness of the descriptions of such settings, features, and options provided by TSYS, as well as TSYS’ compliance with and performance of its obligations under this Section 6. TSYS shall review with and explain to Capital One the TSYS System parameter settings, features, functionality, and options and shall provide clarification on such as is requested by Capital One.

(iii) Capital One shall from time to time provide directions to TSYS, either in writing or by such methodology as is provided by the Procedures Manual or the

Documentation (e.g., by email or on-line database and parameter updates), based on Capital One’s interpretation of the Capital One Legal Requirements and Capital One’s selection of parameter settings and programming features and options (the “Capital One Directions”).

(c) TSYS Compliance. TSYS shall:

(i) perform the Services in a manner that complies with the Capital One Directions; and

(ii) not make any changes which would cause the Services to be performed other than in accordance with the Capital One Directions; provided that in the event of conflicts among Capital One Directions, the more recent Capital One Directions govern.

(d) TSYS Obligation To Inform Capital One. Notwithstanding that Capital One is responsible for ensuring that the Capital One Directions are sufficient to enable Capital One to be [***], TSYS shall promptly notify Capital One if at any time TSYS believes in good faith that based on the actual knowledge (without duty of inquiry) of the involved individuals that the Capital One Directions may [***]. TSYS shall also inform Capital One, and seek clarification from Capital One, if the Capital One Directions are [***]. TSYS shall have no obligation to detect or inform Capital One of conflicts among Capital One Directions. Whenever relevant information is known by TSYS, subject to TSYS’ confidentiality obligations to third parties, TSYS shall share with Capital One and its Affiliates information concerning the various regulatory compliance practices and interpretive positions taken by TSYS with respect to the services TSYS provides to its customers generally related to or in connection with the use of the Services and any functionality available on [***] TS2.

(e) Compliance Enhancements. TSYS shall maintain the TSYS System so that it enables TSYS to comply with the Capital One Directions, as they may change from time to time during the Term, including by adding functionality and making the necessary modifications and enhancements to the TSYS System (collectively, “Compliance Enhancements”). Such Compliance Enhancements shall be implemented in accordance with the Development Methodology. The Charges, if any, for such Compliance Enhancements are set forth in Schedule C.

(f) Quality Checks. TSYS will monitor its compliance with the requirements of this Section 6 and shall notify Capital One if it [***] of this Section 6.

6.2	Gramm-Leach-Bliley Act, and Similar Laws

Each party shall comply with all Applicable Laws that apply to it protecting the confidential material and privacy rights of the parties, their Affiliates, and/or their customers and consumers, including Title V, Subtitle A of the GLB Act, the U.S. Economic Espionage Act (18 USC §1831 et seq.), and Canadian Privacy Legislation and the Canadian Security Information Act (R.S. 1985, c. O-5).

6.3	Bank Bribery Act and Foreign Corrupt Practices Act

Each party shall comply with the (a) Federal Bank Bribery Act of 1984 (12 USC §215) and (b) Foreign Corrupt Practices Act of 1977 (15 USC §§ 78dd-1, et seq.), to the extent applicable to that party.

6.4	Consumer Credit Protection Laws

Each party shall comply with Applicable Laws that apply to it governing collection of debt and consumer credit reporting, including the Fair Debt Collection Practices Act (FDCPA) (16 USC §1601 et seq.), the Fair Credit Reporting Act (FCRA) (15 USC §1681 et seq.), the Equal Credit Opportunity Act (16 USC §1691 et seq.), the Telephone Consumer Protection Act, (47 USC §227 et seq.), the Telephone Sales Rule (16 CFR §310.1 et seq.), the Canadian Financial Consumer Agency of Canada Act (S.C. 2001), c.9), Section 52.1 of the Canadian Competition Act (R.S. 1985, c. C-34), applicable telemarketing rules established by the Canadian Radio-Television and Telecommunications Commission, the Truth in Lending Act (Pub. L. 90-321, Title I, May 29, 1968, 82 Stat. 146)1) (“TILA”) and any federal, provincial, state, or local equivalents of the foregoing.

6.5	Office of Foreign Assets Control Regulations

Each party shall comply, to the extent applicable to it, with the economic and trade sanctions administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury and OSFI, including all Executive Orders and implementing regulations. In the case of TSYS, this obligation includes not engaging to perform the Services any persons or businesses on (a) OFAC’s Specifically Designated Nationals and Blocked Persons List or (b) OSFI’s Consolidated List, to perform the Services.

6.6	USA PATRIOT Act and Proceeds of Crime (Money Laundering) and Terrorist Financing Act in Canada

Each party shall comply, to the extent applicable to it, with the anti-money laundering requirements and other Applicable Laws designed to combat terrorist financing, including those requirements contained in the Bank Secrecy Act and the USA PATRIOT Act of 2001 (Pub L. 107-56) in the United States and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act in Canada, and all implementing regulations. TSYS will ensure all appropriate personnel are adequately trained on anti-money laundering procedures, with refresher training conducted no less than annually. TSYS will additionally ensure that it has appropriately identified and verified those persons performing Services such that it has a sufficiently reasonable belief as to the identity of those persons to be in compliance with such requirements.

7	SERVICE LEVELS

In performing the Services TSYS shall meet or exceed the [***] service levels provided in Schedule B (“Service Levels”). Schedule B also describes the tools and processes TSYS shall use to measure and report on its performance against the Service Levels, and provides a methodology for [***] by [***] for [***] meet certain Service Levels designated therein. If Capital One elects to [***] a [***] in respect of a Service Level [***] and does not revoke such election within [***] days as required by Section 4.3(c) of Schedule B, such [***] shall be Capital One’s [***] for such [***]. To the extent such [***] is a breach of this Agreement Capital One shall retain the rights provided in Section 19.1(a) with respect to such breach regardless of whether or not it elects to receive a corresponding [***]. If Capital One revokes its election pursuant to the prior sentence, it shall [***] the [***] to TSYS.

8	PROPRIETARY RIGHTS

This Section addresses the parties’ respective rights in Capital One Materials, TSYS Materials, and Developed Materials.

8.1	Capital One Materials

(a) General. As between the parties, subject to Section 8.1(b), Capital One retains all right, title, and interest in and to Capital One Materials.

(b) Grant of Rights. Capital One grants to TSYS a [***] license to Use (and to allow its Permitted Subcontractors to Use) Capital One Materials and other Capital One Confidential Information during the Term solely to the extent necessary for performing the Services. Capital One Materials will be made available to TSYS in such form and on such media as exists on the Effective Date or as is later obtained by Capital One, together with available documentation and any other related materials.

(c) Use Restrictions and Compliance. TSYS may not Use Capital One Materials for the benefit of any entities other than Capital One and its Affiliates without the prior written consent of Capital One, which may be withheld at Capital One’s discretion. TSYS shall comply with any written directions furnished by Capital One regarding restrictions on the Use or disclosure of Capital One Materials that consist of Third Party Materials, as may be necessary to comply with Capital One’s contractual obligations with respect to such Third Party Materials.

(d) Cessation of Use Upon Expiration or Termination of this Agreement. Except as otherwise requested or approved by Capital One, TSYS shall cease all use of Capital One Materials upon expiration or termination of this Agreement except to the extent such materials are required to provide Termination/Expiration Assistance.

8.2	Developed Materials

(a) Use Restrictions and Compliance.

(i) Subject to Section 8.2(a)(ii) and 8.2(a)(iii) below, TSYS may not Use [***] List Materials or any other [***] for the benefit of [***] Capital One and its Affiliates without [***], which [***].

(ii) TSYS may Use for itself or other customers TSYS Developed Materials that are:

(A) not [***] List Materials;

(B) developed [***] or [***] the [***] of the Development Methodology; and

(C) either developed [***], or developed [***] the Commencement Date and documented in Schedule L (which shall be updated by the parties to document any such [***] that are [***] the parties before [***] and that are not listed on Schedule L at the Effective Date) between the [***] the TSYS System as of the Effective Date and the [***] by Capital One,

(TSYS Developed Materials that meet [***] of the criteria in (A), (B), and (C), are referred to as “[***] Materials”).

(iii) TSYS may Use TSYS Developed Materials that are part of the [***] without restriction other than as provided in Sections 8.2(c), 8.11(b), and 8.11(c) below.

(iv) This Agreement does not restrict TSYS from Using for itself and/or other customers any TSYS Materials developed by or on behalf of TSYS or any of its Affiliates outside the scope of this Agreement (including [***] materials that [***] or [***] the [***] for [***] List Materials).

(b) Cessation of Use Upon Expiration or Termination of this Agreement. Except as otherwise requested or approved by Capital One, TSYS shall cease all Use of [***], other than the [***] Date Materials, upon expiration or termination of this Agreement except to the extent such materials are required to provide Termination/Expiration Assistance.

(c) Exclusivity. The following limitations on TSYS’ development of certain [***] are in addition to the restrictions on use of TSYS Developed Materials provided above:

(i) Pre-Commencement Date.

(A) Subject to Section 8.2(c)(i)(B) below, for [***] months after the Commencement Date, TSYS and its [***] to an item on the [***] List [***] TSYS or its Affiliates.

(B) During the period provided in Section 8.2(c)(i)(A), TSYS may [***] (or, in the case of a [***] that is part of the [***], [***]) [***] an item on the [***] List [***] ([***] by TSYS [***]), regardless of the format of the [***]; provided that (1) if TSYS provides [***], TSYS may follow its normal practice of generally [***] to suggest [***] and (2) TSYS [***] any Restricted Employees (defined below) to [***] until the [***] of (x) if the Restricted Employee is not [***] the Development Pool, [***] months after the Commencement Date and (y) if the Restricted Employee is [***] the Development Pool, [***] months after the date such individual is [***] the Development Pool. “Restricted Employee” shall mean (a) any of an aggregate of [***] TSYS Personnel that Capital One may [***] (none of which may be [***] level or higher and no more than [***] of which may be [***]) and (b) any TSYS Personnel selected by TSYS to be [***] the Development Pool, in each case who were involved in the [***] of the [***] the applicable item on the [***] List.

(C) After the period provided in Section 8.2(c)(i)(A), this Agreement shall not restrict TSYS from [***] (and [***] and/or [***]) [***] an item on the [***] List provided it complies with its obligations in Section 13.

(ii) Post-Commencement Date.

(A) Subject to Section 8.2(c)(ii)(B) below, for [***] months after the [***] is first [***] for [***], TSYS and its Affiliates [***] an item on the [***] List for any other customer of TSYS or its Affiliates.

(B) During the period provided in Section 8.2(c)(ii)(A), TSYS may [***] (or, in the case of a [***] that is part of the [***], [***]) [***] an item on the [***] List [***] a [***] ([***] by TSYS [***] to [***]), regardless of the format of the [***]; provided that (1) if TSYS provides [***], TSYS may follow its normal practice of generally [***] to suggest [***] and (2) TSYS [***] any individual involved in the [***] of such [***] for Capital One to [***] such [***] until after such individual [***] the Development Pool.

(C) After the period provided in Section 8.2(c)(ii)(A), this Agreement shall not restrict TSYS from [***] (and [***] and/or [***]) [***] an item on the [***] List provided it complies with its obligations in Section 13.

(iii) Information Bulletins. If pursuant to Section 8.2(c)(i)(B) or 8.2(c)(ii)(B) TSYS is permitted to [***] on the [***] List or [***] List for [***], then TSYS may (A) list the [***] in a standard TS2 information bulletin, (B) respond to [***], and [***] the [***], any [***] such information bulletin and ([***] by TSYS) [***] such [***] such [***], and (C) [***] the [***] for any [***] that [***]. TSYS may not otherwise [***] or [***] the [***] to or for [***] during the [***] month periods referenced above.

(d) Access to [***]. Notwithstanding any [***] TSYS has with [***], if Capital One requests [***] contained in [***] that TSYS [***] for [***], TSYS shall [***] that [***] to Capital One [***] (other than [***] pursuant to Schedule [***] for any [***] that may be required to integrate such [***] with [***] TS2).

(e) Incorporation of Capital One Confidential Information in TSYS Developed Materials. TSYS shall create and maintain a written record of the TSYS Developed Materials that contain Capital One Confidential Information. The record shall be sufficiently detailed to enable TSYS to identify and remove all Capital One Confidential Information prior to using such TSYS Developed Materials (if and to the extent permitted by this Section 8) for a purpose other than providing Services to Capital One and Capital One’s Affiliates.

8.3	Process For [***] the Lists

(a) The parties recognize that all key [***] Capital One may desire to be [***] to the Commencement Date that [***] the [***] provided by the TSYS System and the [***] by Capital One [***] as of the Effective Date. Accordingly, Capital One may [***], prior to the Commencement Date, up to [***] that in Capital One’s reasonable judgment should [***] the [***] the [***] on the [***] List, provided such [***] are: (i) reasonably expected to give Capital One a [***]; (ii) not generally [***] or [***] in the [***]; and (iii) not at the time [***] (other than due to TSYS’ [***] for Capital One). Such [***] shall be [***] the [***] List in accordance with the procedure specified in Section 8.3(b) and the restrictions applicable to the related [***] List Materials shall apply. The parties acknowledge that items such as Capital One’s [***] would be considered a [***] “[***]” for purposes of this Section. The parties acknowledge that items such as Capital One’s “[***]” would be considered [***] “[***]” for purposes of this Section.

(b) Within [***] days after Capital One notifies TSYS that it desires to [***] an [***] to a List (time being of the essence), TSYS may notify Capital One either (i) that Capital One’s designation is [***] for TSYS to [***] (TSYS shall not have [***] for items it is [***] for Capital One) or (ii) that the [***] does not meet the [***] for [***] on the [***] List provided in Section 8.3(a) or in the definition of [***] List, as applicable. If TSYS does not so notify Capital One, the item shall be automatically [***] to the [***] List. If TSYS objects on the basis specified in clause (i) or (ii) of the first sentence of this paragraph, TSYS shall, within a reasonable period of time following delivery of the notice to Capital One, reasonably document the basis for [***]. The parties shall meet to discuss TSYS’ [***] within [***] Business Days following delivery of such documentation to Capital One, and if they cannot resolve the dispute, the dispute may be submitted by either party to Expedited Dispute Resolution under Section 18.6.

(c) TSYS shall provide a copy of its then current [***] every [***] months (or earlier, within [***] days of request, as Capital One may reasonably request). Any objection by TSYS to an [***] on a List on the grounds that it is already [***] shall only be valid if such

[***] was on the last list provided by TSYS or TSYS can demonstrate by business records maintained in the ordinary course was [***] after the last list was prepared but prior to the date of Capital One’s request.

8.4	TSYS Materials

(a) General. As between the parties, TSYS retains all right, title, and interest in and to TSYS Materials, subject to Section 8.4(b), the TS2 License Agreement, and the [***] Agreement.

(b) Grant of Rights.

(i) TSYS grants to Capital One, during the Term, and for any period during which Capital One receives Termination/Expiration Assistance and the Development Pool is providing development services, a right to allow Development Pool Personnel to Use the TSYS System and TSYS Materials, including all [***], Documentation, other materials necessary for the Use thereof, to [***] TS2. For the avoidance of doubt, except where authorized by TSYS, personnel who are not members of the Development Pool shall not be permitted [***] the [***] of the TSYS System.

(ii) TSYS grants Capital One a [***] worldwide license to Use any non-Software TSYS Materials incorporated in Capital One Developed Materials, subject to Capital One’s obligations of confidentiality with respect to any TSYS Confidential Information that TSYS identifies prior to incorporation into such Capital One Developed Materials.

(c) Licensed Materials and [***] Software. For purposes of the TS2 [***] Agreement, the TSYS Developed Materials relating to [***] TS2 shall be deemed part of the Licensed Materials. For purposes of the [***] Agreement, the TSYS Developed Materials relating to the [***] Software shall be deemed part of the [***] Software [***].

8.5	Third Party Materials

(a) Representation and Warranty. TSYS represents and warrants, as of the Effective Date, as follows:

(i) Section 1 of Schedule K lists all Third Party Materials that are incorporated into the TSYS System (as amended from time to time, the “TPM Required to Provide Services”) and Section 2 of Schedule K lists all other Third Party Materials required for Capital One and the Permitted Users to receive the Services in the manner contemplated by this Agreement (as amended from time to time, the “TPM Required to Receive Services” and, together with the TPM Required to Provide Services, the “Schedule K Materials”); and

(ii) all Third Party Materials listed in Schedule K are commercially available to the general public.

(b) Allocation of Responsibility for Schedule K Materials.

(i) Subject to Section 8.5(b)(vii), TSYS may change and add to the Schedule K Materials at any time without Capital One’s consent. TSYS shall give Capital One written notice of each such change and addition prior to the effective date of such change or addition (each, a “Schedule K Change Notice”).

(ii) If TSYS [***] the TPM Required to Receive Services without [***], and such [***] and [***] in connection with the TPM Required to Receive Services, then TSYS will [***] for such [***].

(iii) Except as expressly provided in Section 8.5(b)(iv), Capital One is solely responsible for obtaining, at Capital One’s sole expense, all of the TPM Required to Provide Services that Capital One may require if Capital One exercises the License Option. Capital One acknowledges that TSYS recommended that Capital One make arrangements prior to the Effective Date with the vendors of all TPM Required to Provide Services listed on Schedule K at the Effective Date so that such TPM Required to Provide Services can be obtained by Capital One on terms acceptable to Capital One if Capital One exercises the License Option.

(iv) If TSYS changes or adds to any of the TPM Required to Provide Services, and the changed or additional item is not a new version of an item of the TPM Required to Provide Services and is not commercially available, then in the applicable Schedule K Change Notice TSYS will so advise Capital One and will recommend one or more commercially available alternatives. Capital One shall be solely responsible for obtaining, at Capital One’s sole expense, any such alternative that Capital One may require if it exercises the License Option. If Capital One exercise the License Option, TSYS shall, at TSYS’ sole expense, make such modifications to the Licensed Materials as may be necessary so that the Licensed Materials are compatible with the alternative that was recommended by TSYS (as it exists at the time of the recommendation) and that was selected by Capital One.

(v) During the Term, TSYS shall license and maintain, at TSYS’ sole expense, the TPM Required to Provide Services and any additional Third Party Materials that are (A) part of the TSYS System or (B) required to operate the TSYS System or otherwise perform the Services.

(vi) During the Term, Capital One shall license and maintain, at Capital One’s sole expense except as provided in Section 8.5(b)(ii), the TPM Required to Receive Services.

(vii) TSYS shall not [***] any TSYS [***] that is part of the Licensed Materials with [***] without Capital One’s consent, which Capital One may withhold in its sole discretion.

(viii) If pursuant to Section 3.2(a) Third Party Software is added to the TSYS System at the request of Capital One (regardless of whether such Third Party Software is Application Software or Systems Software), unless TSYS was otherwise responsible to provide the required functionality and failed to do so, Capital One shall be responsible for the charges imposed by the relevant third party. None of such Third Party Software shall be included in the Licensed Materials.

8.6	Wholly New Developed Materials

Wholly New Developed Materials are outside the scope of this Agreement. Neither TSYS nor the Development Pool shall develop any Wholly New Developed Materials except pursuant to a separate written agreement entered into by the parties.

8.7	Works Made for Hire

(a) Capital One Developed Materials shall be deemed “Works Made For Hire” for Capital One for purposes of copyright law. If, and to the extent, any of the Capital One Developed Materials is not deemed a “Work Made For Hire” under relevant law, TSYS hereby irrevocably assigns, transfers and conveys to Capital One without further consideration all of its Non-Patent Intellectual Property rights, title and interest in such Capital One Developed Materials (excluding any pre-existing TSYS Materials incorporated in such Capital One Developed Materials). Capital One and its assigns may obtain and hold in their own name all such Non-Patent Intellectual Property Rights in and to such Capital One Developed Materials. TSYS agrees to (and shall cause its employees and subcontractors to) execute any documents or take any other actions as may reasonably be necessary, or as Capital One may reasonably request, to perfect Capital One’s ownership of such Non-Patent Intellectual Property Rights, without additional consideration and regardless of whether during or after the Term. TSYS shall maintain appropriate proprietary rights agreements with employees, subcontractors, and third parties sufficient to grant and transfer to Capital One all of the rights granted hereunder.

(b) Capital One hereby irrevocably assigns, transfers and conveys to TSYS without further consideration all of its Non-Patent Intellectual Property rights, title and interest in the TSYS Developed Materials (excluding any pre-existing Capital One Materials incorporated in such TSYS Developed Materials). TSYS and its assigns may obtain and hold in their own name all such Non-Patent Intellectual Property Rights in and to such materials. Capital One agrees to (and shall cause its employees and subcontractors to) execute any documents or take any other actions as may reasonably be necessary, or as TSYS may reasonably request, to perfect TSYS’ ownership of such TSYS Developed Materials, without additional consideration and regardless of whether during or after the Term. Capital One shall maintain appropriate proprietary rights agreements with employees, subcontractors, and third parties sufficient to grant and transfer to TSYS all of the rights granted hereunder.

8.8	Patent Rights

(a) Patent Rights shall be owned by the party who was the employer of (or contracting party with) the inventor(s) of the patentable subject matter; provided that (i) Patent Rights in any new patentable subject matter that is invented (A) by the [***] or (B) by TSYS Personnel, [***] TSYS Personnel, on [***] the Initial Conversion Plan shall be owned by TSYS and (ii) [***] TSYS [***] will be considered a “contracting party with” an employee or contractor [***]. Capital One shall have a [***], non-exclusive license (with right to sublicense to entities providing services to Capital One and its Affiliates) to practice (including the right to make and have made) under any of such patents for the purpose of providing services to Capital One and its Affiliates without further action being necessary for the term of any such patents.

(b) If TSYS does not [***] with the [***] and [***] for a [***] by [***] (A) or (B) of Section 8.8(a) within [***] months after the date such [***] is [***] by the parties (e.g., in [***] or [***]), then as between the parties, Capital One will have the [***] to [***] and [***] a [***] with respect to such [***], at Capital One’s sole cost and expense, and Capital One will [***] and [***] any [***] that may [***] of [***]. TSYS shall have a [***], non exclusive license (with the right to sublicense to entities receiving services or software from TSYS and its Affiliates) to practice (including the right to make and have made) under any patents Capital One obtains in such patentable invention for the purpose of providing services or software to TSYS and its Affiliates, and their respective customers and licensees, without further action being necessary for the term of any such patents.

(c) Except as expressly provided in this Section 8, nothing in this Agreement is intended to grant, and no grant shall be implied of, any right, title, or other interest in any Patent Right of one party to the other party.

8.9	[***] of TSYS Patents

At no time will TSYS or its Affiliates [***] Capital One or any Capital One Affiliate or any of their service providers or vendors (solely to the extent that such service providers or vendors are providing services to Capital One or a Capital One Affiliate), any Covered Patent [***] (a) [***] such Covered Patent and of the portion of [***] TS2 to [***], which may be given during the Term and (b) [***] the effective date of termination of this Agreement. “Covered Patent” shall mean any patent that relates to the Services provided to Capital One under this Agreement and that is in existence or applied for as of the date of termination of this Agreement or within the two year period thereafter. This Section 8.9 shall not apply to U.S. Patent 6,817,008, issued November 9, 2004.

8.10	Bankruptcy Code Section 365(n)

All rights and licenses to Developed Materials, TSYS Materials, and Capital One Materials granted under or pursuant to this Agreement will be deemed to be, for the purposes of Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”), licenses to rights in “intellectual property” as defined under the Bankruptcy Code. Accordingly, the licensee of such rights shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. In the event of the commencement of bankruptcy proceedings by or against either party under the Bankruptcy Code, the other party shall be entitled to retain all of its rights in such Developed Works, TSYS Materials, and Capital One Materials under this Agreement.

8.11	Residual Knowledge and Further Rights

(a) Nothing contained in this Agreement shall restrict a party from the use of any general ideas, concepts, know-how, methodologies, processes, technologies, algorithms, or techniques relating to the Services that are retained in the unaided mental impressions of such party’s personnel, which either party, individually or jointly, develops or discloses under this Agreement, provided that in doing so such party does not [***] under Section 13 or otherwise infringe the Intellectual Property Rights of the other party or third parties who have licensed or provided materials to the other party. For the avoidance of doubt, this Section 8.11(a) is not intended to restrict TSYS’ right to use TSYS Personnel that may have access to Capital One Confidential Information from working for other TSYS customers, provided (i) use of such personnel is not otherwise prohibited under this Agreement and (ii) in doing so TSYS does not [***] under Section 13 or otherwise infringe the Intellectual Property Rights of Capital One.

(b) TSYS’ rights of use in this Section 8 are in all cases subject to Capital One Patent Rights (i.e., TSYS may not infringe upon any Capital One patent even if use of a material or functionality is permitted in this Section 8).

(c) TSYS Developed Materials and information pertaining thereto that TSYS has a right to use under this Section 8 for a purpose other than providing Services for Capital One or that are derivative of Capital One Confidential Information shall have all Capital One

Confidential Information removed by TSYS prior to TSYS using or disclosing such TSYS Developed Materials for any purpose other than providing Services for Capital One.

(d) Except for the license rights contained in this Section 8, the TS2 License Agreement, and the [***] Agreement, neither this Agreement nor any disclosure made under this Agreement grants any license to either party in the Intellectual Property Rights of the other party. This Section 8.11 shall survive termination/expiration of this Agreement.

8.12	Export

Certain goods and technology to be provided under this Agreement, including certain software and technical data, as well as certain transactions under this Agreement may be subject to export controls under Applicable Laws. The parties shall ensure that all exports and re-exports of all goods and technology or any direct product thereof are made consistent with Applicable Laws, including all applicable export controls. Neither party shall undertake any transaction in violation of any such laws or regulations. To the extent within a party’s control, that party shall be responsible for, and shall coordinate and oversee, compliance with such export laws in respect of such items exported or imported under this Agreement.

8.13	TS2 License Option

(a) Pursuant to the terms of the TS2 License Agreement, TSYS has licensed the Licensed Materials to Capital One (“TS2 License”). At any time following either (i) completion of the Processing Year [***] (except if the Agreement is being terminated by TSYS pursuant to Section 19.1(b)); or (ii) the date this Agreement is terminated by either party (except where such termination is (A) by Capital One for convenience pursuant to Section 19.2 effective prior to the end of Processing Year [***]; (B) by TSYS pursuant to Section 19.1(b); or (C) by either party prior to the Commencement Date), Capital One may exercise an option to activate the TS2 License (the “License Option”).

(b) If Capital One exercises the License Option the parties shall cooperate to transition the Capital One Accounts from TSYS’ to Capital One’s (or its designee’s) facility in accordance with the appropriate portions of Schedule A, applicable portions of Section 19.8, if any, and the TS2 License Agreement.

(c) If Capital One exercises the License Option, this Agreement will terminate on the Actual Migration Completion Date.

(d) If Capital One exercises the License Option, and the effective date of termination of this Agreement pursuant to Section 8.13(c) is during the [***] or [***] Processing Years, then Capital One will pay the applicable Termination Charge specified in Section 6 of Schedule C.

(e) On the date Capital One exercises the License Option, it shall elect whether or not to include [***] in the Licensed Materials. Capital One may not elect to include [***] in the Licensed Materials if Capital One did not [***] to include [***] in the scope of Services under this Agreement as of the Commencement Date, or did so elect but subsequently removed [***] from the scope of Services under this Agreement, unless the parties reach agreement on new financial terms for the inclusion of [***] in the Licensed Materials. The parties acknowledge that the [***] in the TS2 License Agreement with [***] included are based on the assumption that [***] will be [***] the Services provided by TSYS throughout the Term.

(f) At any time prior to the Actual Migration Completion Date, Capital One may rescind the exercise of the License Option and continue receiving Services under this Agreement as if the License Option had not been exercised. Without modifying the parties’ obligations under Section 7.4 of Schedule C, Capital One shall [***] TSYS for its [***] in [***] for the [***] (and any [***] to [***] to [***] to [***] the Services under this Agreement), such as [***] to [***] which had been [***]) unless the reason for the [***] is TSYS’ [***] to [***] with its [***] under the [***].

(g) Subject to the exceptions in Section 8.13(a), the right for Capital One to exercise the License Option will survive for [***] days following the effective date of termination or expiration of this Agreement.

9	PROJECT AND CONTRACT MANAGEMENT

9.1	Steering Committee

The parties shall form a steering committee to facilitate communications between them (the “Steering Committee”). The Steering Committee initially shall be composed of the persons set forth in Schedule R. Each party shall be entitled to half the seats. Either party may substitute other individuals, either temporarily due to the unavailability of a designated individual or permanently; provided that a proposed permanent substitution by TSYS shall require the prior approval of Capital One where such proposed substitution has a less senior position in the TSYS organization than the prior Steering Committee member.

9.2	Reports and Meetings

(a) Reports. Schedule R contains a list of reports that TSYS will issue to Capital One. TSYS shall issue such reports at the frequency and in the format specified in Schedule R.

(i) As one such report, TSYS shall provide a monthly performance report, which shall be delivered to Capital One within [***] Business Days after the end of each month, describing TSYS’ performance of the Services in the prior month (the “Monthly Performance Report”). Such Monthly Performance Report shall:

(A) separately address TSYS’ performance in each area of the Services, including, as applicable, conversion, development activities, and hosting and processing Services;

(B) for each area of the Services, assess the degree to which TSYS has attained or failed to attain the pertinent objectives in that area, including with respect to the Service Levels;

(C) include the information required by Section 3.3(b) of Schedule B;

(D) describe the status of problem resolution efforts, ongoing projects (including Conversion and development projects), and other initiatives;

(E) set forth a record of the material Equipment, Software and personnel changes that pertain to the Services and describe planned changes during the upcoming month that may affect the Services; and

(F) set forth the number of Active Accounts and the utilization of capacity for the month and report on Account and utilization trends and statistics.

(ii) As another such report, TSYS shall provide to Capital One regular information bulletins (no later than provided to any other TSYS customer) concerning the operation and development projects related to the [***] TS2 and other components of TSYS’ standard TS2 Processing Platform. These information bulletins shall:

(A) provide advance notice regarding upcoming enhancements to the [***] TS2; and

(B) provide implementation dates, features, and specific directions on where to locate more detailed information.

(b) Meetings. Schedule R contains a list of meetings that shall be held between representatives of Capital One and TSYS. Either party may prepare and circulate an agenda in advance of each such meeting to give participants an opportunity to prepare for the meeting. The parties shall establish procedures for preparing and circulating minutes promptly after each meeting, although the party not preparing the minutes shall not be bound thereto or obligated to correct or object to any errors therein. As of the Effective Date, such meetings shall include the following:

(i) an operations call [***] to discuss the operation and performance of the Services since the last such call;

(ii) a [***] meeting of the Capital One Contract Manager and the TSYS Services Manager to discuss the status of any on-going Conversion, day-to-day operations during the Term, and such other matters as appropriate;

(iii) a [***] meeting among operational personnel representing Capital One and TSYS to discuss the Monthly Performance Report, daily performance, planned or anticipated activities and changes that might adversely affect performance, and otherwise to address, review and discuss matters specific to Capital One;

(iv) a [***] management meeting of the Steering Committee to review the reports for the quarter, review TSYS’ overall performance under the Agreement, review progress on the resolution of issues, provide a strategic outlook for new TS2 developments and discuss how they can be incorporated into [***] TS2, and discuss such other matters as appropriate;

(v) a [***] meeting by the parties to review relevant contract and performance issues; and

(vi) such other meetings between Capital One representatives and TSYS Personnel, including meetings between Capital One and TSYS’ Chief Executive Officer and Chief Operating Officer, reasonably requested by either party as necessary to address performance of the Services.

9.3	Procedures Manual

(a) On the Effective Date, the parties have approved the version of the procedures manual for this Agreement (the “Procedures Manual”) by signing the acknowledgement page thereof. The table of contents for the Procedures Manual as of the Effective Date is provided in Schedule Y.

(b) If the Procedures Manual is inconsistent with the requirements provided in the Main Body of the Agreement or Schedule A, then the applicable provisions of the Main Body of the Agreement or Schedule A, as applicable, shall control. The Procedures Manual may be amended as mutually agreed by the parties.

(c) TSYS shall periodically (including prior to the Commencement Date) update the Procedures Manual to reflect changes in the operations or procedures described therein, subject to the following: (i) all updates of the Procedures Manual shall be provided to Capital One for review and comment and (ii) all updates of the issues resolution methodology, Change Control Procedure, and Development Methodology shall require Capital One’s approval prior to becoming effective. TSYS shall perform the Services in accordance with the Procedures Manual, to the extent applicable.

9.4	Change Control

TSYS shall comply with the following change control requirements when making any changes to the TSYS System:

(a) prior to implementing or changing any technology or functionality, in the TSYS System, or using any new Software or new Equipment to provide the Services, TSYS shall have complied with all applicable provisions of the Development Methodology and of the Change Control Procedure in the Procedures Manual (the “Change Control Procedure”);

(b) TSYS shall schedule, and shall use Commercially Reasonable Efforts to perform, all development work under this Agreement and all changes described in Section 9.4(a) so as not to have an adverse impact on the Services;

(c) TSYS shall not make the following changes, including implementing or changing any technology or functionality in the applicable components of the TSYS System, without first obtaining Capital One’s approval pursuant to the applicable provisions of the Development Methodology and/or the Change Control Procedure:

(i) a change adversely affecting the function or performance of, or decreasing to any significant degree the resource efficiency of, the [***] or the [***] in more than insubstantial ways;

(ii) a change materially reducing the functionality, parameters, capabilities, or processing speed of the [***] TS2; or

(iii) a [***] which has the effect of increasing Capital One’s [***] under this Agreement or other [***] or [***] of Capital One.

However, TSYS may make temporary changes required by an emergency if it has been unable to contact an appropriate Capital One representative to obtain such approval after making reasonable efforts. TSYS shall document and promptly report such emergency changes to Capital One, which changes shall then be subject to Capital One’s approval under this Agreement.

(d) TSYS shall perform Conversion activities and move enhancements and programs from development and test environments to production environments in accordance with the Development Methodology and the Change Control Procedure.

9.5	Technology Planning

(a) Each party will designate an equal number of individuals to serve on a subcommittee of the Steering Committee (the “Technology Subcommittee”) to review and assess the performance of [***] TS2, other components of the TSYS System, and [***] and to develop plans for enhancing [***] TS2, other components of the TSYS System, [***], and the Services over time. Such plans may include:

(i) the identification of new developments and enhancements to improve the quality of [***] TS2;

(ii) a description of the types and volumes of personnel skills and abilities needed to respond to any recommended changes or upgrades in technology and to changes, increases and decreases in Capital One’s demand;

(iii) general plans for improving Service Level performance through improvements in [***] TS2, other components of the TSYS System, and [***]; and

(iv) a general plan and a projected time schedule for developing and achieving the recommended elements in accordance with the Development Methodology.

(b) The Technology Subcommittee shall meet on a [***] basis or more frequently if recommended by the Steering Committee to support Capital One’s business planning cycles or to address changes in the business of Capital One that materially impact [***] TS2, [***], and other information technology systems.

9.6	TS2 Development Priorities

Capital One will be provided significant input into TSYS’ development priorities for the [***] TS2 Processing Platform and related technologies, including ‘a seat at the table’ for all user group and similar meetings. Capital One will have at least the same opportunity to beta test new developments on the [***] TS2 Processing Platform as is provided to any other TSYS customer who has a dedicated version of a system that evolved from TS2.

9.7	Quality Assurance and Improvement Programs

As part of its total quality management process, TSYS shall provide quality assurance and quality improvement through: (a) the identification and application of proven techniques and tools from [***]; and (b) the implementation of programs, practices and measures designed to improve compliance with the Service Levels. Such procedures shall include [***], and other procedures for Capital One to confirm the quality of TSYS’ performance. TSYS shall utilize project management tools, including productivity aids and project management systems, as appropriate in performing the Services.

9.8	Coordination of Additional Marketing to Capital One

TSYS shall coordinate all of its and its Affiliates marketing efforts with, and comply with the rules of marketing engagement provided from time to time by, the Capital One Contract Manager.

9.9	No Amendment and Order of Precedence

Operational documentation (including the Documentation, Change Control Procedure and other parts of the Procedures Manual) shall not be used to, and shall not, amend this Agreement. Except to the extent otherwise provided in this Agreement, if there is a conflict between the provisions of this Agreement and such documentation, the provisions of this Agreement shall control.

10	CAPITAL ONE RESPONSIBILITIES

10.1	Responsibilities

In addition to Capital One’s responsibilities as expressly set forth elsewhere in this Agreement, Capital One shall be responsible for the following:

(a) Capital One Contract Manager. Capital One shall designate one (1) individual to whom TSYS may address operational communications concerning this Agreement (the “Capital One Contract Manager”). The Capital One Contract Manager’s responsibilities will include:

(i) serving as Capital One’s principal point of contact regarding the Services and otherwise being responsible for all Services-related communications on behalf of Capital One;

(ii) overseeing and managing the performance of Capital One’s obligations under this Agreement; and

(iii) providing any necessary input and making required decisions in a timely manner.

(b) Capital One Cooperation. Capital One shall cooperate with TSYS, including by making available management decisions, information, approvals, and acceptances, as reasonably requested by TSYS so that TSYS may accomplish its obligations and responsibilities under this Agreement. In providing the Services, TSYS shall be entitled to rely on Capital One Data, information, and instructions provided by Capital One or its Affiliates to TSYS.

(c) Capital One Quality Control Notification. Capital One shall check information produced by TSYS, including, as applicable, information used to produce periodic Capital One Account statements, embossed cards and reports, to determine if such information is correct. Capital One shall notify TSYS if Capital One determines as a result of such checking there has been a non-insubstantial error in the Services. TSYS shall not be liable to Capital One with respect to any damages arising from an error in the Services during a period when (i) TSYS is not and should not reasonably be aware of the error and (ii) a Capital One representative at the appropriate level is or reasonably should be aware of the error for more than [***] Business Days without notifying TSYS. The prior sentence shall only relieve TSYS of damages arising from the error during the period covered by items (i) and (ii) and shall not relieve TSYS of responsibility to correct the error once identified or of damages arising before or after the period covered by items (i) and (ii). For example, if Capital One discovers an inaccuracy in the TSYS System and waits [***] Business Days to report it to TSYS, then, as long as TSYS is not and should not reasonably be aware of the error, TSYS shall be relieved of damages arising from the error during the period beginning on the [***] Business Day and ending on the [***] Business Day when the error is reported.

(d) Telecommunications Access to TSYS Data Center(s). Capital One shall be responsible for providing the Capital One Telecom Infrastructure described in Section 6.12 of Schedule A. Capital One shall ensure that all telecommunications equipment used by it conform to operational interface specifications that are mutually agreed from time to time. TSYS shall not unreasonably withhold its approval to changes in such equipment proposed by Capital One, and Capital One [***] TSYS for any of its [***] and [***] resulting from such changes [***] and until TSYS [***] for any of its [***].

(e) Equipment. Capital One shall provide and maintain the Equipment in the Capital One Operating Environment. TSYS shall not change the configuration of [***] TS2 in a manner which shifts the processing burden to Equipment required to be provided by Capital One in the Capital One Operating Environment without Capital One’s prior written consent (which may be withheld in Capital One’s discretion) and an appropriate adjustment of the charges to reflect the reallocation of responsibility.

(f) Security. Capital One shall use Commercially Reasonable Efforts to implement security procedures designed to prevent unauthorized access to the TSYS System through the Capital One Operating Environment.

(g) Compliance With TSYS Rules. Capital One will use Commercially Reasonable Efforts to cause its personnel assigned to the Development Pool to comply with TSYS’ reasonable operational practices and procedures applicable to the Development Pool.

(h) Contractor Personnel in Development Pool. Capital One shall be responsible for the obligations, services, and functions performed by personnel of third party contractors designated by Capital One who are Development Pool Personnel to the same extent as if such obligations, services, and functions were performed by Capital One. Capital One shall not disclose TSYS Confidential Information to a subcontractor unless and until such subcontractor agress in writing to comply with obligations substantially similar to those in Section 13.3.

10.2	Savings Clause

(a) Due to the material adverse impact termination of this Agreement or suspension of performance of the Services would have on Capital One’s business, [***].

(b) TSYS ACKNOWLEDGES THAT CAPITAL ONE WOULD NOT BE WILLING TO ENTER INTO THIS AGREEMENT WITHOUT ASSURANCE THAT THIS AGREEMENT [***] AND THAT TSYS [***], AND ONLY TO THE EXTENT, EXPLICITLY PROVIDED HEREIN.

(c) Without limiting any provisions hereof that expressly excuse TSYS from performance (including provisions relating to a Force Majeure Event), TSYS’ nonperformance of its obligations under this Agreement [***]: (i) [***] the extent [***]; and (ii) TSYS provides Capital One with [***]. If requested by Capital One, TSYS shall use [***] Capital One’s, its Affiliates’ (or such third party’s) [***] (with Capital One being responsible to [***]).

11	CHARGES AND PAYMENT TERMS

ALL AMOUNTS TSYS MAY CHARGE FOR THE SERVICES ARE SET FORTH IN SCHEDULE C OR IN OTHER EXPRESS PAYMENT PROVISIONS OF THIS AGREEMENT. [***] HAVE THE RIGHT TO [***],

AND [***] SHALL NOT BE REQUIRED TO [***], [***] AMOUNTS FOR THE SERVICES OTHER THAN OR IN ADDITION TO THOSE PAYABLE TO TSYS UNDER SCHEDULE C AND UNDER THE OTHER EXPRESS PAYMENT PROVISIONS OF THIS AGREEMENT. SCHEDULE C ALSO CONTAINS THE INVOICING AND PAYMENT TERMS APPLICABLE TO THE CHARGES.

12	AUDITS

12.1	Generally

TSYS shall allow Capital One and Capital One Affiliates, and their respective internal and external auditors and Regulators (collectively, “Capital One Auditors”) reasonable access to TSYS Personnel and TSYS facilities, Equipment, Software, and Documentation used in providing Services to Capital One, and to the Capital One Data and Capital One-related records held by or under the control of TSYS at no additional charge and subject to the conditions set out in this Section 12, for the purpose of performing the audits described in this Agreement, including Section 6 and this Section 12. Capital One shall make good faith efforts to coordinate audits requested under this Section 12 so as to minimize the number of audits of the same subject matter performed separately by Capital One and the various Capital One Affiliates.

12.2	SAS 70 Audits

(a) General. Annually during the Term, TSYS shall retain a third party auditor (the “SAS 70 Auditor”) to perform an audit or series of audits, each of which audit(s) shall conform to the American Institute of Certified Public Accountants Statements of Auditing Standards No. 70 Type II (collectively, “SAS 70” audits) or any successor or substitute statement adopted by the American Institute of Certified Public Accountants, of the control activities and processes maintained by TSYS to provide the Services.

(b) Scope of Audit. The scope of the SAS 70 audit(s) shall at a minimum include TSYS’ [***], [***] TS2, [***], ([***] only), and other elements of the TSYS System and [***] used to provide the Services to Capital One and shall be sufficient to satisfy audit requirements generally applicable to financial and card processing institutions under Applicable Laws. At least [***] days prior to the initiation of each SAS 70 audit, TSYS shall provide in writing the proposed objectives and scope of the SAS 70 audit to Capital One. To the extent Capital One has any comments relative to such scope, it shall provide its comments in writing to TSYS at least [***] days prior to the SAS 70 audit being performed, and if in such comments Capital One in good faith identifies [***] or [***] issues (other than an increase in the [***] covered by the SAS 70 audit that is not required by Applicable Law) that the parties agree require a reasonable addition or change to the scope of the SAS 70 audit, then TSYS shall revise the scope of the SAS 70 audit as necessary to address such issues without additional charge to Capital One. If Capital One requests additions or changes to the scope of the SAS 70 audit that the parties do not agree to make pursuant to the previous sentence (including an increase in the [***] covered by the SAS 70 audit that is not required by Applicable Law), then (i) TSYS shall make such additions or changes and (ii) Capital One shall reimburse TSYS for any incremental Out-of-Pocket Expenses it incurs in making such additions or changes. Promptly after TSYS’ receipt of each such SAS 70 audit (but no later than [***] weeks), TSYS shall provide Capital One with a copy of the SAS 70 audit report, except such [***] week period shall be extended to [***] days if requested by TSYS and approved by Capital One, which approval shall not be unreasonably withheld.

(c) Addressing Capital One Questions and Concerns. Capital One may ask questions of TSYS concerning the SAS 70 audits and the SAS 70 reports, which TSYS shall promptly answer. If in Capital One’s opinion TSYS’ response does not satisfactorily answer Capital One’s questions, or if TSYS fails to respond promptly, then at Capital One’s request TSYS shall request the involvement of the SAS 70 Auditor to answer Capital One’s questions.

(d) Deficiencies. TSYS shall, as soon as reasonably practicable, remedy any material weakness noted in the SAS 70 audit, and regularly report on its progress in remedying such weaknesses (such reports shall be provided no less frequently than [***], but if material deficiencies are noted or Capital One otherwise requests TSYS shall report [***]). If the scope of the weakness requires efforts by TSYS beyond those that it is otherwise required to make in order to provide the Services, the effort to correct the same may be a New Additional Service in which event the charges therefor shall be established in accordance with Schedule C. Within [***] weeks following correction of the weakness TSYS: (i) will have the SAS 70 Auditor verify that the weakness has been corrected in a manner that meets SAS 70 requirements; and (ii) provide Capital One with a copy of the verification report.

(e) Change of Auditor. Upon any TSYS change of independent auditor acting as SAS 70 Auditor, TSYS shall provide Capital One written notice of such change as soon as it may legally do so. Any replacement SAS 70 Auditor shall be a nationally (United States) recognized auditing firm.

12.3	Regulatory Audits

(a) If any Association or Regulator requires that it be permitted to review or audit the Services or information concerning such Services held by TSYS under this Agreement, TSYS upon reasonable advance notice from Capital One (to the extent Capital One is able or permitted to provide such notice) shall at Capital One’s expense to the extent the amount of effort required is greater than that experienced by TSYS in regulatory audits for its other customers and the reason for such greater effort is caused by factors peculiar to Capital One, not to those involving TSYS, allow such Association or Regulator to conduct the required audit. At no time shall TSYS deny any such Association or Regulator access to facilities, records, Services, or materials necessary for it to perform a required audit.

(b) The Parties acknowledge that performance of the Services in or for Capital One Accounts in Canada is subject to examination by Canadian regulatory agencies, including the Office of the Superintendent of Financial Institutions (“OSFI”), and that each party is and shall be authorized to submit or furnish to any such regulatory agency reports, information or other data as may be required or requested by them under Applicable Laws to otherwise permit access by such agencies to information and data relevant to the Services. TSYS, to the extent legally permissible, shall promptly notify Capital One of, and provide details with respect to, any Capital One Confidential Information it provides to OSFI. TSYS also agrees to execute undertakings in favor of OSFI regarding the inspection of such data or information by OSFI, the undertakings to be in such form and contain such terms as the OSFI may reasonably require for that purpose from time to time.

12.4	Capital One Audits

(a) Capital One may conduct one (1) Capital One Audit (as defined below) on an annual basis for any reason. Additionally, if at any time, including during a disaster situation,

Capital One has reasonable material concerns or a reasonable basis for requesting information, Capital One shall first address such concerns or request such information from TSYS’ management, and to the extent its reasonable material concerns or reasonable basis for requesting information remain unsatisfied after such discussions and the other audits permitted hereunder, then Capital One shall have the right to [***] Capital One Audits. Each “Capital One Audit” may consist of an audit of:

(i) general controls and security practices and procedures used to protect Capital One Confidential Information;

(ii) the TSYS System and [***] Software and the integrity of Capital One Data processed, stored, supported and transmitted by the TSYS System or [***] Software;

(iii) books and records of TSYS which relate to the Services, including all supporting financial records and invoices upon which the Charges are based; provided that: (A) Capital One shall not be entitled to see any [***] of TSYS except to the extent such [***] is required to support a Charge for a [***] Expense, [***] Expense, or any Service for which this Agreement expressly provides that the Charge is to be computed by reference to [***]; and (B) in the case of [***] of the type described in the exception to item (A) that TSYS may not disclose to Capital One because of its obligations of confidentiality to third parties even after using Commercially Reasonable Efforts to obtain the right to disclose such information to Capital One, in lieu of disclosing such information to Capital One TSYS shall [***] an [***] to [***] to Capital One that the Charges based on such [***] are accurate);

(iv) supporting information and calculations regarding compliance with Service Levels;

(v) disaster recovery and back-up procedures;

(vi) information regarding the [***] and [***] of TSYS in performing the Services to the extent directly affecting Charges for, or timing of, Services, provided that (A) Capital One shall not be entitled to see any [***] information of TSYS except to the extent such [***] information is required to support a Charge for a [***] Expense, [***] Expense, or any Service for which this Agreement expressly provides that the Charge is to be computed by reference to[***]); and (B) in the case of [***] of the type described in the exception to item (A) that TSYS may not disclose to Capital One because of its obligations of confidentiality to third parties even after using Commercially Reasonable Efforts to obtain the right to disclose such information to Capital One, in lieu of disclosing such information to Capital One TSYS shall [***] an [***] to [***] to Capital One that the Charges based on such [***] are accurate); and

(vii) subject to Section 12.3, any other information or materials reasonably necessary to enable Capital One to meet, or to confirm that TSYS is meeting its obligations and responsibilities under Section 6.

(b) Each Capital One Audit shall be subject to the following conditions:

(i) Notice and Consent. Capital One will give TSYS not less than [***] days’ prior written notice of the date(s) on which Capital One proposes to conduct a Capital One Audit (this restriction shall not apply to Associations and Regulators). TSYS shall not unreasonably withhold its consent to Capital One’s conduct of a Capital One Audit on date(s) proposed by Capital One, but reserves the right to withhold its consent as to date(s) on which: (A) the relevant TSYS Personnel are not reasonably available due to their other work-related duties (but TSYS shall maintain sufficient staff that this shall not be a material impediment or persistently cause undue delay); or (B) other audits or regulatory examinations are being conducted on the same date(s) and the conduct of the Capital One Audit on such date(s) would unreasonably burden the TSYS Personnel and materially interfere with TSYS’ business activities. If TSYS reasonably withholds its consent, TSYS shall work in good faith to schedule the Capital One Audit as soon as is reasonably practicable. This will include TSYS promptly proposing different date(s) for the Capital One Audit, which shall be no more than [***] days after the date of Capital One’s original desired date.

(ii) [***]. The notice referenced in Section 12.4(b)(i) will be accompanied by a copy of Capital One’s proposed objective and scope of the Capital One Audit. Prior to Capital One Auditors arriving on-site, Capital One and representatives of TSYS will discuss and agree upon reasonable rules and administrative procedures applicable to Capital One’s proposed [***] and the logistics of conducting the Capital One Audit. The Capital One Audit must be conducted substantially in accordance with such agreement. Notwithstanding such agreement, Capital One shall be entitled to change the [***] and [***] of the Capital One Audit if at any time before or during such audit Capital One finds or receives information which reasonably raises additional concerns for Capital One, provided if Capital One changes the [***] or [***] of a Capital One Audit in a material way and TSYS is unable to accommodate the changed [***] or [***] on the scheduled audit dates, then TSYS may require Capital One to provide notice and obtain consent pursuant to Section 12.4(b)(i) prior to conducting the changed portion of the Capital One Audit. This requirement shall not apply to Associations and Regulators.

(iii) Minimize On-Site Presence. No more than [***] Capital One Auditors may be on-site at TSYS’ facilities at any time, and no more than [***] of the [***] Capital One Auditors may be external auditors unless they are Capital One’s official outside auditors or are performing what would otherwise be internal audit functions. This requirement shall not apply to Associations and Regulators.

(iv) Minimize Disruption. Capital One will conduct the Capital One Audit in such a way as to minimize unnecessary disruption of TSYS’ business activities, and the right of Capital One to review TSYS’ systems will be limited to the specific access necessary to perform the Capital One Audit. Capital One shall use reasonable efforts to minimize the number of Capital One Auditors required to conduct the Capital One Audit in an efficient and timely manner. This requirement shall not apply to Associations and Regulators. Capital One may not install, add or execute Software, or install, add or attach hardware, on any TSYS system in connection with any Capital One audit; provided, however, that Capital One may [***] and [***] of TSYS’ information technology infrastructure in accordance with Section [***] of this Agreement.

(v) Record Removal Restrictions. The Capital One Audit shall be conducted on site at TSYS’ premises under the observation of TSYS, and Capital One will not remove original copies of TSYS records from TSYS’ premises, although Capital One may remove its audit notes and, with TSYS’ consent (which consent TSYS shall not unreasonably withhold), copies of such records, and such copies shall constitute TSYS Confidential Information. This requirement shall not apply to Associations and Regulators.

(vi) TSYS Security. At all times while on site at TSYS’ premises, Capital One will comply with TSYS’ standard written security policies and procedures applicable to its general customer population of which Capital One is given prior written notice. This requirement shall not apply to Associations and Regulators.

(vii) Costs. Each of Capital One and TSYS will bear its own costs associated with any Capital One Audit. There shall be [***] to Capital One by TSYS in connection with TSYS’ compliance with any of the audit provisions in this Section 12 unless Capital One spends more than [***] Business Days during the first Processing Year or [***] Business Days during any subsequent Processing Year, on all Capital One audits during that year. If Capital One spends more Business Days than are permitted above during any Processing Year on all Capital One audits during that year, then Capital One will pay reasonable costs associated with data reports, handler costs, and other audit related expenses, including the cost of TSYS Personnel occupied with supervising and facilitating the Capital One Audit.

12.5	Audit Follow-up and Notification

(a) Following an audit or examination performed in connection with this Agreement, Capital One or the Capital One Auditors may conduct an exit conference with TSYS to obtain factual concurrence with issues identified in the review.

(b) At Capital One’s request, TSYS and Capital One shall promptly meet to review each Capital One Audit report after its issuance and to mutually agree upon the appropriate manner, if any, in which to respond to the changes suggested by the audit report.

(c) If TSYS or its Affiliates become aware (through internal or external audits or otherwise) of any deficiency in its operating practices or procedures that may be reasonably expected to have a material and adverse impact on the Services or Capital One, then: (i) TSYS shall provide Capital One with prompt formal notice thereof; (ii) TSYS executive management shall promptly meet with Capital One’s designated personnel to discuss the situation (to the extent legally permissible) and the steps TSYS will take to promptly remediate such deficiency; and (iii) TSYS shall perform such steps discussed by the parties and frequently report on the status of such efforts until the deficiency has been corrected.

(d) TSYS shall provide Capital One with prompt notice of any audit of TSYS operations conducted by a Regulator, excluding health and safety audits.

12.6	Records Retention

(a) TSYS shall maintain and provide, during each Capital One Audit, access upon request to the following records, documents, and other information, and any other records, documents, and other information reasonably requested by Capital One, required to meet Capital One’s audit rights under this Agreement:

(i) letters of intent;

(ii) Specifications;

(iii) project documentation;

(iv) copies of audits performed by or for TSYS under Section 12.2 and relevant audit information arising out of TSYS’ reporting obligation under Section 12.5(c);

(v) insurance policies;

(vi) invoices and supporting documentation;

(vii) non-disclosure and [***] agreements that TSYS is required to obtain pursuant to Section 13.3(f); and

(viii) Procedures Manual and related updates.

(b) TSYS shall maintain such records until the latest of:

(i) [***] after the date the record was created (except with respect to audit reports which shall be retained for [***] after creation and TSYS Personnel agreements and contracts, safety and health procedures, and insurance policies which shall be retained for [***] after the date they are last in effect);

(ii) the information is no longer required to comply with Capital One Directions; and

(iii) the information is no longer required for TSYS to comply with Applicable Laws applicable to TSYS.

provided, however, that when such records pertain to a pending matter relating to this Agreement (e.g., a dispute) they shall be retained until the matter is closed.

12.7	Overcharges

(a) If as a result of an audit or otherwise it is determined that TSYS has overcharged Capital One, TSYS shall credit Capital One’s account an amount equal to the overcharge plus [***] at the [***] calculated from the date of payment by Capital One to TSYS; provided that if TSYS discloses such overcharges to Capital One and offers to refund such overcharges in full prior to Capital One’s indication of the intention to audit and such overcharge was not the result of an intentional act to conceal such overcharges from Capital One, no interest shall be charged thereon if the amount of the overcharge does not exceed [***] percent ([***]%) of the Charges during the period audited.

(b) If the audit discloses that TSYS’ overcharges exceeded [***] percent ([***]%) of the Charges during the prior [***] months, then TSYS shall also reimburse Capital One for the reasonable cost of the portion of the audit related to such overcharges.

13	SAFEGUARDING OF DATA; CONFIDENTIALITY

13.1	Safeguarding Capital One Data

(a) Capital One Data shall be and remain, as between the parties, the property of Capital One. TSYS shall not: (i) use Capital One Data for any purpose other than in connection with providing the Services; (ii) sell, assign, lease or otherwise dispose of Capital One Data to third parties; (iii) possess or assert any lien or other right against Capital One Data; or (iv) commercially exploit Capital One Data.

(b) TSYS shall establish and maintain safeguards against the destruction, loss or alteration of Capital One Data in the possession or control of TSYS which are no less rigorous than those maintained by TSYS for its other customers’ information of a similar nature.

(c) Without limiting the generality of Section 13.1(a):

(i) If TSYS Personnel gain, or if TSYS believes the TSYS Personnel might have gained, access to Capital One Data that they are not permitted to access under this

Agreement, TSYS shall promptly report such incident to Capital One, describe in detail the accessed Capital One Data, and if requested return to Capital One any such Capital One Data.

(ii) TSYS shall utilize Commercially Reasonable Efforts, including systems security measures, to guard against the unauthorized access, alteration, or destruction of Capital One Data. Such measures shall include the use of Software which:

(A) requires all users to enter a user identification and password prior to gaining access to the information systems;

(B) controls and tracks the addition and deletion of users authorized to access Capital One Data; and

(C) controls and tracks user access to areas and features of the information systems.

13.2	GLB Compliance

(a) TSYS acknowledges that Capital One is subject to Title V of the GLB Act and the Interagency Guidelines Establishing Standards for Safeguarding Customer Information adopted by federal bank regulatory agencies, including the OTS and Board of Governors of the Federal Reserve System, as each may be amended from time to time (collectively, the “GLB Regulations”) and may be subject to Canadian Privacy Legislation pursuant to which Capital One is required to comply with certain regulations and implement certain procedures and processes with respect the privacy, use and protection of Personally Identifiable Information of Capital One’s customers or prospective customers, and, as a result of engaging TSYS to perform the Services is required to obtain certain undertakings from TSYS with regard to the privacy, use and protection of Personally Identifiable Information of Capital One’s customers or prospective customers. Therefore, notwithstanding anything to the contrary contained in this Agreement, and in addition to (and not in substitution for) TSYS’ other obligations under this Agreement, TSYS shall, in accordance with the GLB Act and the GLB Regulations, for so long as it retains Customer Information:

(i) protect and keep confidential all Personally Identifiable Information about or pertaining to Capital One’s customers, prospective customers or other individuals about whom Capital One has collected Personally Identifiable Information that is disclosed by Capital One or otherwise obtained by TSYS in the performance of its duties under this Agreement (collectively, the “Customer Information”). Customer Information includes all data considered “nonpublic personal information” as defined in Title V of the GLB Act and applicable regulations promulgated thereunder. During the Term, TSYS shall collect and use Customer Information only to the extent necessary to exercise its rights or perform its obligations under this Agreement for which such Customer Information was disclosed to TSYS or as otherwise directed by Capital One;

(ii) implement process and procedures designed to ensure that TSYS Personnel shall not attempt to access, or allow access to, any Customer Information that they are not permitted to access under this Agreement;

(iii) have administrative, technical, and physical safeguards to:

(A) ensure the security and confidentiality of such Customer Information;

(B) protect against any anticipated threats or hazards to the security or integrity of such Customer Information;

(C) protect against unauthorized access to or use of such Customer Information; and

(D) without limiting the generality of items (A) through (C) preceding, meet the objectives of the GLB Act and the GLB Regulations.

Such safeguards shall include using systems and controls that: (1) requires all users to enter a user identification and password prior to gaining access to Customer Information; (2) controls and tracks the addition and deletion of users authorized to access Customer Information; and (3) controls and tracks user access to Customer Information;

(iv) implement and maintain, at TSYS’ own expense, a [***] compliance with this Section 13.2 and appropriate mitigation strategies to address issues identified as a result of such [***]; and

(v) notify Capital One if TSYS discovers there has been a material breach of, or a serious attempt to breach, its security safeguards required by this Section 13.2 such that the security of Customer Information has been, or TSYS has a reasonable basis to believe may have been, compromised (including unauthorized access to and unauthorized attempts to access Customer Information). TSYS shall provide such notice promptly, and in all cases within [***] hours, after discovery of the breach or attempted breach. TSYS shall take appropriate actions to address incidents of unauthorized access to or use of Customer Information. Capital One may take all reasonable and appropriate steps to protect Customer Information in such event, including investigating TSYS’ security safeguards required under this Section 13.2.

(b) TSYS shall not retain Customer Information unless it is required to do so to perform the Services or by applicable law.

(c) Upon reasonable notice to TSYS, Capital One and its representatives may (at Capital One’s option) review either TSYS’ information technology infrastructure security or an independent audit provided by TSYS in order to monitor TSYS’ compliance with the terms of this Section 13.2. TSYS shall implement, and maintain, at TSYS’ own expense, appropriate mitigation strategies to address issues identified as a result of these reviews.

(d) The obligations set forth in this Section 13.2 are material for purposes of determining a breach of the Agreement, and they shall survive termination of this Agreement.

13.3	Confidentiality

(a) Confidential Information. TSYS and Capital One each acknowledge that they may be furnished with, receive or otherwise have access to information of or concerning the other party that such party considers to be confidential, a trade secret or otherwise restricted. “Confidential Information” shall mean all information, in any form, furnished or made available directly or indirectly by one party to the other that is marked confidential, restricted, or with a similar designation. Confidential Information furnished or made available by Capital One is “Capital One Confidential Information”. Confidential Information furnished or made available by TSYS is “TSYS Confidential Information”. The terms and conditions of this Agreement shall be deemed Confidential Information of each party.

(b) Capital One Confidential Information. Capital One Confidential Information also shall include, whether or not designated “Confidential Information”:

(i) Capital One Data and Customer Information;

(ii) Capital One Materials, including credit risk models, optimization models, authorization models, and marketing and product strategies;

(iii) the specifications, designs, documents, correspondence, software, documentation, data and other materials and work products furnished by Capital One to TSYS for use in the course of performing the Services;

(iv) all information concerning the operations, affairs and businesses of Capital One, the financial affairs of Capital One, and the relations of Capital One with its customers, employees and service providers (including customer lists, customer information, account information and consumer markets); and

(v) any other information reasonably designated as Capital One Confidential Information in this Agreement.

(c) TSYS Confidential Information. TSYS Confidential Information also shall include, whether or not designated “Confidential Information”:

(i) Third Party Materials licensed to TSYS;

(ii) the TSYS System;

(iii) the specifications, designs, documents, software, documentation, data and other materials and work products disclosed by TSYS or its Affiliates to Capital One within the Development Pool;

(iv) the specifications, designs, documents, software, documentation, data and other materials and work products disclosed by TSYS or its Affiliates to Capital One before Conversion that (A) was either covered by the Confidentiality Agreement between the parties dated May 27, 2004 or (B) a reasonably prudent business person would have considered to be of a confidential nature;

(v) all information concerning (A) TSYS employees and individual subcontractor personnel that a reasonably prudent employer would treat as confidential and/or (B) the relations of TSYS and its Affiliates with their service providers; and

(vi) any other information reasonably designated as TSYS Confidential Information in this Agreement.

(d) General Obligations.

(i) Neither party shall use the Confidential Information of the other party for any purpose other than in connection with providing or receiving, as applicable, the Services in accordance with this Agreement.

(ii) Each party shall use at least the same degree of care as it employs to avoid unauthorized disclosure of its own information, but in any event no less than Commercially Reasonable Efforts, to prevent disclosing to unauthorized persons the Confidential Information of the other party, provided that TSYS may disclose such information to properly authorized entities as and to the extent necessary for performance of the Services, and Capital

One may disclose such information to its Affiliates and to third parties as and to the extent necessary for Permitted Users’ receipt of the Services, where in each such case, the receiving entity first agrees in writing to comply with obligations substantially similar to those provided in this Section 13.3.

(iii) In addition, if a party to this Agreement requires the other party to use or exchange information with a third party in a manner contemplated by this Agreement, and the third party requires such other party to execute a non-disclosure agreement, then such other party shall not unreasonably refuse to agree to execute the form of non-disclosure agreement required by such a third party if such other party’s obligations under the provisions thereof, taken as a whole, are not substantially greater than the party’s obligations hereunder.

(iv) In the event of any actual or suspected misuse, disclosure or loss of, or inability to account for, any Confidential Information of the furnishing party, the receiving party shall:

(A) notify the furnishing party promptly after becoming aware thereof;

(B) furnish to the other party full details of the unauthorized possession, use, or knowledge, or attempt thereof, and use reasonable efforts to assist the other party in investigating or preventing the reoccurrence of any unauthorized possession, use, or knowledge, or attempt thereof; and

(C) promptly take such actions as may be necessary or reasonably requested by the furnishing party to minimize the violation and any damage resulting therefrom.

(v) Neither party shall commence any legal action or proceeding against a third party with respect of any unauthorized possession, use, or knowledge, or attempt thereof, of Confidential Information by any person or entity which action or proceeding identifies the other party or the other party’s Confidential Information without the other party’s prior written consent.

(vi) The parties’ obligations respecting Confidential Information shall continue for a period of [***] years following expiration or termination of this Agreement, provided that the obligation with respect to Capital One Data, Customer Information, and the TSYS System shall continue in perpetuity, without limitation.

(e) Additional Obligations with Regard to Capital One [***]. This Section 13.3(e) provides certain additional confidentiality obligations that apply to “Capital One [***]”. Capital One [***] shall mean any [***] of Capital One [***] based on the [***], including [***] (e.g., [***]), [***] (e.g., [***] and [***]), [***] and [***], and [***].

(i) Prior to the Commencement Date, TSYS shall provide (and update Schedule J to include) a complete list of the TSYS Personnel that the parties believe require access to Capital One [***] to perform the Services. The parties will update such list during the Term as necessary to maintain a complete list of the TSYS Personnel who have had or who are expected to require access to Capital One [***], and will cooperate to minimize the number of TSYS Personnel requiring access to Capital One [***] in performance of the Services. Without each party’s consent such list shall not exceed [***] individuals.

(ii) TSYS shall:

(A) use Commercially Reasonable Efforts to cause TSYS Personnel with access to Capital One [***] to not disclose such information to other TSYS Personnel not listed on Schedule J (or the current list mutually maintained), and TSYS shall promptly (and in all cases within [***] hours) notify Capital One of any unauthorized disclosure of which TSYS has actual knowledge; and

(B) inform Capital One in writing, upon Capital One’s request, of the [***] of other [***] of TSYS for whom each such individual is [***] during the [***] months following his or her last access to Capital One [***].

(f) Non-Disclosure Agreements.

(i) TSYS shall require that (A) all TSYS Personnel who have access to Capital One [***] execute the [***] agreement attached as “Form A” in Schedule I; and (B) subject to the last sentence of this Section 13.3(f)(i), all TSYS Personnel who are authorized to have access to Capital One Data or Capital One Confidential Information execute the non-disclosure agreement attached as “Form B” in Schedule I (Form A and Form B collectively, “Non-Disclosure Agreements”). TSYS shall provide the Capital One Contract Manager with copies of all Non-Disclosure Agreements executed by TSYS Personnel prior to the date such TSYS Personnel begin work on the Capital One account. In the case of TSYS Personnel who are not TSYS employees, another form may be used lieu of Form B so long as it provides substantially equivalent protection to Capital One and TSYS complies with its other obligations under Section 5.7.

(ii) TSYS shall [***] TSYS Personnel. If TSYS changes any of its standard non-disclosure agreements (i.e., form agreements used generally for other TSYS accounts) in order to address changes in Applicable Laws, TSYS shall inform Capital One of the changes it is making and the rationale for such changes and will not unreasonably refuse to consent to any changes to the Non-Disclosure Agreements desired by Capital One to comply with changes in Applicable Law.

(iii) If the requirement to have individuals who are to have access to Capital One [***] execute Form A causes TSYS [***] to [***] to [***] the Services in accordance with this Agreement, TSYS shall inform Capital One and the parties shall attempt to ameliorate the situation. Until such situation is ameliorated TSYS shall be [***] any [***] to [***] the Services to the [***] is [***] by such requirement.

(iv) Capital One may change the list of companies in Attachment A to Form A at any time to conform to the Capital One Competitor list, effective only as to individuals who have not yet at that time executed the Form A. If an individual who has executed Form A and has left (or is about to leave) the employ of TSYS notifies TSYS that he or she has [***], TSYS shall promptly provide Capital One a copy of the notice. If the TSYS [***] or other TSYS [***] have actual knowledge of circumstances that indicate that an individual who has executed Form A and/or Form B is in breach of his or her obligations thereunder TSYS shall promptly notify Capital One. If an individual who has executed Form A gives notice pursuant to Section 2(b) of Form A that he or she intends to [***] by Section 2(a) of Form A, and Capital One indicates that it desires that TSYS [***] pursuant to Section [***], TSYS shall [***] by Section [***] and [***] to [***] on [***] (including the [***] of any [***] on TSYS).

(v) Subject to the last sentence of this Section 13.3(f)(v), Capital One shall [***] execute the non-disclosure agreement attached as “Form C” in Schedule I. Capital One shall provide TSYS with [***]. In the case of [***], another form may be used in lieu of Form C so long as it provides substantially equivalent protection to [***].

(g) Exclusions. Section 13.3(d) shall not apply to any particular information (other than Capital One Data and any Customer Information) which TSYS or Capital One can demonstrate:

(i) was, at the time of disclosure to it, in the public knowledge;

(ii) after disclosure to it, is published or otherwise becomes part of the public knowledge through no fault of the receiving party;

(iii) was lawfully in the possession of the receiving party at the time of disclosure to it without obligation of confidentiality;

(iv) was received after disclosure to it from a third party who had a lawful right to disclose such information to it without any obligation to restrict its further use or disclosure; or

(v) was independently developed by the receiving party without reference to Confidential Information of the furnishing party.

13.4	Disclosures Required by Law

A party shall not be considered to have breached its obligations by disclosing Confidential Information (including Capital One Data and Customer Information) of the other party as required to satisfy any Applicable Laws, provided that, promptly upon receiving any request or demand therefor (to the extent that it may legally do so) such party advises the other party of the request prior to making such disclosure in order that the other party may interpose an objection to such disclosure, take action to assure confidential handling of the Confidential Information, and take such other action as it deems appropriate to protect the Confidential Information. A party receiving legal process (such as subpoenas, civil investigative demands, etc.) from a third party related to a claim against or investigation of the other party, shall be entitled to be reimbursed by the other party for all reasonable Out-of-Pocket Expenses incurred in connection with responding thereto, including reasonable attorneys’ fees.

13.5	No Implied Rights

Nothing contained in this Section 13 shall be construed as obligating a party to disclose its Confidential Information to the other party, or as granting to or conferring on a party, expressly or impliedly, any rights or license to the Confidential Information of the other party, and any such obligation or grant shall only be as provided by other provisions of this Agreement.

13.6	Return of Confidential Information

(a) As requested by Capital One, TSYS shall return or destroy, as Capital One may direct, all material in any medium that contains, refers to, or relates to Capital One Confidential Information, including Capital One Confidential Information contained in TSYS Developed Materials and retain no copies (other than archival data files which shall not be used for any purpose and shall be destroyed in the ordinary course of TSYS’ computer file backup procedures and, provided that TSYS so notifies Capital One, one (1) copy may be retained by internal or external legal counsel for the purpose of evidentiary preservation).

(b) Each party shall, upon termination or expiration of this Agreement and completion of TSYS’ Termination/Expiration Assistance obligations, return or destroy the Confidential Information of the other party that is in its possession or under its control; provided, however, that (i) each party may retain a reasonable number of copies of this Agreement, and such other Confidential Information of the other party (other than Personally Identifiable Information) as is mutually agreed, or is required for such party to comply with Applicable Laws; (ii) Capital One shall not be required to return any Software, Documentation, or other materials to which it has received a license that survives termination or expiration of this Agreement; and (iii) each party’s obligation under this paragraph with respect to non-critical Confidential Information shall be limited to using Commercially Reasonable Efforts to return or destroy such information.

13.7	Corporate Risk Controls and Information Security Review

(a) TSYS shall work in good faith to achieve compliance with all information [***] provided in [***] and, once achieved, to maintain such compliance at all times during the Term.

(b) Upon reasonable advance notice to TSYS, Capital One and its representatives may meet at TSYS’ offices in Columbus, Georgia, or other TSYS facilities used to provide the Services during normal business hours with TSYS Personnel responsible for information security and business continuity matters within TSYS’ audit department for purposes of:

(i) reviewing TSYS’ information security and business continuity policies, procedures and related documentation;

(ii) physically inspecting the TSYS facilities and information technology and business continuity infrastructure used to provide the Services, provided (A) TSYS Personnel shall accompany Capital One at all times during such inspections and (B) such inspections may not adversely impact, or compromise the confidentiality of, the operations of another customer of TSYS; and

(iii) making inquiries of such personnel with regard to such items, as they relate to providing Services to Capital One, (collectively, a “Capital One Security Review”).

(c) TSYS shall develop, implement, and maintain, at [***], mitigation strategies to address any deficiencies identified as a result of the Capital One Security Reviews that the parties agree may be reasonably expected to have a material and adverse impact on the Services or Capital One. If TSYS does not agree that a deficiency identified during a Capital One Security Review exists or may be reasonably expected to have a material and adverse impact on the Services, then at Capital One’s request, TSYS shall: (A) engage a third party to review the deficiency in accordance with the process described below in Section 13.7(d); (B) add a review of the deficiency to the scope of the next SAS 70 audit to be provided pursuant to Section 12.2; or (C) require TSYS promptly to take action specified by Capital One to address the deficiency and [***] for the [***] TSYS [***].

(d) Capital One shall not have the right to perform [***] and [***] reviews of TSYS’ IT infrastructure except in accordance with this Section 13.7 and as permitted under Section 12.4. If Capital One has reasonable material concerns that a deficiency exists in TSYS’ IT infrastructure that may be reasonably expected to have a material and adverse impact on the Services or Capital One, and such concerns are not addressed to Capital One’s reasonable satisfaction in the SAS 70 audit provided pursuant to Section 12.2 or through the process described above in Section 13.7(b), then at Capital One’s written request (but no more than once in any calendar year unless an event of unauthorized access to Capital One Information through TSYS’ IT infrastructure has occurred in which case Capital One may request such [***] immediately following any such event), TSYS will engage, on [***] and [***], TSYS’ independent auditor (which must be a nationally (United States) recognized auditing firm) to conduct [***] of TSYS’ IT infrastructure in accordance with mutually agreed upon procedures, and, subject to TSYS’ [***] to its other customers, [***]. Upon completion of its report for any such [***], the independent auditor will provide copies to [***] TSYS and [***]. TSYS shall develop, implement, and maintain, at TSYS’ expense, appropriate mitigation strategies to address any deficiencies identified as a result of these [***] that may be reasonably expected to have a material and adverse impact on the Services or Capital One.

(e) If Capital One spends more than [***] Business Days at a TSYS facility during any Processing Year on all [***] conducted pursuant to this Section 13.7 during that year, then Capital One will pay reasonable costs associated with data reports, handler costs, and other review related expenses of TSYS, including the cost of TSYS Personnel occupied with supervising and facilitating the [***]. The [***] Business Day threshold in the prior sentence shall exclude time spent performing (i) inspections of third party facilities and materials pursuant to a separate agreement and (ii) initial inspections of new facilities for which TSYS is required to obtain Capital One approval pursuant to Section 3.5

14	REPRESENTATIONS AND WARRANTIES

14.1	System Quality and Compliance

TSYS represents and warrants that:

(a) as of the Effective Date, the TSYS System and [***] conform to the Documentation in all material respects;

(b) as of the Commencement Date, the TSYS System and [***] will conform to the [***] for the Initial Conversion; and

(c) as of the Effective Date there are, and as of the Commencement Date there will be, no known errors in the TSYS System or [***] that will have a material adverse effect on Capital One’s use of the Services in accordance with the Documentation.

14.2	[***]Performance

TSYS represents and warrants that it has achieved the levels of performance [***] using the TSYS System [***] and [***] shown in Schedule O.

14.3	Work Standards

(a) TSYS represents, warrants, and covenants that the Services shall be rendered with promptness and diligence and shall be executed in a workmanlike manner, in accordance with the practices and professional standards used in well-managed operations performing services similar to the Services.

(b) For all aspects of the Services as to which there is no specific Service Level provided herein, TSYS will promptly re-perform any such Services that do not comply with the foregoing warranty or, upon its failure to do so, will, at Capital One’s option, [***] for [***] Services. If Capital One elects to [***] a [***] in respect of [***] Services and does not revoke such election within [***] days, such refund shall be Capital One’s [***] for such failure, although to the extent such failure is a breach of this Agreement Capital One shall retain the rights provided in Section 19.1(a) with respect to such breach.

14.4	Efficiency and Cost Effectiveness

TSYS represents, warrants, and covenants that to the extent affecting the Charges or Capital One’s retained costs it shall use Commercially Reasonable Efforts to (i) use efficiently the resources or services necessary to provide development Services and (ii) perform the development Services in a cost-effective manner consistent with the required level of quality and performance.

14.5	Technology

TSYS represents, warrants, and covenants that it shall provide the Services using proven technology that is kept current in a manner consistent with the Change Control Procedure.

14.6	Open Source Software

TSYS represents, warrants, and covenants that no “open source” Source Code is included in the Licensed Materials as of the Effective Date, or will be included in the Licensed Materials during the Term, that TSYS is required to license or distribute for free or for a limited charge to the public.

14.7	Non-Infringement

(a) TSYS represents that, as of the Effective Date, it does not have any actual knowledge (without any duty of inquiry beyond asking those employees responsible for intellectual property rights management whether they have actual knowledge of any such claims) of any infringement or misappropriation claim or potential claim that [***] TS2 or other component of the TSYS System infringes, or constitutes an infringement or misappropriation of, any Intellectual Property Right of any third party.

(b) Capital One represents that, as of the Effective Date, it does not have any actual knowledge (without any duty of inquiry beyond asking those employees responsible for intellectual property rights management whether they have actual knowledge of any such claims) of any infringement or misappropriation claim or potential claim that the Capital One Materials infringe, or constitute an infringement or misappropriation of, any Intellectual Property Right of any third party.

14.8	Ownership or Authorization to Use

TSYS represents and warrants that it is either the owner of, or authorized to Use as provided in this Agreement, the TSYS System, TSYS Materials, Documentation, Deliverables, and other materials provided by TSYS under this Agreement.

14.9	Authorization and Other Contracts

Each party represents and warrants to the other that:

(a) it has the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement;

(b) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the requisite corporate action on the part of such party and will not constitute a violation of any judgment, order, or decree binding on such party or its assets;

(c) the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not constitute a material default under any material contract by which it or any of its material assets are bound, or an event that would, with notice or lapse of time or both, constitute such a default; and

(d) there is no proceeding to which it is a party, or, to the knowledge of the party, that is threatened, that challenges or may have a material adverse affect on this Agreement or the transactions contemplated by this Agreement.

14.10	Inducements

TSYS represents and warrants to Capital One that it has not violated any Applicable Laws regarding the offering of unlawful inducements in connection with this Agreement.

14.11	User Documentation

TSYS represents, warrants, and covenants that all Documentation delivered to Capital One in connection with the Services will accurately describe the functions, features and, if any, [***] on the use of the Services and the procedures for an end-user exercising such functions and features, except for the [***] on [***] provided in Schedule O.

14.12	Viruses

Each party represents, warrants, and covenants that it shall use Commercially Reasonable Efforts so that no Viruses are coded or introduced into the TSYS System. If a Virus is found to have been introduced into the TSYS System, TSYS shall use Commercially Reasonable Efforts at no additional charge to reduce the effects of the Virus on the TSYS System; provided that if the Virus is found to have been introduced by Capital One, Capital One shall be responsible for TSYS’ expenses in complying with the foregoing.

14.13	Disabling Code

TSYS represents, warrants, and covenants that:

(a) without the prior written consent of Capital One, which Capital One may withhold in its sole discretion, TSYS shall not intentionally insert into the Software resident on Capital One’s computers or other resources any code that would have the effect of disabling or otherwise shutting down or limiting any portion of the Services (“Disabling Code”); and

(b) with respect to any Disabling Code that may be part of the Software resident on Capital One’s computers or other resources, TSYS shall not intentionally invoke such Disabling Code at any time for any reason, including upon expiration or termination of this Agreement for any reason. If any Disabling Code is invoked, TSYS shall use its Commercially

Reasonable Efforts to remediate the effects of such Disabling Code. With respect to matters not specifically addressed by the Disaster Recovery Plan, such Commercially Reasonable Efforts shall include TSYS acting to restore the full functionality of the Services in the same manner that it would act if it were the owner of both its business and the affected Capital One business.

Because of the irreparable injury such actions would have on Capital One’s business, Capital One shall be entitled to seek and obtain (and TSYS irrevocably consents to Capital One obtaining) injunctive relief with respect to any breach of this Section 14.13. In doing so, Capital One may proceed on an ex parte basis and shall not be required to post bond or prove damages. Such right is non-exclusive and shall not constitute an election of remedies.

14.14	Deliverables

TSYS represents, warrants, and covenants that each Deliverable provided to Capital One shall not, after final acceptance of the Deliverable by Capital One, materially deviate from the applicable Specifications.

14.15	Disclaimer

THE WARRANTEES SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE. OTHER THAN AS PROVIDED IN THIS AGREEMENT, THERE ARE NO EXPRESS WARRANTIES AND THERE ARE NO IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

15	INSURANCE

15.1	Insurance Coverage

TSYS represents that as of the Effective Date it has, and agrees that during the Term it shall maintain in force, at least the following insurance coverages:

(a) Worker’s Compensation Insurance and other similar social insurance in accordance with the laws of the country, state or territory exercising jurisdiction over the employee with minimum limits required by law;

(b) Employer’s Liability Insurance (Primary and Umbrella/Excess), including coverage for occupational injury, illness and disease, with minimum limits per employee and per event of [***] Dollars ($[***]) and a minimum aggregate limit of [***] Dollars ($[***]) or the minimum limits required by law, whichever limits are greater;

(c) Commercial General Liability Insurance, including Products Liability, Completed Operations, Premises Operations, Personal Injury, and Contractual and Broad Form Property Damage Liability coverages (Primary and Umbrella/Excess), on an occurrence basis, with a minimum per occurrence combined single limit of [***] Dollars ($[***]) and a minimum aggregate combined single limit of [***] Dollars ($[***]). This coverage shall be endorsed to name Capital One and its Affiliates as additional insureds;

(d) Comprehensive Automotive Liability Insurance covering use of all owned, non-owned and hired automobiles used to perform the Services or on Capital One’s property for purposes related to the Services for bodily injury, property damage, uninsured motorist and underinsured motorist liability with a minimum combined single limit per accident of [***]

Dollars ($[***]) or the minimum limit required by law, whichever limit is greater. This coverage shall be endorsed to name Capital One and its Affiliates as additional insureds;

(e) Commercial Crime Insurance, including blanket coverage for Employee Dishonesty and Computer Fraud, for loss or damage arising out of or in connection with any fraudulent or dishonest acts, including wrongful conversion of: (i) Capital One’s, or any of its Affiliates’ or Users’, property; (ii) the property of any customers or patrons of such persons; or (iii) the property of others in TSYS’ possession, care, custody or control, committed by TSYS’ employees, agents or subcontractors, acting alone or in collusion with others, with a minimum limit per event of [***] Dollars ($[***]). This coverage shall be endorsed to name Capital One and its Affiliates as loss payees;

(f) Professional Liability Insurance for Errors and Omissions covering liability for loss or damage due to an act, error, omission, or negligence, with a minimum limit per event of [***] Dollars ($[***]);

(g) Electronic Data Processing Insurance providing coverage for all risks of loss or damage to equipment, data, media and valuable papers that are in the possession, care, custody or control of TSYS pursuant to this Agreement. Such insurance shall include Extra Expense and Business Income coverage and have a minimum limit adequate to cover such risks on a replacement costs basis. This coverage shall be endorsed to name Capital One and its Affiliates as loss payees;

(h) Property Insurance, including Extra Expense and Business Income coverage, for all risks of physical loss of or damage to buildings, business personal property or other property that is in the possession, care, custody or control of TSYS pursuant to this Agreement. Such insurance shall have a minimum limit adequate to cover risks on a replacement costs basis. This coverage shall be endorsed to name Capital One and its Affiliates as loss payees; and

(i) Excess or Umbrella Liability Insurance with a minimum limit of [***] Dollars ($[***]) in excess of the insurance coverage described in Sections 15.1(b), 15.1(c), and 15.1(d) above.

15.2	Insurance Provisions

(a) To the extent allowed by the individual insurers and policies, TSYS shall cause its insurers to [***], and [***], and [***] and [***] regarding Capital One.

(b) The amounts of insurance required in Section 15.1 may be satisfied by TSYS purchasing primary coverage in the amounts specified or by TSYS buying a separate Excess or Umbrella Liability policy together with lower limit primary underlying coverage. The structure of the coverage is at TSYS’ option, so long as the total amount of insurance meets the requirements in 15.1.

(c) With regard to the Services performed under this Agreement, the coverages TSYS is required to carry under Section 15.1 shall be [***], and all coverage shall be [***] with respect to any other insurance or self-insurance that may be maintained by Capital One. The insurance coverage under Sections 15.1(a), 15.1(b), 15.1(c), 15.1(d), and 15.1(i) shall be written on an occurrence form basis. If any other coverage is written on a claims-made basis, it shall have a retroactive date no later than the Effective Date and, notwithstanding the termination of this Agreement, either directly or through ‘tail’ coverage shall be maintained for a period of at least [***] following completion of the Term, or it shall allow for reporting of claims until the later of [***] after the end of the Term or the period of the applicable [***] has expired.

(d) TSYS shall cause its insurers to [***], and [***], and [***], and [***] on the insurance coverages under Sections 15.1(c), 15.1(d), and 15.1(i).

(e) TSYS shall cause its insurers to issue certificates of insurance evidencing that the coverages and policy endorsements required under this Agreement are maintained in force. TSYS shall [***] Capital One not less than [***] days’ written notice prior to any adverse modification, cancellation, or non-renewal of the policies. The insurers selected by TSYS shall be of good standing and authorized to conduct business in the jurisdictions in which Services are to be performed. When the policy is issued each such insurer shall have at least an A.M. Best rating of at least A-IX or with such other companies as may be approved in advance by Capital One.

(f) In the case of loss or damage or other event that requires notice or other action under the terms of any insurance coverage specified in this Section 15, TSYS shall be solely responsible to take such action. TSYS shall provide Capital One with contemporaneous notice and with such other information as Capital One may request regarding the event.

(g) TSYS’ obligation to maintain insurance coverage shall be in addition to, and not in substitution for, TSYS’ other obligations under this Agreement and TSYS’ liability to Capital One for any breach of an obligation under this Agreement that is subject to insurance under this Agreement shall not be limited to the amount of coverage required under this Agreement.

15.3	Risk of Loss

Each party will be responsible for the risk of loss of, and damage to, any Equipment, Software, or other resources or materials in transit from such party to the other party until such resources or materials have been received by the other party (i.e., the sending party is responsible for in-transit risk of loss).

If there is a conflict between this Section 15 and the insurance requirements in any of the Schedules or Exhibits to this Agreement, this Section 15 shall control.

16	INDEMNITIES

16.1	Indemnity by TSYS

TSYS shall indemnify, defend, and hold harmless Capital One and its Affiliates and their respective officers, directors, employees, agents, successors, and assigns from and against any and all Losses arising from, in connection with, or based on allegations of, any of the following:

(a) any claim or action by subcontractors arising out of TSYS’ breach or violation of TSYS’ subcontracting arrangements;

(b) TSYS’ intentional or criminal misconduct or conduct that evinces reckless disregard for the rights of others;

(c) TSYS’ breach of Section 13;

(d) TSYS’ repudiation of this Agreement, including a failure to perform during a dispute and any improper or wrongful termination or abandonment of the work under this Agreement by TSYS;

(e) failure of TSYS to comply with or perform its obligations under Section 6;

(f) any claim or action arising out of:

(i) a violation of Applicable Laws for the protection of persons or members of a protected class or category of persons by TSYS or its employees, subcontractors or agents;

(ii) sexual, racial, age, gender or other prohibited discrimination or harassment by TSYS, its employees, subcontractors or agents; or

(iii) work-related injury or death caused by TSYS, its employees, subcontractors, or agents (except to the extent covered by Capital One’s workers compensation coverage);

(g) any claim or action by any employee or contractor of TSYS or its Affiliates or subcontractors that Capital One is liable to such person as the employer or joint employer of such person, including and any claim for employee benefits as a result thereof; and

(h) any and all liens, encumbrances, security interests, or other lien rights of any kind asserted by any of TSYS’ subcontractors or suppliers, or by subcontractors or suppliers of TSYS’ subcontractors, which in whole or in part, are based on any work, Services, material, or equipment to be provided under this Agreement.

16.2	Indemnity by Capital One

Capital One shall indemnify, defend, and hold harmless TSYS and its Affiliates and their respective officers, directors, employees, agents, successors, and assigns from any and all Losses arising from, in connection with, or based on allegations of, any of the following:

(a) Capital One’s intentional or criminal misconduct or conduct that evinces reckless disregard for the rights of others;

(b) Capital One’s breach of Section 13;

(c) failure of Capital One to comply with or perform its obligations under Section 6;

(d) any claim or action arising out of:

(i) a violation of Applicable Laws for the protection of persons or members of a protected class or category of persons by Capital One or its employees, third party contractors or agents;

(ii) sexual, racial, age, gender or other prohibited discrimination or harassment by Capital One, its employees, third party contractors or agents; or

(iii) work-related injury or death caused by Capital One, its employees, third party contractors (other than TSYS and its Affiliates and contractors), or agents (except to the extent covered by TSYS’ workers compensation coverage); and

(e) any claim or action by any employee or contractor of Capital One or its Affiliates that TSYS is liable to such person as the employer or joint employer of such person, including and any claim for employee benefits as a result thereof.

16.3	Additional Indemnities

Each party (indemnitor) agrees to indemnify, defend, and hold harmless the other, and its Affiliates, officers, directors, employees, agents, successors, and assigns (collectively, the indemnitee), from any and all Losses arising from, in connection with, or based on allegations of, any of the following:

(a) the death or bodily injury of any agent, employee (other than an employee of the indemnitor), customer, business invitee, or business visitor or other person caused by the tortious conduct of the indemnitor;

(b) the damage, loss or destruction of any real or tangible personal property caused by the tortious conduct of the indemnitor; and

(c) any claim, demand, charge, action, cause of action, or other proceeding asserted against the indemnitee but resulting from an act or omission of the indemnitor in its capacity as an employer of a person.

16.4	Infringement

(a) TSYS Indemnity. TSYS shall indemnify, defend, and hold harmless Capital One and its Affiliates and their respective officers, directors, employees, agents, successors, and assigns from and against any and all Losses arising from, in connection with, or based on any third party claims of infringement or misappropriation of any Patent Right (other than a [***]) related to a patent issued by the United States or Canada or any Non-Patent Intellectual Property Right, alleged to have occurred because of the TSYS System, TSYS Materials, Documentation, Deliverables or other materials provided by TSYS under this Agreement, or based upon performance of the Services by TSYS or a TSYS Affiliate; provided that the indemnity in this Section 16.4(a) shall not apply (and TSYS shall not be obligated to indemnify Capital One and its Affiliates) to the extent an infringement or misappropriation is caused by:

(i) specifications provided by or on behalf of Capital One for [***] TS2 or other Deliverable;

(ii) Capital One business processes, methods, business plans, and procedures that Capital One requires TSYS to use or follow;

(iii) Capital One’s failure to permit TSYS or the Development Pool to implement a change to [***] TS2 if TSYS: (A) notifies Capital One that the change is necessary to cure an infringement or misappropriation and (B) allows Capital One a reasonable amount of time to authorize TSYS or the Development Pool to implement the change;

(iv) combinations by Capital One with items, including Third Party Materials and the Capital One Operating Environment, that were not (A) provided or approved by TSYS or (B) required in order for Capital One to receive the Services;

(v) Capital One’s use of the TSYS System in a manner not permitted by this Agreement (unless permitted by the Documentation); or

(vi) TSYS’ use of Capital One Materials as contemplated in this Agreement.

(b) Capital One Indemnity. Capital One shall indemnify, defend, and hold harmless TSYS and its Affiliates and their respective officers, directors, employees, agents, successors, and assigns from and against any and all Losses arising from, in connection with, or based on third party claims of infringement or misappropriation of any Patent Right (other than any [***] by [***] (and their successors and assigns) which are not within the definition of a [***] hereunder) related to a patent issued by the United States or Canada or Non-Patent Intellectual Property Right, alleged to have occurred in connection with TSYS’ provision of the Services to Capital One, Capital One Affiliates, or any Permitted Users where such infringement occurred because of the Capital One Materials or specifications provided by Capital One under this Agreement (and such infringement would not have otherwise occurred absent such Materials or specifications); provided, the indemnity in this Section 16.4(b) shall not apply (and Capital One shall not be obligated to indemnify TSYS and its Affiliates) to the extent an infringement or misappropriation is caused by:

(i) TSYS’ failure to implement a change in Capital One Materials or specifications used by TSYS to perform the Services if Capital One (A) notifies TSYS that the change is necessary to cure an infringement or misappropriation; and (B) authorizes TSYS to implement the change;

(ii) combinations of Capital One Materials or specifications by TSYS with items that were not (A) provided or approved by Capital One or (B) required in order for TSYS to provide the Services;

(iii) TSYS’ failure to comply with an obligation to a third party relating to the Capital One Materials that was disclosed in writing by Capital One; or

(iv) TSYS’ use of Capital One Materials or specifications in a manner not permitted by this Agreement.

For the avoidance of doubt, to the extent this Agreement authorizes TSYS to use any items (including Capital One Materials) for its own benefit or to provide products or services to any third party, TSYS does so at its own risk and Capital One shall not be liable to TSYS, its Affiliates, or any third party claiming under or through them for infringement or misappropriation of any Intellectual Property Rights resulting from uses other than providing the Services to Capital One.

(c) Remedy for TSYS Infringement. If any item used by TSYS to provide the Services or embedded in the TSYS System becomes, or in TSYS’ reasonable opinion is likely to become, the subject of an infringement or misappropriation claim or proceeding (other than a claim or proceeding against which TSYS is not required to indemnify Capital One pursuant to Section 16.4(a)), in addition to indemnifying Capital One as provided in Section 16.4(a), TSYS shall:

(i) use Commercially Reasonable Efforts to promptly secure the right at TSYS’ expense to continue using the item; or

(ii) if this cannot be accomplished with Commercially Reasonable Efforts, then at TSYS’ expense, replace or modify the item to make it non-infringing or without misappropriation, provided that any such replacement or modification will not degrade the performance or quality of the affected component of the Services; or

(iii) if neither of the foregoing can be accomplished by TSYS with Commercially Reasonable Efforts, and only in such event, then remove the item from the Services, in which case:

(A) the Charges shall be equitably reduced to reflect such removal;

(B) TSYS shall refund any Charges paid by Capital One to develop or license the [***] and any other items or materials that are no longer functional without the [***]; and

(C) if such removal either (x) relates to a [***] or (y) is otherwise [***] to the remaining Services (taken as a whole), Capital One may terminate such portion of the affected Services or the entire Agreement without liability by giving TSYS notice designating the termination date.

(d) Remedy for Capital One Infringement. If any item used by TSYS to provide the Services or embedded in the TSYS System becomes, or in Capital One’s reasonable opinion is likely to become, the subject of an infringement or misappropriation claim or proceeding against which Capital One is required to indemnify TSYS pursuant to Section 16.4(b), in addition to indemnifying TSYS as provided in Section 16.4(b):

(i) TSYS shall after consultation with Capital One cease using such item and if so instructed by Capital One (and at Capital One’s expense) substitute any suitable replacement item available which does not infringe; and

(ii) TSYS shall be excused for its failure to perform its obligations under this Agreement to the extent such failure is caused by TSYS’ ceasing to use such item and until such a suitable replacement item is substituted.

(e) Sole and Exclusive Remedy. Except in the event of a breach of Section 14.7, this Section 16.4 provides each party’s sole and exclusive remedy with respect to infringement and misappropriation claims that are subject to indemnification under this Section 16.4.

16.5	Indemnification Procedures

With respect to third-party claims the following procedures shall apply:

(a) Notice. Within ten (10) Business Days after receipt by any entity entitled to indemnification under this Section 16 of notice of the assertion or the commencement of any action, proceeding or other claim by a third party in respect of which the indemnitee will seek indemnification pursuant to any such Section, the indemnitee shall notify the indemnitor of such claim in writing. No failure to so notify an indemnitor shall relieve it of its obligations under this Agreement except to the extent that it can demonstrate damages attributable to such failure. Within fifteen (15) days after receipt of notice from the indemnitee relating to any claim, but at least ten (10) days before the date on which any response to a complaint or summons is due, the indemnitor shall notify the indemnitee in writing if the indemnitor elects to assume control of the defense and settlement of that claim (a “Notice of Election”).

(b) Procedure Following Notice of Election. If the indemnitor delivers a Notice of Election relating to any claim within the required notice period, the indemnitor shall be entitled to have sole control over the defense and settlement of such claim, which it shall defend actively and with all reasonable diligence; provided that (i) the indemnitee shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim; and (ii) the indemnitor shall obtain the prior written approval of the indemnitee (not to be unreasonably withheld or delayed) before entering into any settlement of such claim or ceasing to defend against such claim except that such approval shall not be required if the indemnitor acknowledges in writing its responsibility for payments and other liabilities under the settlement and the settlement does not provide for an equitable remedy against the indemnitee, make the indemnitor responsible for any damages, or include an admission of the indemnitee. After the indemnitor has delivered a Notice of Election relating to any claim in accordance with the preceding paragraph (and, in fact, diligently defends the claim), the indemnitor shall not be liable to the indemnitee for any legal expenses incurred by the indemnitee in connection with the defense of that claim. In addition, the indemnitor shall not be required to indemnify the indemnitee for any amount paid or payable by the indemnitee in the settlement of any claim for which the indemnitor has delivered a timely Notice of Election if such amount was agreed to by the indemnitee without the prior written consent of the indemnitor.

(c) Procedure Where No Notice of Election Is Delivered Or The Claim Is Not Otherwise Defended. If the indemnitor does not deliver a Notice of Election relating to a claim, or otherwise fails to assume the defense of a claim, within the required notice period or fails to diligently defend the claim, the indemnitee may defend the claim in such manner as it may deem appropriate (without any obligation to consult with or obtain any consent from the indemnitor). If it is determined that the indemnitor failed to defend a claim for which it was liable, the indemnitor shall not be entitled to challenge the amount of any settlement or compromise paid by the indemnitee.

16.6	Subrogation

If an indemnitor shall be obligated to indemnify an indemnitee pursuant to this Section 16, the indemnitor shall, upon fulfillment of its obligations with respect to indemnification, including payment in full of all amounts due pursuant to its indemnification obligations, be subrogated to the rights of the indemnitee with respect to the claims to which such indemnification relates.

Nothing in this Section 16 shall limit a party’s rights or obligations under Section 15 and nothing under Section 15 shall limit a party’s rights or obligations under this Section 16.

17	LIABILITY AND FORCE MAJEURE

17.1	General Intent

Subject to the specific provisions of this Section 17, it is the intent of the parties that each party shall be liable to the other party for any actual damages incurred by the non-breaching party as a result of the breaching party’s failure to perform its obligations in the manner required by this Agreement.

17.2	Liability Restrictions

(a) SUBJECT TO SECTIONS 17.2(c) AND 17.2(f), IN NO EVENT, WHETHER IN CONTRACT, IN TORT (INCLUDING BREACH OF WARRANTY, NEGLIGENCE AND STRICT LIABILITY IN TORT), OR OTHERWISE, SHALL A PARTY BE LIABLE TO THE OTHER PARTY (OR ANYONE CLAIMING UNDER OR THROUGH THE OTHER PARTY) FOR INDIRECT OR CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR SPECIAL DAMAGES ARISING OUT OF, RESULTING FROM, OR IN ANY WAY CONNECTED WITH THE PERFORMANCE OR BREACH OF THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE.

(b) Subject to Sections 17.2(c), 17.2(d), and 17.2(e) each party’s total cumulative liability to the other, whether in contract, in tort (including breach of warranty, negligence and strict liability in tort), or otherwise arising out of, resulting from, or in any way connected with, the performance and all breaches of this Agreement shall be limited in the aggregate to an amount equal to [***] to TSYS pursuant to this Agreement for proper performance of the Services for the [***] months prior to the month in which the most recent event giving rise to liability occurred; provided that if such most recent event giving rise to liability occurs (i) prior to [***] days after the Commencement Date, such aggregate amount shall be equal to $[***]; and (ii) after [***] days after the Commencement Date but prior to the end of Processing Year [***], such aggregate amount shall be equal to $[***]. [***], and amounts recoverable under Sections 17.2(c), 17.2(d), and 17.2(e) shall not count against and shall not reduce the amounts available under the foregoing limitations. This Section 17.2(b) does not limit Capital One’s obligation to pay the Charges for the Services. Any amounts paid under Section 17.2(f) shall count against and reduce the aggregate amount available under this Section 17.2(b). In order to avoid a double recovery by Capital One, if a cause of action accrued prior to [***] after the Commencement Date and Capital One has recovered damages under the [***] Agreement, the limitation of liability hereunder shall be reduced by the amount recovered under the [***] Agreement (but not, in any event, below the amount of the limitation of liability which would have been provided hereunder without consideration of charges under the [***] Agreement).

(c) The limitations set forth in Sections 17.2(a) and 17.2(b) shall not apply with respect to:

(i) claims that are the subject of indemnification pursuant to either Section [***] or [***];

(ii) a claim that is subject to indemnification pursuant to either Section [***] or Section [***] if, as to such claim, (x) the indemnifying party has breached its representation in Section [***], or (y) the indemnifying party has [***] the [***] of [***] (that is, the indemnifying party had [***] ([***] of [***]) that [***] and [***] to [***] the [***] specified in Section [***] or [***], as applicable);

(iii) damages occasioned by a party’s breach of its obligations under Section [***]; and/or

(iv) damages occasioned by TSYS’ repudiation of this Agreement, including a failure to perform during a dispute, any improper or wrongful termination, or abandonment of the work under this Agreement by TSYS.

(d) The limitations in Section 17.2(b) shall not apply with respect to [***] claims that are the subject of indemnification pursuant to:

(i) Section [***];

(ii) Section [***];

(iii) Section [***];

(iv) Section [***];

(v) Section [***];

(vi) Section [***]; and/or

(vii) Section [***].

(e) The limitations in Section 17.2(b) shall not apply with respect to [***] claims occasioned by:

(i) any [***]; and/or

(ii) a party’s breach of Section [***].

(f) The limitations in Section 17.2(a) shall not apply to damages incurred by Capital One and its Affiliates which in the aggregate exceed [***] Dollars ($[***]) (i.e., such amount is a deductible, not a threshold) but which do not in the aggregate exceed [***] Dollars ($[***]) with respect to:

(i) damages occasioned by any [***]; and/or

(ii) damages occasioned by a party’s breach of Section [***].

(g) Each party shall have a duty to mitigate damages for which the other party is responsible.

(h) If more than one of the exclusions above applies, the exclusion that provides the greatest relief to the aggrieved party shall apply.

17.3	Force Majeure

(a) Neither party shall be liable for any default or delay in the performance of its obligations under this Agreement (other than the obligation to pay amounts due under this Agreement): (i) if and to the extent such default or delay is caused, directly or indirectly, by fire, flood, earthquake, elements of nature or acts of God, riots, pestilence, civil disorders, governmental orders under the Defense Production Act, or any other cause beyond the reasonable control of such party, (ii) provided the non-performing party is without fault in causing such default or delay, and such default or delay could not reasonably be circumvented by the non-performing party through the use of alternate sources, workaround plans or other means (including, with respect to TSYS, by TSYS meeting its obligations for performing disaster recovery services as provided in this Agreement) (each such event, a “Force Majeure Event”).

(b) In such event the non-performing party shall be excused from further performance or observance of the obligations so affected for as long as such circumstances prevail and such party continues to use Commercially Reasonable Efforts to recommence performance or observance promptly. In the case of TSYS, with respect to matters not specifically addressed by the [***], Commercially Reasonable Efforts shall include TSYS acting to [***] the [***] of the Services in the same manner that it would act if it were the owner of both its business and the [***]. The party so delayed in its performance shall immediately notify the party to whom performance is due by telephone (to be confirmed in writing within [***] hours of the inception of such delay) and describe at a reasonable level of detail the circumstances causing such delay.

(c) If any Force Majeure Event substantially prevents, hinders or delays performance of any Services, Capital One may at its option immediately procure such Services from an alternate source, and Capital One shall be liable for payment for the cost of such Services from the alternate source for so long as the delay in performance shall continue.

(d) If any Force Majeure Event substantially prevents, hinders or delays performance of any Services for [***] hours, then at Capital One’s option:

(i) Capital One may terminate any portion of this Agreement so affected without liability as of a date specified by Capital One in a notice of termination to TSYS and the Charges payable under this Agreement shall be equitably adjusted to reflect those terminated Services. Capital One shall provide such notice within [***] days after the right to so terminate arises; or

(ii) Capital One may terminate this Agreement without liability on either party’s part as of a date specified by Capital One in a notice of termination to TSYS. Capital One shall provide such notice within [***] days after the right to so terminate arises.

(e) TSYS shall not have the right to any additional payments from Capital One for costs or expenses incurred by TSYS as a result of any Force Majeure Event.

17.4	Limitation of Actions

No action under this Agreement may be brought by either party more than [***] years after the right, claim, or cause of action accrues. If the prior sentence is not enforceable under Applicable Law with respect to a particular action under this Agreement, the two year period shall be extended for such action to the shortest period for which the prior sentence is enforceable under Applicable Law with respect to that action. Actions relating to third party claims shall be deemed to accrue at the time the third party claim is made.

18	DISPUTE RESOLUTION

Any dispute between the parties arising out of or relating to this Agreement, including with respect to the interpretation of any provision of this Agreement and with respect to the performance by TSYS or Capital One, shall be resolved as provided in this Section 18.

18.1	Informal Dispute Resolution

(a) Subject to Sections 18.1(b), 18.1(c), and 18.4, the parties initially shall attempt to resolve their dispute informally, in accordance with the following:

(i) Upon the notice by a party to the other party of a dispute (“Dispute Date”) which the Capital One Contract Manager and the TSYS Services Manager have been unable to resolve, each party shall appoint a designated representative who does not devote substantially all of his or her time to performance under this Agreement, whose task it will be to meet for the purpose of endeavoring to resolve such dispute.

(ii) The designated representatives shall meet as often as the parties reasonably deem necessary in order to gather and furnish to the other all information with respect to the matter in issue which the parties believe to be appropriate and germane in connection with its resolution. The representatives shall discuss the problem and attempt to resolve the dispute without the necessity of any formal proceeding.

(iii) During the course of discussion, all reasonable requests made by a party to the other for non-legally privileged information reasonably related to the subject matter of the dispute shall be honored in order that a party may be fully advised of the other’s position.

(iv) The specific format for the discussions shall be left to the discretion of the designated representatives.

(b) After [***] days following the Dispute Date and prior to commencement of any arbitration as permitted under Section 18.1(c), either party may initiate mediation of the dispute by submitting to the AAA (the “DM”) and to the other party a written request for mediation, setting forth the subject of the dispute and the relief requested. The parties shall cooperate with DM and each other in the mediation process. The mediation shall be conducted in accordance with the applicable practices and procedures of DM. Upon commencement of arbitration as permitted under Section 18.1(c), either party, upon notice to DM and to the other party, may terminate the mediation process. Each party shall bear its own expenses in the mediation process and shall share equally the charges of DM.

(c) Arbitration of a dispute may be commenced by either party upon the earlier to occur of any of the following:

(i) the designated representatives mutually conclude that amicable resolution through continued negotiation of the matter does not appear likely; and

(ii) [***] days have elapsed from the Dispute Date if neither party has requested mediation under Section 18.1(b), or [***] days have elapsed from the Dispute Date if either party has requested mediation within the required time frame (these periods shall be deemed to run notwithstanding any claim that the process described in this Section 18.1 was not followed or completed).

18.2	Arbitration

(a) Except as set forth in Section 18.4, any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation, or validity of this Agreement, including the determination of the scope or applicability of this Agreement to arbitrate, shall be determined by arbitration in New York, New York before three (3) arbitrator(s). The arbitration shall be administered by AAA pursuant to its Commercial Arbitration Rules and Procedures then in effect. Judgment on the award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.

(b) Each party shall bear its own arbitration costs and expenses and all other costs and expenses of the arbitration shall be divided equally between the parties; provided however, that the arbitrator may, in the award, allocate all or part of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party.

(c) This Section 18.2 shall not limit either party’s right to obtain injunctive relief pursuant to Section 18.4. The institution and maintenance of an action for injunctive relief pursuant to Section 18.4 shall not constitute a waiver of the right of either party to submit the dispute, claim, or controversy to arbitration.

18.3	Continued Performance

EXCEPT AS OTHERWISE DIRECTED BY THE OTHER PARTY WITH RESPECT TO THE SUBJECT MATTER OF THE DISPUTE, EACH PARTY SHALL CONTINUE PERFORMING ITS OBLIGATIONS UNDER THIS AGREEMENT WHILE A DISPUTE IS BEING RESOLVED EXCEPT (AND THEN ONLY) TO THE EXTENT THE ISSUE IN DISPUTE PRECLUDES PERFORMANCE (DISPUTE OVER PAYMENT SHALL NOT BE DEEMED TO PRECLUDE PERFORMANCE) AND WITHOUT LIMITING EITHER PARTY’S RIGHT TO TERMINATE THIS AGREEMENT AS PROVIDED IN SECTION 19.

18.4	Injunctive Relief; Specific Performance

(a) Each of the parties acknowledges that the non-breaching party would be irreparably harmed and the total amount of monetary damages for any injury to such party will be extremely difficult to calculate with specificity and therefore an inadequate remedy, and accordingly, the non-breaching party shall be entitled to seek temporary and permanent injunctive relief without posting bond or proving damages, against the breaching party and its employees, officers, directors, agents, representatives or independent contractors and to enforce specifically this Agreement and the terms and provisions thereof, if:

(i) any of the provisions of Section 8, 12, or 13 were not performed in accordance with their specific terms or were otherwise breached;

(ii) a party did not [***]; or

(iii) [***].

(b) In such a circumstance, the non-breaching party may without delay institute an action in any court of the United States or any state or jurisdiction having subject matter jurisdiction, in addition to any remedy to which such party may be entitled, at law or in equity. If such court should find that one of the events set forth in paragraphs (i) through (iii) has occurred, the alleged breaching party agrees that, without any additional findings of irreparable injury or other conditions to injunctive relief (including the posting of bond), it shall not oppose the entry of an appropriate order compelling performance by the breaching party and restraining it from any further breaches.

18.5	Governing Law

(a) This Agreement and performance under it shall be governed by and construed in accordance with the law of the State of New York without regard to any portion of its choice of law principles that might provide for application of a different jurisdiction’s law. The parties expressly intend to avail themselves of the benefit of Section 5-1401 of the New York General Obligations Law.

(b) To the maximum extent permitted under Applicable Law, no portion of this Agreement will be subject to the Uniform Computer Information Transactions Act (“UCITA”) or Article 2 of the Uniform Commercial Code (each prepared by the National Conference of Commissioners on Uniform State Laws) as currently enacted or as may be codified or amended from time to time by any jurisdiction. To the extent that any aspect of this Agreement or any license granted under this Agreement is unclear or disputed by the parties and UCITA, if applied, would clarify the license or resolve the dispute, the parties agree to clarify the license or resolve the dispute independently of UCITA by applying the intent of the parties at the time they entered into this Agreement.

18.6	Expedited Dispute Resolution

Where expressly permitted in this Agreement, a party may submit a dispute for expedited dispute resolution in accordance with the following process (“Expedited Dispute Resolution”):

(a) The party initiating the Expedited Dispute Resolution will: (i) provide the other party with notice of the dispute and its intent to initiate the Expedited Dispute Resolution process (“Expedited Dispute Notice”); and (ii) initiate binding arbitration with AAA.

(b) The arbitration shall be administered using the AAA’s Streamlined Arbitration Rules and Procedures, modified as follows:

(i) Each party will have five (5) Business Days following the issuance of the Expedited Dispute Notice to provide AAA with a written brief explaining its position on the dispute.

(ii) The AAA arbitrator shall have ten (10) days to arbitrate the dispute and make an initial determination. Thereafter, each party will have three (3) days to file reply briefs. The AAA arbitrator will then issue a final, binding decision within two (2) days of receiving the parties’ reply briefs.

(iii) The parties will each pay fifty percent (50%) of the fees payable to AAA for the Expedited Dispute Resolution.

18.7	Binary Arbitration

Where expressly permitted in this Agreement, a party may submit a dispute for resolution by binary arbitration. In such case, the parties shall follow the Expedited Dispute Resolution set forth above, except that the AAA arbitrator shall be required to decide which party’s proposed resolution of the issue is more appropriate in the context of this Agreement. The arbitrator shall not have the option of deciding upon a resolution that reflects a compromise between (or is outside of) the parties’ respective proposed resolutions. For example, if the annual charge for a New Additional Service is to be the subject of binary arbitration, and Capital One has proposed annual charges of one million dollars ($1,000,000) while TSYS has proposed annual charges of one million five hundred thousand dollars ($1,500,000), the AAA arbitrator shall determine which of the two proposals is more appropriate and may not select an amount somewhere between (or outside of) the two proposals. The AAA arbitrator’s decision shall be binding on the parties.

19	TERMINATION

19.1	Termination for Cause

(a) If TSYS:

(i) [***] of this Agreement that is curable within [***] days and does not cure the breach within [***] days after receiving written notice of the breach from Capital One;

(ii) [***] of this Agreement that is not curable within [***] days but is curable within [***] days and following written notice of the breach from Capital One fails to:

(A) proceed promptly and diligently to correct the breach;

(B) develop within [***] days after such notice a complete plan for curing the breach; and

(C) cure the breach within [***] days after such notice;

(iii) [***] of this Agreement that is not curable within [***] days;

(iv) within the [***] period prior to giving notice as provided below, commits [***] breaches of its duties or obligations (whether or not [***]) which [***] of this Agreement;

(v) ceases to be qualified by any Association to process Capital One transactions;

(vi) incurs a [***]; or

(vii) pursuant to Section 2.2(c) of Schedule C Capital One has the right to terminate this Agreement, has notified TSYS of its election to so terminate and any dispute has been resolved pursuant to Section 18, then Capital One may, by giving notice to TSYS (within [***] days of the expiration of the cure period, if any, provided above, or, in the case of items (v) through (vii), within [***] days after the right to terminate arises), terminate this Agreement (in whole but not in part) as of a date specified in the notice of termination. Any termination by Capital One for breach shall not constitute an election of remedies and shall be without prejudice as to Capital One’s other rights resulting therefrom.

(b) If:

(i) Capital One fails to pay TSYS when due undisputed Charges that in the aggregate equal at least [***] months of total Charges under this Agreement, and fails to make such payment within [***] days after receiving notice from TSYS of the failure to make such payment;

(ii) pursuant to the dispute resolution process described in Section 18, it is finally determined that Capital One has committed a [***] and [***] breach of its obligations under Section 13 in a manner that poses a serious threat to material TSYS Intellectual Property Rights, and Capital One fails to cure such breach within [***] days after such determination is made; or

(iii) pursuant to Sections 2.2(d) and 2.2(e) of Schedule C TSYS has the right to terminate this Agreement, has notified Capital One of its election to so terminate and any dispute has been resolved pursuant to Section 18, then TSYS may, by giving notice to Capital One (within [***] days of the expiration of the cure period, if any, provided above), [***] as of a date specified in the notice of [***] that is at least [***] days thereafter. For the avoidance of doubt, [***] that are in violation of [***] and [***] with Section [***] shall not be deemed a breach giving rise to a TSYS right of termination. WITHOUT LIMITING SECTION 10.2(C), THIS SECTION PROVIDES THE ONLY CIRCUMSTANCES UNDER WHICH TSYS MAY TERMINATE THIS AGREEMENT. A MATERIAL FACTOR IN CAPITAL ONE’S DECISION TO CHOOSE TSYS TO PERFORM THE SERVICES IS TSYS’ AGREEMENT THAT IT WILL NOT TERMINATE UNDER ANY OTHER CIRCUMSTANCE. Any termination by TSYS for breach shall not constitute an election of remedies and shall be without prejudice to TSYS’ other rights resulting therefrom.

19.2	Termination for Convenience

(a) Until the Commencement Date, Capital One may terminate this Agreement for convenience and without cause at any time by giving TSYS notice, and the termination shall be effective on the receipt of such notice. In such event Capital One shall pay to TSYS on the effective date of termination the applicable Termination Charge specified in Section 6.1 of Schedule C.

(b) After the Commencement Date but during the Initial Term, Capital One may terminate this Agreement for convenience and without cause by giving [***], which may not be [***] after the notice is given. In such event, Capital One shall pay to TSYS on the effective date of termination the applicable Termination Charge specified in Section 6.1 of Schedule C, [***].

(c) During any Renewal Term, Capital One may terminate this Agreement for convenience and without cause by giving TSYS notice designating the termination date, which may not be earlier than [***] months after the notice is given. In such event Capital One shall not be liable to pay TSYS any termination charge.

(d) If a purported [***] by Capital One under Section 19.1 is ultimately determined not to have been [***].

(e) Capital One’s payment of the applicable Termination Charges (if any) provided in Section 6.1 of Schedule C shall result in full and complete satisfaction of all of TSYS’ and its Affiliates’ claims against Capital One arising on account of a termination for convenience and is in consideration of TSYS’ and its Affiliates’ waiver of all existing or thereafter arising, known or unknown, claims against Capital One arising on account of such termination, but shall not limit or constitute satisfaction or waiver of any other claims TSYS and its Affiliates may have.

19.3	Termination Due To Election of License Option

This Agreement may also be terminated as provided in Section 8.13.

19.4	Termination Due To Force Majeure Event

This Agreement may also be terminated in whole or part as provided in Section 17.3(c).

19.5	Termination Due To [***] Constraints

If a [***] requires in writing that Capital One stop receiving Services from TSYS, and such requirement is based on an act or omission of TSYS, then Capital One may by giving notice to TSYS terminate this Agreement as of a date specified in the notice of termination. To the extent [***] the [***], Capital One will provide written notice to TSYS at the time the Capital One Contract Manager or other Capital One senior executive personnel become aware of any significant concerns or reservations of the [***] as to Capital One’s ability to [***] with [***], the manner in which the Services are being provided, or the risk that an order from a [***] may be issued. Capital One will reasonably cooperate with TSYS (at TSYS’ cost) with respect to any reasonable actions TSYS elects to take to address the issue raised by the [***] following receipt of such notice. If Capital One terminates this Agreement under this Section 19.5, it will [***] TSYS for [***] pursuant to 6.1(a)(i) of Schedule C but will not be responsible for payment of the [***].

19.6	Termination Due To TSYS’ Financial Inability To Perform

If either Moody’s Investors Service or Standard & Poors rates TSYS’ credit at below investment grade or TSYS or any entity that at the time Controls TSYS:

(a) files a petition in bankruptcy;

(b) has an involuntary petition in bankruptcy filed against it which is not challenged within [***] days and dismissed within [***] days;

(c) becomes insolvent;

(d) makes a general assignment for the benefit of creditors;

(e) fails to pay its debts as they mature or admits in writing its inability to pay its debts as they mature;

(f) has a receiver appointed for its assets;

(g) has any significant portion of its assets attached;

(h) receives a “going concern” notification or similar qualification in any opinion from its auditor in connection with any audited financial statements filed with the Securities and Exchange Commission or delivered to its investors or to potential investors; or

(i) is de-listed from any national stock exchange pursuant to an order of the SEC at the request of the exchange made because the exchange deems it necessary for the protection of investors,

then Capital One may by giving notice to TSYS terminate this Agreement for default as of the date specified in such notice of termination.

19.7	Extension of Termination/Expiration Effective Date

Regardless of the basis for termination (including a termination for cause by TSYS), Capital One may extend the effective date of termination/expiration [***] or more times as it elects in its discretion, provided that the total of all such extensions shall not exceed [***] months after the effective date of termination/expiration in place immediately prior to the initial extension under this Section and, if termination is pursuant to Section 19.1(b), if required by TSYS, Capital One (at Capital One’s option) either (a) pre-pays the estimated monthly Charges at least [***] days prior to each month or (b) posts an irrevocable letter of credit (or performance bond) in sufficient amount to meet the next [***] months of on-going Charges to be incurred and pays all new Charges for Services when due. For any notice or notices of such extensions provided to TSYS less than [***] days before the then-scheduled date of termination/expiration, Capital One shall also reimburse TSYS for additional Out-of-Pocket Expenses caused by such notices.

19.8	Termination/Expiration Assistance

Beginning twelve (12) months prior to expiration of this Agreement, on such earlier date as Capital One may request, or commencing upon (1) a notice of termination (including notice of termination based upon default by Capital One) or of non-renewal of this Agreement, and continuing through the effective date of expiration or, if applicable, of termination of this Agreement (as such effective date may be extended pursuant to Section 19.7) or (2) notice from Capital One that one or more Portfolios will be deconverted from the TSYS System, and continuing through the effective date of deconversion of such Portfolios, TSYS shall provide to Capital One, or at Capital One’s request to Capital One’s designee (including a competitor of TSYS) (“Capital One Designee”), the reasonable termination/expiration assistance requested by Capital One to allow the Services to continue in accordance with this Agreement and to facilitate the orderly transfer of the Capital One Accounts and Services, as applicable, to Capital One or the Capital One Designee (“Termination/Expiration Assistance”). Capital One’s request may be in the context of Capital One’s [***], reduction, or removal of a portion of the Services or Capital One Accounts, as applicable, in accordance with Section 3.2, although this Agreement is not itself being terminated. Termination/Expiration Assistance shall include the Migration and Deconversion assistance described in Schedule A and the following:

(a) General. As requested by Capital One, TSYS shall provide the Services and Termination/Expiration Assistance until all applicable Capital One Accounts are deconverted or the Licensed Materials are migrated to Capital One. Actions by TSYS under this Section 19.8(a) shall be subject to the other provisions of this Agreement, including all applicable Service Levels. Charges for such activities by TSYS are provided in Section 6.2 of Schedule C.

(b) TSYS [***]. If Capital One exercises the License Option, Capital One or a Capital One Designee shall be permitted to undertake, pursuant to a mutually agreed process that reasonably limits the number of [***], to [***] any TSYS [***] that [***] on the [***] months during the [***] month period prior to the date Capital One exercises the License Option. In such event the following shall apply:

(i) TSYS shall waive its rights, if any, under agreements with such TSYS [***] the [***] of such TSYS [***] to [***] or [***] Capital One or a Capital One Designee;

(ii) Capital One or a Capital One Designee shall have [***] to such [***] for [***] and [***]; and

(iii) taken together, Capital One and all Capital One Designees may not [***] more than [***] ([***]) TSYS [***].

(c) Information. TSYS shall provide Capital One and the Capital One Designee with information concerning the Services reasonably necessary for the timely transition of the Services from TSYS to Capital One or the Capital One Designee, including the data TSYS possesses regarding Portfolios in such form as Capital One may reasonably request, together with instructions concerning the format and means of accessing such data.

(d) Bid Assistance. As part of evaluating whether to undertake or allow termination/expiration or renewal of this Agreement, Capital One may consider obtaining, or determine to obtain, offers for performance of services similar to the Services following termination/expiration of this Agreement. As and when reasonably requested by Capital One for use in such a process, TSYS shall reasonably cooperate with Capital One and shall not frustrate the process, including by [***] Capital One develops in connection with such process. In connection therewith Capital One shall be permitted, without obligation of confidentiality to TSYS to provide information about Capital One’s Accounts, the information covered by Section 19.8(c), and [***] to Capital One, although it may not provide the [***] reports provided by TSYS.

(e) Capital One may seek Expedited Dispute Resolution pursuant to Section 18.6 in the event of a dispute related to this Section 19.8.

20	GENERAL

20.1	Binding Nature and Assignment

This Agreement shall be binding on the parties hereto and their respective successors and assigns. Neither party may, or shall have the power to, assign this Agreement without the prior written consent of the other, except that Capital One may assign its rights and obligations under this Agreement without the approval of TSYS to:

(a) an entity which acquires all or substantially all of the assets of Capital One;

(b) an entity which acquires all or substantially all of the Capital One Accounts receiving Services under this Agreement; or

(c) to the successor in a merger or acquisition of Capital One;

provided that in no event shall such assignment relieve Capital One of its obligations under this Agreement.

Any other assignment by operation of law, order of any court, or pursuant to any plan of merger, consolidation or liquidation, shall be deemed an assignment for which prior consent is required and any assignment made without any such consent shall be void and of no effect as between the parties.

20.2	No Collateral Documents

It is the intent of the parties that this Agreement and the documents referenced herein shall provide all the terms of the relationship between them and that (except as specifically provided to the contrary herein) no representative of Capital One shall be required to enter into any additional contractual obligation (either personally or on behalf of Capital One). Without limiting the generality of the foregoing if either party’s or its Affiliates’ (or its representatives’) personnel are requested or required by the other party or its Affiliates (or, in the case of TSYS, any subcontractor) to execute any releases or waivers to obtain access to such party’s or its Affiliates’ (or, in the case of TSYS, its subcontractors’) premises they shall be void and unenforceable and shall not be pleaded or introduced in any action. Such individuals are [***] to be [***] of this [***] and [***].

20.3	Mutually Negotiated

Each party acknowledges that the limitations and exclusions contained in this Agreement have been the subject of active and complete negotiation between the parties and represent the parties’ agreement based upon the level of risk to Capital One and TSYS associated with their respective obligations under this Agreement and the payments to be made to TSYS and services to be obtained by Capital One pursuant to this Agreement. The terms and conditions of this Agreement (including any perceived ambiguity herein) shall not be construed in favor of, or against, either party by reason of the extent to which any party or its professional advisors participated in the preparation of the original or any further drafts of this Agreement as each party is a sophisticated business entity and has fully negotiated this Agreement with the full participation of counsel and other advisors and it represents their mutual efforts and their mutual intent.

20.4	Notices

All notices, requests, demands and determinations under this Agreement (other than routine operational communications), shall be in writing and shall be deemed duly given:

(i) when delivered personally (against a signed receipt);

(ii) on the designated day of delivery (other than a weekend or Federal holiday) after being timely given to an express overnight courier with a reliable system for tracking delivery;

(iii) on the next Business Day when sent by electronic mail with a copy sent by another means specified in this Section 20.4; or

(iv) four (4) Business Days after the day of mailing, when mailed by United States mail, registered or certified mail, return receipt requested and postage prepaid and addressed as follows:

In the case of Capital One:

with copies to:

Capital One Services, Inc. 15000 Capital One Drive Mail Stop 12073-0360 Richmond, VA 23238 Attention: Group Manager, SCM IT Services	Capital One Services, Inc. 1680 Capital One Drive McLean, VA 22102 Attention: Associate General Counsel, Transactions

and

Capital One Services Inc. 15000 Capital One Drive Mail Stop 12076-0360 Richmond, VA 23238 Attention: Director, Helix Program Management

and, in the case of notices of renewal, default, or termination:

Pillsbury Winthrop Shaw Pittman LLP 2300 N Street, NW Washington, DC 20037 Attention: James L. Alberg

In the case of TSYS:

with a copy to:

Total System Services, Inc. Building B-4 1600 First Avenue Columbus, Georgia 31901-1804 Attention: President	Total System Services, Inc Building C-3 1600 First Avenue Columbus, Georgia 31901-1804 Attention: General Counsel

Either party may from time to time change its address or designee for notification purposes by giving the other prior notice of the new address or designee and the date upon which it will become effective.

20.5	Counterparts

This Agreement may be executed in several counterparts, each of which shall be considered an original but all of which taken together shall constitute but one and the same agreement.

20.6	Relationship of Parties

In furnishing the Services, TSYS is acting as an independent contractor, and (subject to the express provisions of this Agreement) TSYS has the sole right and obligation to supervise, manage, contract, direct, procure, perform or cause to be performed, all work to be performed by TSYS under this Agreement. No contract of agency and no joint venture is intended to be created hereby. TSYS is not an agent of Capital One and has no authority to represent Capital One as to any matters, except as expressly authorized in this Agreement. Neither party’s employees shall be deemed employees of the other party and the actual employer shall be responsible for reporting and payment of all wages, unemployment, social security and other payroll taxes, including contributions from them when required by law. Capital One does not and shall not have actual, potential, or any other control over TSYS or its employees.

20.7	Severability

If any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a competent authority, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with Applicable Law. The remainder of this Agreement shall remain in full force and effect.

20.8	Consents and Approval

Except where expressly provided that consent may be arbitrarily withheld by or an act is in the discretion of a party, where approval, acceptance, consent, or similar action by either party is required under this Agreement, such action shall not be unreasonably delayed or withheld. An approval or consent given by a party under this Agreement shall not relieve the other party from responsibility for complying with the requirements of this Agreement, nor shall it be construed as a waiver of any rights under this Agreement, except as and to the extent otherwise expressly provided in such approval or consent. Except as otherwise expressly provided herein, a party’s failure to insist in any one or more instances upon strict performance of any provision of the Agreement, or failure or delay to take advantage of any of its rights or remedies under this Agreement, or failure to notify the other party of any breach, violation, or default, shall not be construed as a waiver or construction of any such performance, provision, rights, breach, violation, or default either then or in the future or the relinquishment of any of its rights and remedies.

20.9	Waiver of Default; Cumulative Remedies

(a) Except as otherwise expressly provided herein, a delay or omission by either party to exercise any right or power under this Agreement shall not be construed to be a waiver thereof. A waiver by either of the parties of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained.

(b) Except as otherwise expressly provided herein, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law or in equity.

20.10	Survival

Any provision of this Agreement that contemplates performance or observance subsequent to termination or expiration of this Agreement shall survive termination or expiration of this Agreement and continue in full force and effect.

20.11	Public Disclosures

(a) All media releases, public announcements and public disclosures by either party relating to this Agreement or the subject matter of this Agreement, including promotional or marketing material, but not including announcements intended solely for internal distribution or disclosures to the extent required to comply with Applicable Law beyond the reasonable control of the disclosing party, shall be coordinated with and approved by the other party prior to release.

(b) If a party determines that disclosure is required to comply with Applicable Law it shall promptly inform the other party and coordinate such disclosure with the other party. The disclosing party shall limit disclosure to that which is necessary and shall give due consideration to comments the other party and its counsel provide regarding the nature of the disclosure.

(c) Notwithstanding the foregoing, in proposals and other limited distribution marketing materials TSYS may list Capital One as a customer and describe in general terms the services provided by TSYS under this Agreement.

20.12	Service Marks

Without limiting disclosures permitted by Section 20.11, without prior written consent (which may be arbitrarily withheld and if granted revoked), neither party shall use the name, service marks, or trademarks of the other.

20.13	Third Party Beneficiaries

Except as provided in Sections [***] and [***], this Agreement is entered into solely between, and may be enforced only by, Capital One and TSYS, and this Agreement shall not be deemed to create any rights in third parties, including suppliers and customers of a party, or to create any obligations of a party to any such third parties.

20.14	Nonsolicitation of Employees

Subject to Section [***], from the Effective Date until [***] months after termination of this Agreement neither party shall directly or indirectly solicit or seek to procure, without the prior written consent of the other party: (i) in the case of Capital One, the employment of TSYS’ employees engaged in the provision of the Services during the period they are so engaged and for [***] months thereafter; and (ii) in the case of TSYS, Capital One’s employees engaged in the provision of its information systems during the period they are so engaged and for [***] months thereafter, except neither party shall be precluded from hiring any such employee who (A) initiates discussions regarding such employment without any direct or indirect solicitation by it; (B) responds to any public advertisement placed by it; or (C) has been terminated by the other party prior to commencement of employment discussions between it and such employee.

20.15	Covenant of Good Faith and Fair Dealing

Each party, in its respective dealings with the other party under or in connection with this Agreement, shall act in good faith and with fair dealing.

20.16	Entire Agreement; Amendment

This Agreement, including any Schedules and Exhibits referred to herein and attached hereto, each of which is incorporated herein for all purposes, constitutes the entire agreement between the parties with respect to the subject matter contained in this Agreement and supersedes all prior agreements, whether written or oral, with respect to such subject matter, including the Confidentiality Agreement dated May 27, 2004 and Letter of Intent dated October 19, 2004. Neither the course of dealings between the parties nor trade practices shall act to modify, vary, supplement, explain, or amend this Agreement. If either party issues any purchase order, terms or conditions, or other form, it shall be deemed solely for the administrative convenience of that party and not binding on the other party, even if acknowledged or acted upon. No change, waiver, or discharge hereof shall be valid unless in writing and signed by an authorized representative of the party against which such change, waiver or discharge is sought to be enforced. There are no promises, representations, warrantees, or other commitments relied upon by either party that are not expressly set forth herein.

IN WITNESS WHEREOF, the parties have each caused this Agreement to be signed and delivered by its duly authorized officer, each as of the Effective Date.

TOTAL SYSTEM SERVICES, INC.		CAPITAL ONE SERVICES, INC.

By:	/s/ Philip Tomlinson	By:	/s/ Robert M. Alexander

Name:	Philip Tomlinson	Name:	Robert M. Alexander

Title:	Chief Executive Officer	Title:	Senior Vice President, Marketing and Analysis